EXHIBIT 10.25

                           ABLE TELCOM HOLDING CORP.

                              --------------------

                         SECURITIES PURCHASE AGREEMENT

                          DATED AS OF JANUARY 6, 1998

        $10,000,000 12% SENIOR SUBORDINATED NOTES DUE JANUARY 6, 2005

                   409,505 WARRANTS TO PURCHASE COMMON STOCK

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                               TABLE OF CONTENTS

                                                                           PAGE
1.    PURCHASE AND SALE OF SECURITIES......................................  1
      1.1   Issue of Securities by the Company.............................  1
      1.2   The Closing....................................................  2
      1.3   Original Issue Discount........................................  2

2.    WARRANTIES AND REPRESENTATIONS OF THE COMPANY........................  3
      2.1   Nature of Business.............................................  3
      2.2   Financial Statements; Debt; Material Adverse Change............  3
      2.3   Subsidiaries and Affiliates....................................  4
      2.4   Title to Properties............................................  4
      2.5   Taxes..........................................................  5
      2.6   Pending Litigation.............................................  5
      2.7   Corporate Organization and Authority...........................  6
      2.8   Charter Instruments, Other Agreements..........................  6
      2.9   Restrictions on the Company....................................  6
      2.10  Compliance with Law............................................  7
      2.11  Pension Plans..................................................  7
      2.12  Environmental Compliance.......................................  8
      2.13  Due Authorization; Enforceability..............................  9
      2.14  Governmental Consent to Sale of Purchased Securities...........  9
      2.15  Hart-Scott-Rodino Compliance................................... 10
      2.16  No Defaults.................................................... 10
      2.17  Private Offering of Purchased Securities....................... 10
      2.18  Use of Proceeds................................................ 11
      2.19  Capitalization................................................. 11
      2.20  Solvency....................................................... 12
      2.21  Full Disclosure................................................ 13

3.    REPRESENTATIONS OF THE PURCHASER..................................... 13
      3.1   Purchase for Investment........................................ 13
      3.2   ERISA.......................................................... 13

4.    CLOSING CONDITIONS................................................... 15
      4.1   Opinions of Counsel............................................ 15
      4.2   Warranties and Representations True; Compliance................ 15
      4.3   Officers' Certificates......................................... 16
      4.4   Legality....................................................... 16
      4.5   Financing Documents............................................ 16
      4.6   Reservation of Shares.......................................... 16
      4.7   Certain Consents and Actions................................... 16
      4.8   Private Placement Numbers...................................... 17
      4.9   Fees and Expenses.............................................. 17
      4.10  Other Purchasers............................................... 17

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                           TABLE OF CONTENTS (CONT.)

                                                                           PAGE

      4.11  Proceedings Satisfactory....................................... 17

5.    INTERPRETATION OF THIS AGREEMENT..................................... 17
      5.1   Terms Defined.................................................. 17
      5.2   Other Definitions.............................................. 20
      5.3   Section Headings and Table of Contents and Construction........ 20
      5.4   Governing Law.................................................. 20

6.    MISCELLANEOUS........................................................ 21
      6.1   Communications................................................. 21
      6.2   Reproduction of Documents...................................... 21
      6.3   Survival....................................................... 21
      6.4   Successors and Assigns......................................... 22
      6.5   Amendment and Waiver........................................... 22
      6.6   Expenses....................................................... 22
      6.7   Waiver of Jury Trial; Consent to Jurisdiction; Etc............. 22
      6.8   Indemnification of Each Purchaser.............................. 23
      6.9   Entire Agreement............................................... 24
      6.10  Execution in Counterpart....................................... 24

Annex 1     --    Information as to Purchasers
Annex 2     --    Payment Instructions at Closing; Address of Company for
                  Notices
Annex 3     --    Information as to Company

Exhibit 1.1(a)    --    Form of Note Agreement
Exhibit 1.1(b)    --    Form of Warrant Agreement
Exhibit 4.1(a)    --    Form of Opinion of Company Counsel
Exhibit 4.1(b)    --    Form of Opinion of Purchasers' Counsel
Exhibit 4.3(a)    --    Form of Officers' Certificate
Exhibit 4.3(b)    --    Form of Secretary's Certificate

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                           ABLE TELCOM HOLDING CORP.

                         SECURITIES PURCHASE AGREEMENT

        $10,000,000 12% SENIOR SUBORDINATED NOTES DUE JANUARY 6, 2005

                   409,505 WARRANTS TO PURCHASE COMMON STOCK

                                                   Dated as of January 6, 1998

[SEPARATELY ADDRESSED TO EACH OF THE
 PURCHASERS LISTED ON ANNEX 1 HERETO]

Ladies and Gentlemen:

      ABLE TELCOM HOLDING CORP. (together with any successors and assigns who become such in accordance herewith, the "COMPANY"), a Florida corporation, hereby agrees with you as set forth below.

1.    PURCHASE AND SALE OF SECURITIES.

      1.1   ISSUE OF SECURITIES BY THE COMPANY.

            (A) ISSUE OF NOTES. The Company will authorize the issue of Ten Million Dollars ($10,000,000) in aggregate principal amount of its twelve percent (12%) Senior Subordinated Notes due January 6, 2005 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with the Note Agreement, collectively, the "NOTES"). The Notes shall be issued pursuant to a Note Agreement (as may be amended, restated or otherwise modified from time to time, the "NOTE AGREEMENT") in the form of Exhibit 1.1(a). The Notes shall be in the form of Attachment A to the Note Agreement, and shall have the terms as provided in the Note Agreement and in the Notes.

            (B) ISSUE OF WARRANTS. The Company will authorize the issue of an aggregate of four hundred nine thousand five hundred five (409,505) Warrants (the "WARRANTS") to purchase shares of Common Stock. The Warrants shall be issued pursuant to a Warrant Agreement (as may be amended, restated or otherwise modified from time to time, the "WARRANT AGREEMENT") in the form of Exhibit 1.1(b). The certificates representing the Warrants (the "WARRANT CERTIFICATES") shall be in the form of Attachment A to the Warrant Agreement, and the Warrants shall have the terms

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provided in the Warrant Certificates and the Warrant Agreement.

      1.2   THE CLOSING.

            (A) PURCHASE AND SALE OF PURCHASED SECURITIES. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 and the aggregate amount of Warrants set forth below your name on Annex 1, at an aggregate purchase price for such Notes and Warrants equal to one hundred percent (100%) of the principal amount of Notes to be purchased.

            (B) THE CLOSING. The closing (the "CLOSING") of the sale of the Purchased Securities will be held at 10:00 a.m., local time, on January 6, 1998, or such other time and date as the Other Purchasers, the Company and you shall agree (the "CLOSING DATE"), at the office of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103. At the Closing:

                  (i) the Company will deliver to you one or more Notes (if any, as set forth below your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and registered in the name of the holder indicated on Annex 1; and

                  (ii) the Company will deliver to you one or more Warrant
            Certificates (if any, as set forth below your name on Annex 1), representing the number of Warrants indicated on such Annex 1 and registered in the name of the holder indicated on Annex 1;

      against payment by federal funds wire transfer in immediately available funds of the purchase price therefor, as directed by the Company on Annex 2, which shall be an account at a bank located in the United States of America.

            (C) OTHER PURCHASERS. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Securities Purchase Agreement identical (except for the name and signature of the purchaser) to this Agreement (this Agreement and such other separate Securities Purchase Agreements, each as from time to time amended or modified, being herein sometimes referred to as the "SECURITIES PURCHASE AGREEMENTS") with each other purchaser (individually, an "OTHER PURCHASER," and collectively, the "OTHER PURCHASERS") listed on Annex 1, providing for the sale to each Other Purchaser of the Purchased Securities set forth below its name on such Annex. The sales of the Purchased Securities to you and to each Other Purchaser are separate sales.

      1.3 ORIGINAL ISSUE DISCOUNT. You and the Company agree that any original issue

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discount attributable, as a result of the delivery of the Warrants, to any Note issued by the Company in accordance with the terms and conditions of this Agreement is less than the product of:

            (a) one-quarter of one percent (0.25%) of the stated redemption price at maturity (as such term is defined in Section 1273(a) of the IRC) of such Note; MULTIPLIED BY

            (b) the number of complete years to maturity of such Note.

You and the Company agree to use the foregoing for all United States federal, state and local income tax purposes with respect to the transactions contemplated by the Financing Documents. You and the Company acknowledge that such original issue discount represents the Fair Market Value of such Warrants as of the Closing Date.

2.    WARRANTIES AND REPRESENTATIONS OF THE COMPANY

      To induce you to enter into this Agreement and to purchase and pay for the Purchased Securities to be delivered to you at the Closing, the Company warrants and represents, as of the Closing Date, as follows:

      2.1 NATURE OF BUSINESS. The Offering Memorandum describes correctly in all material respects the general nature of the business and principal Properties and assets of the Company.

      2.2   FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE.

            (A) FINANCIAL STATEMENTS. The Company has provided you with the financial statements of the Company contained in the Offering Memorandum (and those described on PART 2.2(A) OF ANNEX 3). Such financial statements present fairly in all material respects the financial position of the Company and the Subsidiaries on a consolidated basis as of the respective dates specified in such Part and the results of their consolidated operations and cash flows for the respective periods so specified in conformity with GAAP applied on a consistent basis throughout the periods involved, except that the unaudited financial statements contained therein are subject to year-end adjustments and do not reflect the footnotes thereto. You confirm that you have received and have had an opportunity to review the Offering Memorandum and the financial statements, if any, listed on PART 2.2(A) OF ANNEX 3.

            (B) DEBT. PART 2.2(B) OF ANNEX 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date, both before and after giving effect to the transactions contemplated by the Financing Documents, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the

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      outstanding amount, the current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt.

            (C) LIENS. PART 2.2(C) OF ANNEX 3 lists all Liens securing Debt of the Company and the Subsidiaries in existence as of the Closing Date, both before and after giving effect to the transactions contemplated by the Financing Documents, and provides the following information with respect to each Lien: the holder thereof, the outstanding amount of the Debt secured by such Lien and a description of the collateral.

            (D) CONTINGENT OBLIGATIONS. There are no Guaranties or other contingent obligations in respect of which disclosure is required, or for which provision is required to be made, in the consolidated financial statements of the Company and the Subsidiaries in accordance with GAAP, other than those so disclosed, and for which such provision has been made, in the financial statements referred to in Section 2.2(a).

            (E) MATERIAL ADVERSE CHANGE. Since October 31, 1996, there has been no change in the business, operations, profits, financial condition, Properties or business prospects of the Company and the Subsidiaries, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (F) PROJECTIONS. The Company has delivered to you projected financial statements of the Company contained in the Offering Memorandum (collectively, the "PROJECTIONS"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. Such Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of the operations of the Company and the Subsidiaries. No material facts have occurred since the preparation of the Projections that would cause the Projections, taken as a whole, not to be reasonably attainable, and the Company and the Subsidiaries do not have, on the Closing Date, any material obligations (whether accrued, matured, absolute, actual, contingent or otherwise) that are not reflected in the Projections.

            (G) INVESTMENTS. PART 2.2(G) OF ANNEX 3 lists all Investments of the Company and the Subsidiaries outstanding on the Closing Date which, but for clause (h) of the definition of Restricted Investments, would be classified as Restricted Investments in accordance with the provisions of the Note Agreement.

      2.3   SUBSIDIARIES AND AFFILIATES.

            (A) OWNERSHIP OF SUBSIDIARIES. PART 2.3(A) OF ANNEX 3 sets forth for each Subsidiary:

                  (i)   its full legal name;

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                  (ii)  its jurisdiction of incorporation or organization;

                  (iii) the percentage of the Voting Stock of which is held by the Company and each other Subsidiary.

            (B) AFFILIATES. PART 2.3(B) OF ANNEX 3 sets forth the name of each Affiliate (other than members of the families of officers and directors of the Company) and the nature of the affiliation of such Affiliate.

      2.4   TITLE TO PROPERTIES.

            (A) GENERAL. Each of the Company and the Subsidiaries has good and marketable title to all of the Property reflected in the most recent balance sheet referred to in Section 2.2(a) (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not otherwise permitted by provisions of the Note Agreement. Each of the Company and the Subsidiaries has maintained and kept, or caused to be maintained and kept, its respective properties in good repair, working order and condition (ordinary wear and tear excepted), so that the business to be carried on in connection therewith may be properly conducted at all times.

            (B) LEASES. All leases to which any of the Company and the Subsidiaries purport to be a party are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. Each such lease grants to the Company or the Subsidiary party thereto the right to the quiet enjoyment of the premises leased thereunder during the term thereof.

            (C) INTELLECTUAL PROPERTY. Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the licenses, permits, franchises, patents, copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

      2.5   TAXES.

            (A) RETURNS FILED; TAXES PAID. All tax returns required to be filed by the Company, any Subsidiary and each other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have in fact been filed on a timely basis. All taxes, assessments, fees and other governmental charges upon the Company and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such

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      failures to pay that, in the aggregate for all such Persons, could not reasonably be expected to have a Material Adverse Effect. The Company knows of no proposed additional tax assessment against it or any such Person that could reasonably be expected to have a Material Adverse Effect.

            (B) BOOK PROVISIONS ADEQUATE. The amount of the liability for taxes reflected in each of the statements of financial condition referred to in
      Section 2.2(a) is in each case an adequate provision for taxes as of the dates of such statements of financial condition (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

      2.6   PENDING LITIGATION.

            (A) PENDING LITIGATION. There are no proceedings, actions or investigations pending or threatened, against or affecting the Company or any of the Subsidiaries in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

            (B) NO VIOLATIONS. Neither the Company nor any Subsidiary is in violation of any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

      2.7   CORPORATE ORGANIZATION AND AUTHORITY.

      Each of the Company and each Subsidiary:

            (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation;

            (b) has all corporate power and authority necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

            (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

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            (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where it is required to do so, except where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

      2.8   CHARTER INSTRUMENTS, OTHER AGREEMENTS.

      Neither the Company nor any Subsidiary is in violation in any respect of:

            (a)   any term of any charter instrument or bylaw; or

            (b) any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

      2.9   RESTRICTIONS ON THE COMPANY.

      Neither the Company nor any Subsidiary:

            (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, and charter and corporate restrictions, is reasonably likely to have a Material Adverse Effect;

            (b) is a party to any contract or agreement that restricts its right or ability to incur Debt or to issue Rights of the Company, as the case may be, other than the Financing Documents and the agreements listed on
      PART 2.9(B) OF ANNEX 3, none of which, after giving effect to the obtaining of the consent referred to in Section 4.7(a) and the giving of the notice and expiration of the eleven (11) days referred to in Section 4.7(b), restricts the issuance and sale of the Notes or the Warrants or the execution and delivery of, or compliance with this Agreement or the other Financing Documents by the Company; and

            (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the provisions of the Note Agreement.

True, correct and complete copies of each of the agreements, if any, listed on
PART 2.9(B) OF ANNEX 3 have been provided to you.

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      2.10  COMPLIANCE WITH LAW.

      Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      2.11  PENSION PLANS.

            (A) OPERATION OF PLANS; LIABILITIES. The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the IRC, other than such liabilities or Liens as individually or in the aggregate would not have a Material Adverse Effect.

            (B) RELATIONSHIP OF BENEFIT LIABILITIES TO PLAN ASSETS. The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

            (C) WITHDRAWAL LIABILITIES. The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans, other than such liabilities as individually or in the aggregate would not have a Material Adverse Effect.

            (D) POSTRETIREMENT BENEFIT OBLIGATIONS. The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the
      IRC) of the Company will not have a Material Adverse Effect.

            (E) PROHIBITED TRANSACTIONS. The execution and delivery of the Financing

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      Documents and the issuance and sale of the Purchased Securities hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IRC. The representation by the Company in the foregoing sentence is made in reliance upon and subject to the accuracy of your representation in Section 3.2 as to the Sources of the funds used to pay the purchase price of the Purchased Securities to be purchased by you.

            (F) FOREIGN PENSION PLANS. The Company does not have or maintain, and is not required to contribute to, any Foreign Pension Plan.

      2.12  ENVIRONMENTAL COMPLIANCE.

            (A) COMPLIANCE -- Except as disclosed on PART 2.12(A) OF ANNEX 3, each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business or is located, other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

            (B) LIABILITY -- Except as disclosed on PART 2.12(B) OF ANNEX 3, neither the Company nor any Subsidiary has incurred any liability under any Environmental Protection Law that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

            (C) NOTICES -- Except as disclosed on PART 2.12(C) OF ANNEX 3, neither the Company nor any Subsidiary has received any:

                  (i) written notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

                  (ii) written notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties; or

                  (iii) summons, citation, notice, directive, letter, or other written communication from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or any Subsidiary in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any hazardous substance into the environment resulting

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            in any material violation of any Environmental Protection Law;

      which, in any such case, relates to or makes reference to an event or condition which could reasonably be expected to have a Material Adverse Effect.

      2.13  DUE AUTHORIZATION; ENFORCEABILITY.

            (A) SALE OF PURCHASED SECURITIES IS LEGAL AND AUTHORIZED. The issuance, sale and delivery of the Notes and the Warrants by the Company, the execution and delivery by the Company of the Financing Documents and compliance by the Company with all of the provisions of the Financing
      Documents:

                  (i)  is within the corporate powers of the Company; and

                  (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of:

                        (A) any agreement, charter instrument, bylaw or other
                  instrument to which the Company is a party or by which the Company is or may be bound;

                        (B) any order, judgment, decree, or ruling of any court,
                  arbitrator or Governmental Authority applicable to the Company or any of its Property; or

                        (C) any statute or other rule or regulation of any
                  Governmental Authority applicable to the Company or any of its Property.

            (B) OBLIGATIONS ARE ENFORCEABLE. The Company has duly authorized by all necessary action on its part each of the Financing Documents. Each of the Financing Documents has been executed and delivered by one or more duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that:

                  (i) the enforceability thereof may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies; and

                  (ii) rights to indemnity and contribution contained therein may be limited by applicable law or public policy.

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      2.14  GOVERNMENTAL CONSENT TO SALE OF PURCHASED SECURITIES.

            (a) Neither the nature of the Company nor of any of its businesses or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes or the Warrants and the execution and delivery of any Financing Document, nor the performance of the obligations of the Company thereunder, is such as to require a consent, approval or authorization of, or pre-filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition thereto, except for such consents, approvals, authorizations, pre-filings, registrations and qualifications described on PART 2.14(A) OF ANNEX 3, all of which have been obtained on or prior to the Closing Date.

            (b) Each of the issuance and sale of the Notes and the Warrants, the incurrence of the Debt and the other obligations represented thereby, the execution and delivery of the Financing Documents and the performance of the obligations of the Company hereunder and thereunder, by the Company:

                  (i) is not subject to regulation under the Investment Company
            Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts of the United States of America (49 U.S.C.), as amended, or the Federal Power Act, as amended; and

                  (ii) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

      2.15  HART-SCOTT-RODINO COMPLIANCE.

      The Warrants are "convertible voting securities" as such term is defined in 16 C.F.R. '801.1(f)(2) which do not entitle the Purchasers to presently vote in respect of the election of directors of the Company. Assuming that, notwithstanding the fact that the Warrants are not currently exercisable on the Closing Date, the Warrants were all exercised on the Closing Date, the Purchasers as a group would not hold (as such term is defined in 16 C.F.R. '801.1(c)) on the Closing Date either:

            (a) fifteen percent (15%) or more of the total number of shares of the Common Stock of the Company; or

            (b) Common Stock having a Fair Market Value of Fifteen Million Dollars ($15,000,000) or more.

      2.16  NO DEFAULTS.

      No event has occurred and no condition exists that, upon the execution and delivery of the Financing Documents and the issuance and sale of the Purchased Securities, would constitute a Default or an Event of Default.

      2.17  PRIVATE OFFERING OF PURCHASED SECURITIES.

            (A) NUMBER OF OFFEREES. Neither the Company, Bank of America (the only agent, broker or dealer retained by the Company in connection with the sale of the Purchased Securities) nor any other Person acting on behalf of the Company has offered any of the Purchased Securities or any Security of the Company similar to either the Notes or the Warrants for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the number of institutional "accredited investors" (as defined in Regulation D under the Securities Act) (including you) set forth on PART 2.17(A) OF ANNEX 3, each of whom was offered all or a portion of the Purchased Securities at private sale for investment.

            (B) CONDUCT OF SALE. Neither the Company, Bank of America nor any Person acting on behalf of the Company in connection with the transactions contemplated by the Financing Documents (including, without limitation, the offering and sale of the Purchased Securities) has engaged in any conduct or entered into any agreements or understandings so as to subject the transactions contemplated by the Financing Documents to the registration provisions of section 5 of the Securities Act, the provisions of the Trust Indenture Act of 1939, as amended, or the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable state.

      2.18  USE OF PROCEEDS.

            (A) USE OF PROCEEDS. The Company shall apply the proceeds from the sale of the Purchased Securities as specified on PART 2.18(A) OF ANNEX 3.

            (B) MARGIN REGULATIONS. None of the transactions contemplated in any of the Financing Documents (including, without limitation, the use of the proceeds from the sale of the Purchased Securities) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulation G, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

            (C) ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the sale of the Purchased Securities nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

      2.19  CAPITALIZATION.

            (A) CAPITALIZATION. PART 2.19(A) OF ANNEX 3 correctly sets forth, after giving effect to the issuance of the Purchased Securities and the consummation of all other transactions contemplated by this Agreement on the Closing Date:

                  (i) the authorized and outstanding shares of the Capital
            Stock, Rights and other Securities of the Company (specifying the type, class or series of all such Capital Stock and other Securities and whether such Capital Stock and other Securities are voting or non-voting) and, in the case of any Rights, the number of shares of Common Stock into which such Rights are currently exercisable or convertible;

                  (ii) for all such shares of Capital Stock, Rights and other
            Securities of the Company, descriptions of the terms thereof; and

                  (iii) all obligations (contingent or otherwise) of the Company to repurchase or otherwise acquire or retire any shares of Capital Stock or Rights of the Company.

      All such outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in PART 2.19(A) OF ANNEX 3, there are no preemptive rights, subscription rights, or other contractual rights similar in nature to preemptive rights with respect to any Capital Stock of the Company; and none of such rights restricts the issuance and sale of the Warrants, the exercise of the Warrants or issuance of Common Stock thereupon or the execution and delivery of, or compliance with this Agreement or the other Financing Documents by the Company.

            (B) RESERVATION OF COMMON STOCK. The Company has authorized and unissued, and has reserved for issuance, a sufficient number of shares of Common Stock to permit, after giving effect to the transactions contemplated by the Financing Documents, the exercise of all of the Warrants and all other Rights (including, without limitation, the Series A Preferred Stock and Series A Warrants) exercisable or convertible into Common Stock. Each share of Common Stock reserved for issuance upon exercise of the Warrants, when issued, will be fully paid and nonassessable, free and clear of any Lien created by the Company or any Subsidiary and not subject to any preemptive rights, subscription rights, right of first refusal or similar rights in favor of any other Person (including, without limitation, the initial purchasers or holders of the Series A Preferred Stock).

            (C) STOCKHOLDERS AGREEMENTS. Other than the Warrant Agreement and as specified on PART 2.19(C) OF ANNEX 3, there is no other agreement or understanding known to the Company between or among any holders of the Capital Stock or Rights of the Company regarding the Capital Stock of the Company. The Company has provided you with true,accurate and complete copies of all agreements referred to in PART 2.19(C) OF ANNEX 3.

      2.20  SOLVENCY.

            (A) ASSETS GREATER THAN LIABILITIES. The fair value of the business and assets of the Company (and of the Company and the Subsidiaries, on a consolidated basis) exceeds, as of and after giving effect to the transactions consummated on the Closing Date, the liabilities of the Company (including, without limitation, the Notes and all other Debt of the Company (and, as the case may be, of the Company and the Subsidiaries, on a consolidated basis)) as of such time.

            (B) MEETING LIABILITIES. After giving effect to the transactions contemplated by the Financing Documents, the Company (and the Company and the Subsidiaries, on a consolidated basis):

                  (i) will not be engaged in any business or transaction, or about to engage in any business or transaction, for which the Company (or, as the case may be, the Company and the Subsidiaries, on a consolidated basis) has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and section 548 of the Federal Bankruptcy Code); and

                  (ii)  will be able to pay its debts as they mature.

            (C) INTENT. The Company is entering into the Financing Documents with no intent to hinder, delay, or defraud either current creditors or future creditors of the Company.

      2.21  FULL DISCLOSURE.

      Neither the statements made in this Agreement, the Offering Memorandum, the financial statements referred to in Section 2.2, nor any other written statement furnished by or on behalf of the Company to you in connection with the negotiation or the closing of the sale of the Purchased Securities, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein, taken as a whole, not misleading. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

3.    REPRESENTATIONS OF THE PURCHASER

      3.1   PURCHASE FOR INVESTMENT.

      You represent to the Company that you are a financially sophisticated institutional investor that is experienced in financial matters and you are purchasing the Purchased Securities listed on Annex 1 below your name for your own account, or for the account of one or more separate accounts maintained by you, for investment and with no present intention of, or view to, distributing such Purchased Securities or any part thereof except in compliance with the Securities Act, but without prejudice to your right at all times to:

            (a) sell or otherwise dispose of all or any part of the Purchased Securities under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, including a transaction pursuant to Rule 144A; and

            (b) have control over the disposition of all of your assets to the fullest extent required by any applicable law.

      It is understood that, in making the representations set out in Section 2.13(a) and Section 2.14, the Company is relying, to the extent applicable, upon your representation as aforesaid.

      3.2   ERISA.

      You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Purchased Securities:

            (A) GENERAL ACCOUNT -- you are an insurance company and the Source is an "insurance company general account," as such term is defined in DOL Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTCE 95-60) or by the same employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account as determined under PTCE 95-60 (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

            (B)   SEPARATE ACCOUNT -- the Source is a separate account:

                  (I) 10% POOLED SEPARATE ACCOUNT -- that is an insurance
            company pooled separate account, within the meaning of DOL Prohibited Transaction Class Exemption 90-1 (issued January 29,
            1990), and to the extent that there are any plans whose assets in such separate account exceed ten percent (10%) of the assets of such separate account, you have disclosed the names of such plans to the Company in writing; or

                  (II) IDENTIFIED PLAN ASSETS -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the Code) with respect to any plan so identified; or

                  (III) GUARANTIED SEPARATE ACCOUNT -- that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 CFR '2510.3-101(h)(1)(iii)); or

            (C) QPAM -- the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed twenty percent (20%) of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a five percent (5%) or more interest in the Company and:

                  (i) the identity of such QPAM; and

                  (ii) the names of all employee benefit plans whose assets are included in such investment fund

      have been disclosed to the Company in writing; or

            (D)   GOVERNMENTAL PLANS -- the Source is a governmental plan; or

            (E) IDENTIFIED PLANS -- the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing; or

            (F) EXEMPT PLANS -- the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 3.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      It is understood that, in making the representations set out in Section 2.13(a), Section 2.14 and Section 2.11(e), the Company is relying, to the extent applicable, upon your representation as aforesaid.

4.    CLOSING CONDITIONS

      Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Purchased Securities, are subject to the following conditions precedent, and the failure by the Company to satisfy all such conditions shall relieve you, at your election, of all such obligations.

      4.1   OPINIONS OF COUNSEL.

      You shall have received from

            (a)   Holland & Knight, LLP, special counsel for the Company; and

            (b)   Hebb & Gitlin, your special counsel;

closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibit 4.1(a) and Exhibit 4.1(b) and as to such other matters as you may reasonably request. This Section 4.1 shall constitute direction by the Company to such counsel named in Section 4.1(a) to deliver such closing opinion to you.

      4.2   WARRANTIES AND REPRESENTATIONS TRUE; COMPLIANCE.

            (A) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations contained in Section 2 shall be true on the Closing Date with the same effect as though made on and as of that date.

            (B) COMPLIANCE WITH THIS AGREEMENT AND FINANCING DOCUMENTS. The Company shall have performed and complied with all agreements and conditions contained herein and in the other Financing Documents that are required to be performed or complied with by the Company on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

      4.3   OFFICERS' CERTIFICATES.

      You shall have received:

            (A) OFFICERS' CERTIFICATE -- a certificate dated the Closing Date and signed (on behalf of the Company) by two (2) Senior Officers of the Company, substantially in the form of Exhibit 4.3(a); and

            (B) SECRETARY'S CERTIFICATE -- a certificate dated the Closing Date and signed (on behalf of the Company) by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit 4.3(b).

      4.4   LEGALITY.

      The Notes and the Warrants shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and the acquisition thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

      4.5   FINANCING DOCUMENTS.

            (A) NOTE AGREEMENT; NOTES. The Company shall have executed and delivered to each Purchaser the Note Agreement. The Company shall have issued to each such Purchaser Notes in the respective principal amounts set forth below such Purchaser's name on Annex 1.

            (B) WARRANT AGREEMENT. The Company shall have executed and delivered to each Purchaser the Warrant Agreement. The Company shall have issued to each such Purchaser Warrants in the respective amounts set forth below such Purchaser's name on Annex 1.

      4.6 RESERVATION OF SHARES. The shares of Common Stock issuable upon exercise of each Warrant shall have been duly authorized and reserved for issuance.

      4.7   CERTAIN CONSENTS AND ACTIONS.

            (A) SENIOR AGENT. The Senior Agent and the Company shall have executed and delivered to you and each of the Other Purchasers a letter, in form and substance acceptable to you, consenting to the transactions contemplated by the Financing Documents, permitting the Company to incur and have outstanding the indebtedness and all other obligations in respect of the Note Agreement, the Warrant Agreement and the Notes, the issuance and sale of the Notes and the Warrants and the issuance of Common Stock to the holders of the Warrants upon exercise of the Warrants, and waiving any default or event of default which might have occurred by virtue of the execution and delivery of this Agreement and the other Financing Documents.

            (B) SERIES A INVESTORS. The Company has given notice to each of the Series A Investors of its intended offering to you and the Other Purchasers of the Warrants, and of the shares of Common Stock issuable upon exercise of the Warrants, as required by section 5 of the Series A Purchase Agreement, offering to sell all or a portion of such Warrants and Common Stock to the Series A Investors. At least eleven (11) days has elapsed since the receipt by each such Series A Investor of such notice, and no Series A Investor has accepted such offer. You, each Other Purchaser and your special counsel shall have received a certificate, executed by a Senior Officer of the Company, attesting to such facts and attaching a copy of such notice.

      4.8   PRIVATE PLACEMENT NUMBERS.

      The Company shall have obtained or caused to be obtained private placement numbers for the Notes and the Warrants from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc. and you shall have been informed of such private placement numbers. The Company shall have informed the Purchasers in writing of the CUSIP number for the Common Stock.

      4.9   FEES AND EXPENSES.

      All fees and disbursements required to be paid pursuant to Section 6.6 shall have been paid in full.

      4.10  OTHER PURCHASERS.

      None of the Other Purchasers shall have failed to execute and deliver a Note Agreement, the Warrant Agreement or any other Financing Document to be executed and delivered by it, or to accept delivery of or make payment for the Purchased Securities.

      4.11  PROCEEDINGS SATISFACTORY.

      All proceedings taken in connection with the issuance and sale of the Purchased Securities and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

5.    INTERPRETATION OF THIS AGREEMENT

      5.1   TERMS DEFINED.

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      AGREEMENT, THIS -- means this Securities Purchase Agreement, as it may be amended, restated or otherwise modified from time to time.

      CLOSING -- Section 1.2(b).

      CLOSING DATE -- Section 1.2(b).

      COMPANY -- has the meaning specified in the introductory sentence.

      ENVIRONMENTAL PROTECTION LAW -- means any law, statute or regulation enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials and any applicable orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

      FINANCING DOCUMENTS -- means and includes this Agreement, the identical Securities Purchase Agreements executed by the Other Purchasers, the Note Agreement, the Notes, the Warrant Agreement, the Warrants, the Warrant Certificates and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

      GOVERNMENTAL AUTHORITY -- means:

            (a)   the government of:

                  (i) the United States of America and any state or other political subdivision thereof; or

                  (ii) any other jurisdiction in which the Company or any
            Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of, the Company or any such Subsidiary; and

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      HAZARDOUS MATERIAL -- means all or any of the following:

            (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Protection Laws as "hazardous substances",

      "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP toxicity" or "EP toxicity";

            (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

            (c) any flammable substances or explosives or any radioactive materials;

            (d) asbestos or urea formaldehyde in any form; and

            (e) dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

      NOTE AGREEMENT -- Section 1.1(a).

      NOTES -- Section 1.1(a).

      OTHER PURCHASERS -- Section 1.2(c).

      PROJECTIONS -- Section 2.2(f).

      PTCE 95-60 C Section 3.2(a).

      PURCHASED SECURITIES -- means the Notes and the Warrants to be purchased by the Purchasers pursuant to Section 1.2 of this Agreement.

      PURCHASERS -- means you and the Other Purchasers.

      QPAM EXEMPTION -- means Prohibited Transaction Class Exemption 84-14 issued by the DOL.

      RULE 144A -- means Rule 144A promulgated under the Securities Act, 17 C.F.R. '230.144A, as such rule may be amended from time to time.

      SECURITIES PURCHASE AGREEMENT -- Section 1.2(c).

      SERIES A INVESTORS C means Credit Suisse First Boston Corporation and Silverton International Fund Limited.

      SERIES A PREFERRED STOCK C means the Series A Convertible Preferred Stock, par value $.10 per share, of the Company.

      SERIES A PURCHASE AGREEMENT C means the Series A Preferred Stock Purchase Agreement, dated as of December 20, 1996, among the Company and the Series A Investors.

      SERIES A WARRANTS - means the warrants to purchase shares of Common Stock issued to the purchasers of the Series A Preferred Stock in connection with the issuance of the Series A Preferred Stock.

      SOURCE -- Section 3.2.

      WARRANT AGREEMENT -- Section 1.1(b).

      WARRANT CERTIFICATES -- Section 1.1(b).

      WARRANTS -- Section 1.1(b).

      5.2   OTHER DEFINITIONS.

      The following terms shall have the respective meanings ascribed to such terms in the Note Agreement:

            Affiliate                     Lien
            Bank of America               Material Adverse Effect
            Capital Stock                 Multiemployer Plan
            Common Stock                  Offering Memorandum
            Debt                          Person
            Default                       Plan
            DOL                           Property
            ERISA                         Restricted Investment
            ERISA Affiliate               Rights
            Event of Default              Securities Act
            Exchange Act                  Security
            Fair Market Value             Senior Agent
            Foreign Pension Plan          Senior Officer
            GAAP                          Subsidiary
            Investments                   Voting Stock
            IRC

      5.3   SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

            (A) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

            (B) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

      5.4   GOVERNING LAW.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.    MISCELLANEOUS

      6.1   COMMUNICATIONS.

            (A) METHOD; ADDRESS. All communications hereunder shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each Purchaser. Communications to the Purchasers shall be addressed as set forth on Annex 1.

            (B) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

            (C) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 6.1, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby shall be delivered in the manner provided in Section 6.7(c).

      6.2   REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by you at the closing of your purchase of the Purchased Securities (except the Purchased Securities themselves), and financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by the Company or any Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each Purchaser may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 6.2 shall prohibit the Company or any Purchaser from contesting the accuracy or validity of any such reproduction.

      6.3   SURVIVAL.

      All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of the Company hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Purchased Securities regardless of any investigation made by you or on your behalf. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms hereof shall constitute warranties and representations by the Company hereunder.

      6.4   SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Purchasers and their successors and assigns, and shall be enforceable by any such Purchaser, successor or assignee whether or not an express assignment of rights hereunder shall have been made by you or your successor or assign. Anything contained in this Section 6.4 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all Purchasers.

      6.5   AMENDMENT AND WAIVER.

      This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and you.

      6.6   EXPENSES.

      Whether or not the Notes and the Warrants are sold, the Company shall pay, at the Closing (if the Notes and the Warrants are sold, and otherwise upon receipt of any statement or invoice therefor), all reasonable fees, expenses and costs incurred by you relating hereto, including, without limitation, the statement presented at the Closing by your special counsel for reasonable fees and disbursements incurred in connection herewith, each additional statement for reasonable fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the Closing in connection with the issuance of the Notes and the Warrants, and all expenses incurred by you or on your behalf or the Company's behalf in complying with each of the conditions to the Closing set forth in Section 4. Whether or not the Notes and the Warrants are sold, the Company shall pay, and shall hold you harmless against, all fees due and owing Bank of America in connection with the offering of the Notes and the Warrants and any and all investment banking services rendered in connection therewith, including, without limitation, those set forth in the letter agreement dated as of August 18, 1997 between the Company and Bank of America.

      6.7   WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

            (A) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

            (B) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY A PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (C) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

            (D) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PURCHASER TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

      6.8   INDEMNIFICATION OF EACH PURCHASER.

      From and at all times after the date of this Agreement, and in addition to all of your other rights and remedies against the Company, the Company agrees to indemnify and hold harmless you and each of your directors, officers, employees, agents, investment advisors and affiliates against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against you or any such director, officer, employee, agent, investment advisor or affiliate, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder, whether or not you or any such director, officer, employee, agent, investment advisor or affiliate is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; PROVIDED, HOWEVER, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party or breach by such indemnified party of its own representations, warranties or other obligations under this Agreement. All of your foregoing losses, damages, costs and expenses shall be payable as and when incurred upon the demand of the indemnified party. The obligations of the Company and your rights under this Section 6.8 shall survive the termination of this Agreement To the extent but solely to the extent which you or any of your directors, officers, employees, agents, investment advisors and affiliates actually has received payment in cash on behalf of the Company under any liability insurance policy maintained by the Company, the Company shall not be required to make payment of such amount, but shall remain fully liable in respect of any excess over such amount actually received.

      6.9   ENTIRE AGREEMENT.

      This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

      6.10  EXECUTION IN COUNTERPART.

      This Agreement may be executed in two or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

    [Remainder of page intentionally blank.  Next page is signature page.]

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                          Very truly yours,

                                          ABLE TELCOM HOLDING CORP.

                                          By:____________________________
                                             Name:
                                             Title:

Accepted:

[SEPARATELY EXECUTED BY EACH
 OF THE FOLLOWING PURCHASERS]

                                    ANNEX 1
                         INFORMATION AS TO PURCHASERS

===============================================================================
PURCHASER NAME              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
===============================================================================
Name in which Note and      JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
Warrants are Registered
===============================================================================
Note Registration Number;   R-1: $2,000,000
Principal Amount of Note    R-2: $4,500,000

Warrant Certificate         WR-1: 81,901 Warrants
Registration Number;        WR-2: 184,277 Warrants
Number of Warrants
===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company
                            200 Clarendon Street
                            Boston, MA  02117
                            Attention: Marie Mazzulli
                                       Investment Accounting Division T-10
===============================================================================
Other Instructions          Signature Page Format:

                            JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                            By___________________________
                              Name:
                              Title:
===============================================================================
Instructions re: Delivery   Law Department of Purchaser
of Note and Warrant
Certificate
===============================================================================
Tax Identification Number   04-1414660
===============================================================================

                                   Annex 1-1

                                    ANNEX 1
                      INFORMATION AS TO PURCHASERS (CONT.)

===============================================================================
PURCHASER NAME              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
===============================================================================
Name in which Note and      JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
Warrants are Registered
===============================================================================
Note Registration Number;   R-3: $500,000
Principal Amount of Note

Warrant Certificate         WR-3: 20,475 Warrants
Registration Number;
Number of Warrants
===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company
                            200 Clarendon Street
                            Boston, MA 02117
                            Attention: Marie Mazzulli
                                       Securities Accounting Division T-10
===============================================================================
Other Instructions          Signature Page Format:

                            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                            By___________________________
                              Name:
                              Title:
===============================================================================
Instructions re: Delivery   Law Department of Purchaser
of Note and Warrant
Certificate
===============================================================================
Tax Identification Number   04-2664016
===============================================================================

                                   Annex 1-2

                                    ANNEX 1
                      INFORMATION AS TO PURCHASERS (CONT.)

===============================================================================
PURCHASER NAME              SIGNATURE 1A (CAYMAN), LTD.
===============================================================================
Name in which Note and      BARNETT & CO
Warrants are Registered
===============================================================================
Note Registration Number;   R-4: $3,000,000
Principal Amount of Note

Warrant Certificate         WR-4: 122,852 Warrants
Registration Number;
Number of Warrants
===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company,
                            Portfolio Advisor
                            200 Clarendon Street
                            Boston, MA 02117
                            Attention: George H. Braun
                                       Bond and Corporate Finance Group, T-57
===============================================================================
Other Instructions          Signature Page Format:

                            SIGNATURE 1A (CAYMAN), LTD.
                            By:  John Hancock Mutual Life Insurance
                                   Company, Portfolio Advisor

                            By:___________________________
                               Name:
                               Title:
===============================================================================
Instructions re: Delivery   Bankers Trust Company, as Indenture Trustee
of Note and Warrant         for Signature 1A (Cayman), Ltd. Account #98016
Certificate                 14 Wall Street, 4th Floor, Window 62
                            New York, New York  10005
===============================================================================
Tax Identification Number   None
===============================================================================

                                   Annex 1-3

                                    ANNEX 2

                       PAYMENT INSTRUCTIONS AT CLOSING;
                        ADDRESS OF COMPANY FOR NOTICES;

PAYMENT INSTRUCTIONS AT CLOSING:

Suntrust Bank, South Florida, N.A.
ABA # 067006076 f/b/o Able Telcom Holding Corp.
Account # 0417006228490

ADDRESS OF COMPANY FOR NOTICES:

1601 Forum Place, Suite 1110
West Palm Beach, Florida  33401
Attention:  Gerry W. Hall
            Chief Executive Officer
            and President
            Billy V. Ray, Jr.
            Chief Financial Officer
Telephone:  561-688-0400
Facsimile:  561-688-0455

                                   Annex 2-1

                                     ANNEX 3
                            INFORMATION AS TO COMPANY

[Separately provided by the Company]

                                   Annex 3-1

                                                                  EXHIBIT 1.1(A)

                           [FORM OF NOTE AGREEMENT]


                           ABLE TELCOM HOLDING CORP.


                                NOTE AGREEMENT


                          DATED AS OF JANUARY 6, 1998


         $10,000,000 12% SENIOR SUBORDINATED NOTES DUE JANUARY 6, 2005

                               TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)
                                                                            PAGE
                                                                            ----

1.    PAYMENTS.............................................................  1
      1.1   Interest Payment...............................................  1
      1.2   Required Principal Payments....................................  1
      1.3   Optional Principal Payments....................................  1
      1.4   Special Optional Principal Payments............................  3
      1.5   Offer to Pay Upon Change in Control............................  3
      1.6   Delivery of Notes in Payment of Warrant Purchase Price.........  7
      1.7   Payments Among Noteholders.....................................  7
      1.8   Notation of Notes on Payment...................................  7
      1.9   No Other Payments of Principal; Acquisition of Notes...........  8
      1.10  Manner of Payments.............................................  8

2.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................  9
      2.1   Registration of Notes..........................................  9
      2.2   Exchange of Notes..............................................  9
      2.3   Replacement of Notes...........................................  9
      2.4   Issuance Taxes................................................. 10
      2.5   Registrar...................................................... 10

3.    GENERAL COVENANTS.................................................... 11
      3.1   Payment of Taxes and Claims.................................... 11
      3.2   Maintenance of Properties; Corporate Existence; etc............ 11
      3.3   Payment of Notes and Maintenance of Office..................... 12
      3.4   Pension Plans.................................................. 12
      3.5   Private Offering............................................... 13

4.    FINANCIAL COVENANTS.................................................. 13
      4.1   Mergers and Consolidations..................................... 13
      4.2   Disposition of Assets, Restricted Subsidiary Stock............. 14
      4.3   Liens.......................................................... 18
      4.4   Net Worth...................................................... 21
      4.5   Fixed Charge Coverage.......................................... 21
      4.6   Total Debt..................................................... 21
      4.7   Senior Debt.................................................... 21
      4.8   Restricted Payments and Restricted Investments................. 21
      4.9   Seniority to Future Subordinated Debt.......................... 23
      4.10  Designation of Subsidiaries.................................... 23
      4.11  Line of Business............................................... 24
      4.12  Transactions with Affiliates................................... 24

5.    REPORTING COVENANTS.................................................. 24
      5.1   Financial and Business Information............................. 24
      5.2   Officer's Certificates......................................... 28
      5.3   Accountants' Certificates...................................... 28

                                Exhibit 1.1(a)-i

                             (NOT PART OF AGREEMENT)


      5.4   Inspection..................................................... 28

6.    EVENTS OF DEFAULT.................................................... 29
      6.1   Events of Default.............................................. 29
      6.2   Default Remedies............................................... 31
      6.3   Annulment of Acceleration of Notes............................. 32

7.    SUBORDINATION........................................................ 33
      7.1   General........................................................ 33
      7.2   Insolvency..................................................... 33
      7.3   Proofs of Claim................................................ 33
      7.4   Acceleration of Senior Debt.................................... 34
      7.5   Payment Default in Respect of Senior Debt...................... 34
      7.6   Significant Nonpayment Default in Respect of Senior Debt....... 34
      7.7   Standstill..................................................... 35
      7.8   Turnover of Payments........................................... 36
      7.9   Subordination Unaffected by Certain Events..................... 36
      7.10  Waiver and Consent............................................. 37
      7.11  Reinstatement of Subordination................................. 37
      7.12  Obligations Not Impaired....................................... 37
      7.13  Payment of Senior Debt; Subrogation............................ 37
      7.14  Reliance of Holders of Senior Debt............................. 38
      7.15  Identity of Holders of Senior Debt............................. 38
      7.16  Amendments to Senior Credit Facility........................... 38

8.    INTERPRETATION OF THIS AGREEMENT..................................... 38
      8.1   Terms Defined.................................................. 38
      8.2   Accounting Principles.......................................... 62
      8.3   Directly or Indirectly......................................... 63
      8.4   Section Headings and Table of Contents and Construction........ 63
      8.5   Governing Law.................................................. 64
      8.6   General Interest Provisions.................................... 64

9.    MISCELLANEOUS........................................................ 65
      9.1   Communications................................................. 65
      9.2   Reproduction of Documents...................................... 66
      9.3   Survival; Entire Agreement..................................... 66
      9.4   Successors and Assigns......................................... 66
      9.5   Amendment and Waiver........................................... 67
      9.6   Expenses....................................................... 68
      9.7   Waiver of Jury Trial; Consent to Jurisdiction; Etc............. 69
      9.8   Execution in Counterpart....................................... 70

Annex 1      -- Addresses of Purchasers

                               Exhibit 1.1(a)-ii

Annex 2      -- Address of Company; Name and Address of Note Registrar

Attachment A -- Form of Note

                               Exhibit 1.1(a)-iii

                                NOTE AGREEMENT

      NOTE AGREEMENT, dated as of January 6, 1998, among ABLE TELCOM HOLDING CORP., a Florida corporation (together with its successors and assigns, the "COMPANY"), and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY and SIGNATURE 1A (CAYMAN), LTD. (together with their respective successors and assigns, the "PURCHASERS").

                                   RECITALS

      WHEREAS, pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, Ten Million Dollars ($10,000,000) in aggregate principal amount of the Notes; and

      WHEREAS, the Company and the Purchasers wish to enter into this Agreement to govern the terms of the Notes;

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:


1.    PAYMENTS

      1.1   INTEREST PAYMENT.

      Interest on the Notes shall be computed and paid in the manner and on the dates provided in the Notes.

      1.2   REQUIRED PRINCIPAL PAYMENTS.

      The Company shall pay, and there shall become due and payable, Five Million Dollars ($5,000,000) in principal amount of the Notes on January 6, 2004 at one hundred percent (100%) of the principal amount paid, together with interest accrued thereon to the date of payment. The entire principal of the Notes remaining outstanding on January 6, 2005, together with interest accrued thereon, shall become due and payable on such date. The payment required to be made on January 6, 2004 and the payment required to be made at maturity on January 6, 2005 are each hereinafter referred to as a "REQUIRED PRINCIPAL PAYMENT."

                                Exhibit 1.1(a)-1

      1.3   OPTIONAL PRINCIPAL PAYMENTS.

            (a) OPTIONAL PRINCIPAL PAYMENTS WITH PREPAYMENT COMPENSATION AMOUNT. The Company may pay the principal amount of the Notes in whole or in part, on any date in multiples of Five Hundred Thousand Dollars ($500,000) (or, if the aggregate outstanding principal amount of the Notes is less than Five Hundred Thousand Dollars ($500,000) at such time, then such principal amount), together with:

                  (i) an amount equal to the Prepayment Compensation Amount due at such time in respect of the principal amount of the Notes being so paid; and

                  (ii) interest on such principal amount then being paid accrued to the payment date.

            (b) NOTICE OF OPTIONAL PAYMENT. The Company will give notice of any optional payment of the Notes pursuant to this Section 1.3 to each holder of Notes not less than thirty (30) days nor more than sixty (60) days before the specified payment date, stating:

                  (i)   the specified payment date;

                  (ii) that such payment is to be made pursuant to this Section
            1.3;

                  (iii) the principal amount of each Note to be paid on such date;

                  (iv) the interest to be paid on each such Note, accrued to the specified payment date;

                  (v) the amounts and the due dates of the then remaining
            Required Principal Payments determined after giving effect to such payment; and

                  (vi) if such payment is made prior to January 6, 2001, the calculation (with details) of an estimated Standard Prepayment Compensation Amount, if any (calculated as if the date of such notice was the date of payment), due in connection with such payment; and, if such payment is made on or after January 6, 2001, the Modified Prepayment Compensation Amount in connection with such payment.

      Notice of payment having been so given, the aggregate principal amount of the Notes to be paid stated in such notice, together with the Prepayment Compensation Amount determined as of the specified payment date, if any, and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date. If such payment is due prior to January 6, 2001, then, two (2) Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission (confirmed by nationwide overnight courier) a certificate of a Senior Financial Officer specifying the details of the calculation of the Standard

                                Exhibit 1.1(a)-2

      Prepayment Compensation Amount as of the specified payment date, and including a copy of the source of interest rate information used in the calculation thereof.

            (c) EFFECT OF PARTIAL PAYMENTS ON REQUIRED PAYMENTS. Each partial payment of the principal of the Notes made pursuant to this Section 1.3 shall be applied against and reduce the then remaining Required Principal Payments in the inverse order of the due dates of such payments.

      1.4   SPECIAL OPTIONAL PRINCIPAL PAYMENTS.

            (a) OPTIONAL PRINCIPAL PAYMENT UPON A LIQUIDITY EVENT. In the event, at any time after January 6, 2001, of the occurrence of the Liquidity Event, the Company may pay all, but not less than all, of the principal amount of the Notes, together with interest on such principal amount then being paid pursuant to this Section 1.4(a), accrued to the payment date, but without the payment of a Prepayment Compensation Amount.

            (b) NOTICE OF SPECIAL OPTIONAL PAYMENT. The Company will give notice of any special optional payment of the Notes pursuant to this Section 1.4 to each holder of Notes within thirty (30) days following the occurrence of such Liquidity Event and not less than thirty (30) days nor more than sixty (60) days before the specified payment date, stating:

                  (i)   the specified payment date;

                  (ii) that such payment is to be made pursuant to this Section
            1.4;

                  (iii) the principal amount of each Note to be paid on such date;

                  (iv) the interest to be paid on each such Note, accrued to the specified payment date; and

                  (v) the calculation (with details) of the Realizable IRR
            (calculated as of the specified payment date), as calculated by the Company in good faith, in connection with such payment.

      Notice of payment having been so given, the aggregate principal amount of all Notes, together with and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date.

            (c) DETERMINATION OF REALIZABLE IRR. In the event that any holder of Notes shall disagree with the calculation of the Realizable IRR set forth by the Company in the notice given pursuant to Section 1.4(b), such holder, by notice to the Company in writing given at least ten (10) days prior to the payment date specified in the notice given pursuant to
      Section 1.4(b), may demand that the Company obtain a calculation of the Realizable IRR by a Valuation Agent, the fees and expenses of such Valuation Agent to be borne by the Company. In the event that any holder makes such a demand, the calculation of the Realizable IRR by the Valuation Agent shall be conclusive in the

                                Exhibit 1.1(a)-3
      absence of manifest error.

      1.5   OFFER TO PAY UPON CHANGE IN CONTROL.

            (a) NOTICE OF CHANGE IN CONTROL NOTICE EVENT. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Senior Officer (including, without limitation, via the receipt of notice of a Change in Control Notice Event from any holder of Notes), the Company will, within five (5) Business Days after the occurrence of such event, give notice of such Change in Control Notice Event to each holder of Notes. Each such notice shall:

                  (i)   be dated the date of the sending of such notice;

                  (ii)  be executed by a Senior Officer;

                  (iii) refer to this Section 1.5; and

                  (iv) specify, in reasonable detail, the nature and date of the
            Change in Control Notice Event.

            (b) OFFER IN RESPECT OF A CHANGE IN CONTROL. In the event of a Change in Control, the Company will, within five (5) Business Days after the occurrence of such event (or, in the case of any Change in Control the consummation or finalization of which would involve any action of the Company, at least thirty (30) days prior to such Change in Control), give notice of such Change in Control to each holder of Notes. Such notice shall contain an irrevocable separate offer to each holder of Notes to pay all, but not less than all, of the principal of, and interest and Prepayment Compensation Amount, if any, on the Notes held by such holder on a date (the "CHANGE IN CONTROL PAYMENT DATE") specified in such notice that is not less than twenty (20) days and not more than thirty (30) days after the date of such notice. Each such notice shall:

                   (i)  be dated the date of the sending of such notice;

                  (ii)  be executed by a Senior Officer;

                 (iii) specify, in reasonable detail, the nature and date of the Change in Control;

                  (iv)  specify the Change in Control Payment Date;

                   (v)  specify the principal amount of each Note outstanding;

                  (vi) specify the interest that would be due on each Note offered to be paid, accrued to the Change in Control Payment Date; and

                  (vii) if the Change in Control Payment Date is prior to
            January 6, 2001, the calculation (with details) of an estimated Standard Prepayment

                                Exhibit 1l1(a)-4

            Compensation Amount, if any (calculated as if the date of such notice was the date of payment), due in connection with such payment; and, if such Change in Control Payment Date is on or after January 6, 2001, the Modified Prepayment Compensation Amount in connection with such payment.

      If the Company shall not have received a written response to such notice from any holder of Notes within ten (10) Business Days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second notice to each such holder of Notes.

            (c) ACCEPTANCE, REJECTION. Each holder of Notes shall have the option to accept or reject such offered payment. In order to reject such offered payment, a holder of Notes shall cause a notice of such rejection to be delivered to the Company at least five (5) days prior to the Change in Control Payment Date. A failure to reject in writing such written offer of payment as provided in this Section 1.5(c), or a written acceptance of such offered prepayment, shall be deemed to constitute an acceptance of such offer.

            (d) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Company to purchase Notes pursuant to the offers required by Section 1.5(b) and accepted or deemed accepted in accordance with Section 1.5(c) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur prior to the Change in Control Payment Date in respect thereof, such purchase shall be deferred until and shall be made on the date on which such Change in Control occurs or, if the Company determines that efforts to effect such Change in Control have ceased or have been abandoned, then such offer, acceptances and obligation to purchase shall be deemed to have been rescinded. The Company shall keep each holder of Notes reasonably and timely informed of:

                  (i)   any such deferral of the date of purchase;

                  (ii) the date on which such Change in Control and the purchase are expected to occur; and

                  (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned.

            (e) PAYMENT. The offered payment shall be made at one hundred percent (100%) of the principal amount of the Notes to be prepaid, together with interest and Prepayment Compensation Amount, if any, on such Notes, accrued to and determined as of the Change in Control Payment Date. In the event that such Change of Control Payment Date is prior to January 6, 2001, two (2) Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying:

                  (i) the details of the calculation of the Standard Prepayment

                                Exhibit 1.1(a)-5

            Compensation Amount as of the specified payment date, and including a copy of the source of interest rate information used in such calculation; and

                  (ii) the amounts and the due dates of the then remaining
            Required Principal Payments determined after giving effect to such payment.

            (f) EFFECT OF PARTIAL REPURCHASES ON REQUIRED PAYMENT. At the time of the making of any partial repurchase of Notes pursuant to this Section 1.5, an amount equal to the principal amount of the Notes so repurchased shall be applied against and reduce each of the then remaining Required Principal Payments by a percentage equal to the quotient of:

                  (i) the aggregate principal amount of the Notes so paid; DIVIDED BY

                  (ii) the aggregate principal amount of the Notes outstanding immediately prior to such payment.

            (g) CIRCUMSTANCES PERMITTING REPURCHASE OF NOTES AT PAR UPON A CHANGE IN CONTROL. In the event that:

                  (i) the Change in Control giving rise to the rights of the holders of the Notes under this Section 1.5 shall include the purchase by a Control Person (entirely for cash) of:

                        (A)   all Warrants remaining outstanding;

                        (B) all shares of Common Stock having been issued upon
                  the exercise of any Warrants and remaining held by the holders who held such Warrants at the time of exercise;

                        (C) all Able International Warrants, if any, remaining
                  outstanding and remaining held by the holders who held the Warrants in respect of which the Able International Warrants were issued;

                        (D) all shares of Able International Stock having been
                  issued either:

                              (I) upon exercise of the Able International Warrants; or

                              (II) in the Able International Spinoff in respect
                        of shares of Common Stock having been issued upon exercise of any of the Warrants prior to the Able International Spinoff;

                  and, in either case, remaining held by the holders who held the Warrants in respect of which the Able International Warrants or shares of Able International Stock, as the case may be, were issued;

                                Exhibit 1.1(a)-6
                  contemporaneously with such Change in Control; and

                  (ii) such purchase, when combined with the prepayment of all of the Notes at par, would provide each of the holders of the Notes, as a group and in the aggregate, with a Realized IRR of at least twenty-two and fifty one-hundredths percent (22.50%) PER ANNUM in respect of their investment in the Notes and the Warrants;

      the Company shall offer to repurchase the Notes as otherwise provided in this Section 1.5, except that:

                        (A) the Company shall not be required to pay the
                  Prepayment Compensation Amount, if any, that would otherwise be payable in respect of such repurchase of Notes pursuant to this Section 1.5; and

                        (B) the notice required by Section 1.5(b) in connection
                  with such repurchase shall:

                              (I) certify that the Prepayment Compensation
                        Amount, if any, otherwise payable in respect of such offer to repurchase the Notes is not required pursuant to this Section 1.5(g); and

                              (II) provide the calculation (with details) of the
                        Realized IRR (calculated as of the Change in Control Prepayment Date), as calculated by the Company in good faith, in connection with such repurchase.

      In the event that any holder of Notes shall disagree with the calculation of the Realized IRR set forth by the Company in the notice given pursuant to Section 1.5(b) (as modified by this Section 1.5(g)), such holder, by notice to the Company in writing given at least ten (10) days prior to the payment date specified in the notice given pursuant to Section 1.5(b), may demand that the Company obtain a calculation of the Realized IRR by a Valuation Agent. In the event that any holder makes such a demand, the calculation of the Realized IRR by the Valuation Agent shall be conclusive in the absence of manifest error.

      1.6   DELIVERY OF NOTES IN PAYMENT OF WARRANT PURCHASE PRICE.

      The Warrant Agreement provides that a holder of Warrants may tender Notes in partial or complete payment of the purchase price for the shares of Common Stock issued upon exercise of the Warrants. Promptly following the receipt of any Note so tendered, the Registrar shall notify the Company in writing as promptly as practicable (but in no event later than the next Business Day) of such receipt and of the amount of the Note which the holder thereof requested to apply to the payment of the purchase price of the shares issuable upon exercise of the Warrants. The Registrar shall promptly cancel and retire such surrendered

                                Exhibit 1.1(a)-7

Note (and no such Note shall be reissued), and shall issue to the holder thereof a new Note in the principal amount of such tendered Note remaining after deduction of the principal amount thereof applied to payment of the purchase price for the shares of Common Stock. For purposes of Rule 144 under the Securities Act, 17 C.F.R. '230.144, the Company and you agree that a tender of Notes in payment of the exercise price in respect of the Warrants shall not be deemed a prepayment of the Notes, but rather a conversion of such Notes, pursuant to the terms of the Warrant Agreement and the Warrants, into Common Stock.

      1.7   PAYMENTS AMONG NOTEHOLDERS.

      If at the time any payment of the principal of the Notes made pursuant to
Section 1.2 or Section 1.3 is due there is more than one Note outstanding, the aggregate principal amount of each such required or optional partial payment of the Notes shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes.

      1.8   NOTATION OF NOTES ON PAYMENT.

      Upon any partial payment of a Note, the holder of such Note may (but shall not be required to), at its option:

            (a) surrender such Note to the Company pursuant to Section 2.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

            (b) make such Note available to the Company for notation thereon of the portion of the principal so paid; or

            (c) mark such Note with a notation thereon of the portion of the principal so paid.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

      1.9   NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.

      Except for payments of principal made in accordance with this Section 1, the Company may not make any payment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

                                Exhibit 1.1(a)-8

      1.10  MANNER OF PAYMENTS.

            (a) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchaser to the Company with respect to payments to be made to the Purchaser as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 2.1.

            (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; PROVIDED that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

            (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank, PROVIDED that interest for one day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such holder at such holder's bank after 12:00 noon (local time of such bank).

2.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

      2.1   REGISTRATION OF NOTES.

      The Company will cause a Registrar appointed under Section 2.5 to maintain a register for the registration and transfer of Notes. The register shall be maintained at the office therefor maintained pursuant to Section 3.3. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register by the Registrar. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

                                Exhibit 1.1(a)-9

      2.2   EXCHANGE OF NOTES.

            (a) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Registrar maintained pursuant to Section 3.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and cause the Registrar to deliver, at the Company's expense (except as provided in Section 2.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Attachment A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than One Hundred Thousand Dollars ($100,000), PROVIDED that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

            (b) COSTS. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Registrar, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge (other than the Florida excise tax on documents imposed pursuant to FLA. STAT. '201.08, if any, which, if imposed, shall be paid by the Company) imposed in respect of any such transfer of Notes.

      2.3   REPLACEMENT OF NOTES.

      Upon receipt by the Registrar from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; PROVIDED, HOWEVER, that if the holder of such Note is a Purchaser, an institutional investor or a nominee, the unsecured agreement of indemnity of such Purchaser or institutional investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

            (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and will cause the Registrar to deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such

                               Exhibit 1.1(a)-10
lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

      2.4   ISSUANCE TAXES.

      The Company will pay all taxes (if any) due (but not, in any event, income taxes) in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Company shall also pay and hold each holder of Notes harmless against the Florida excise tax on documents imposed by FLA. STAT. '201.08 or any successor provision, should any such tax be determined to be due in respect of the Notes. The Company shall pay any stamp tax, documentary stamp tax or other similar tax, if any, imposed in connection with the initial issuance and sale of the Notes. The Company shall pay and hold each holder of Notes harmless against any and all fees imposed by the Registrar, including, without limitation, any fee imposed in connection with any transfer, exchange, conversion pursuant to
Section 1.6 or replacement of any Note.

      2.5 REGISTRAR.

      The Company shall designate (by its direction on Annex 2 hereto or otherwise as provided in writing to each holder of Notes) a registrar (a "REGISTRAR") (which may be, but need not be, the Company, a Subsidiary or Affiliate) to maintain the register of Notes on its behalf as required pursuant
Section 2.1 and otherwise perform the functions set forth in this Section 2. In the event the Company appoints a Person other than the Company as Registrar, the Company shall enter into an appropriate agency agreement with such Registrar in form and scope, and containing such indemnity provisions as are, acceptable to the Required Holders and the Registrar. Such agency agreement shall implement the provisions of this Section 2. The Company initially appoints the Registrar indicated on Annex 2, and shall notify each holder of Notes in writing of the appointment of any change in the identity or address of any Registrar not less than thirty (30) days prior to such change taking effect. Notwithstanding any other provision of this Agreement or any such agency agreement to the contrary, as between the Company and each holder of Notes, no appointment of any Registrar shall relieve the Company of any of its obligations under this Section 2, and the Company shall remain, as between the Company and each holder of Notes, liable for any act or failure to act on the part of any Registrar as fully as if the Company had itself so acted or omitted to act.

3.    GENERAL COVENANTS

      The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

      3.1   PAYMENT OF TAXES AND CLAIMS.

      The Company will, and will cause each Restricted Subsidiary to, pay before they become delinquent:

            (a) all taxes, assessments and governmental charges or levies imposed

                               Exhibit 1.1(a)-11
 upon it or its Property; and

            (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property;

PROVIDED, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto.

      3.2   MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

      The Company will, and will cause each Restricted Subsidiary to:

            (a) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto; PROVIDED, HOWEVER, that this Section 3.2(a) shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

            (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

            (c) FINANCIAL RECORDS -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

            (d) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 4.1; and

            (e) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any environmental protection law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                               Exhibit 1.1(a)-12

      3.3   PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

      The Company will punctually pay, or cause to be paid, the principal of and interest (and Prepayment Compensation Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain:

            (a) an office at the address of the Company provided in Annex 2 where notices, presentations and demands in respect hereof or the Notes may be made upon it; and

            (b) an office at the address of the Registrar provided in Annex 2 where Notes may be presented for transfer or exchange.

Each such office will be maintained at such address until thirty (30) days after such time as the Company notifies the holders of the Notes of any change of location of such office, which office will in any event be located within the United States of America. The Company agrees to indemnify and hold harmless each holder against any damages sustained as a result of its failure to promptly notify each holder in writing of any change in the identity or office of the Registrar.

      3.4   PENSION PLANS.

            (a) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                   (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                  (ii) incur with respect to any Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                  (iii) terminate any Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Restricted Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                   (iv) fail to make any payment required by section 515 of
            ERISA;

                               Exhibit 1.1(a)-13

                   (v) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

                  (vi) incur any liability or suffer the existence of any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

      if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

            (c) FOREIGN PENSION PLANS. The Company will, and will cause each Restricted Subsidiary to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

      3.5   PRIVATE OFFERING.

      The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

4.    FINANCIAL COVENANTS

      4.1   MERGERS AND CONSOLIDATIONS.

      The Company will not, nor will it permit any Restricted Subsidiary to, merge with or into or consolidate with any other Person, permit any other Person to merge or consolidate with or into it or sell all or substantially all of its Property to any other Person; PROVIDED, HOWEVER, that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation or sale of all or substantially all of the Property of the Company to any other Person if:

            (a) the corporation that results from such merger or consolidation or to which all or substantially all of the Property of the Company is sold (the "SURVIVING CORPORATION"), if other than the Company, is organized under the laws of, and conducts substantially all of its business and has substantially all of its Properties within, the United States of America or any jurisdiction or jurisdictions thereof;

            (b) if the Company is not the Surviving Corporation, the due and punctual

                               Exhibit 1.1(a)-14
      payment of the principal of and Prepayment Compensation Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and each other Financing Document to be performed or observed by the Company, are expressly assumed by the Surviving Corporation pursuant to such assumption agreements and instruments in such forms as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms; and

            (c) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto:

                  (i)   no Default or Event of Default  exists or would exist;
            and

                  (ii) the Surviving Corporation would be permitted by the
            provisions of Section 4.6 and Section 4.7 to incur at least One Dollar ($1.00) of additional Adjusted Debt which is not subordinated to the Subordinated Debt, assuming that the financial ratios set forth in Section 4.6 and Section 4.7 were recalculated on a Pro Forma Combined Basis as of the last day of the fiscal quarter of the Surviving Corporation then most recently ended.

Notwithstanding the foregoing:

            (A) a Restricted Subsidiary may merge into the Company so long as the Company is the Surviving Corporation;

            (B) a Restricted Subsidiary may merge into a Wholly-Owned Restricted Subsidiary, so long as the Wholly-Owned Restricted Subsidiary is the Surviving Corporation; and

            (C) a Restricted Subsidiary may merge with or into or consolidate with, or Transfer all or substantially all of its Property to, any Person other than the Company or a Restricted Subsidiary so long as such Transfer complies in all respects with each provision of Section 4.2.

      4.2   DISPOSITION OF ASSETS, RESTRICTED SUBSIDIARY STOCK.

            (a) DISPOSITION OF ASSETS. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "TRANSFERS"), except:

                  (i) Transfers of inventory and of obsolete or worn out assets, in each case in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (ii) Transfers of all or any portion of the Property of Able

                               Exhibit 1.1(a)-15

            International;

                  (iii) Transfers from the Company to a Wholly-Owned Restricted
            Subsidiary;

                   (iv) Transfers from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

                    (v) Transfers arising solely out of Sale-Leaseback
            Transactions; and

                   (vi) any other Transfer at any time of any Property to a
            Person for an Acceptable Consideration if the conditions specified in each of the following clauses (A), (B) and (C) would be satisfied with respect to such Transfer:

                        (A) the SUM of:

                              (I) the book value of such Property at the time of
                        Transfer; PLUS

                              (II) the aggregate book value of all other
                        Property Transferred (other than in Transfers referred to in the foregoing clauses (i), (ii), (iii), (iv) and
                        (v) of this Section 4.2 (collectively, "EXCLUDED TRANSFERS")) after the December 31 immediately preceding the date of such Transfer;

                  would not exceed fifteen percent (15%) of Consolidated Total Assets measured as of such immediately preceding December 31;

                        (B) the SUM of:

                              (I) the current book value of such Property at the
                        time of Transfer; PLUS

                              (II) the aggregate book value of each other asset
                        Transferred (other than in Excluded Transfers) after the Closing Date;

                  would not exceed forty percent (40%) of Consolidated Total Assets measured as of such immediately preceding December 31; and

                        (C) immediately before and after the consummation of the
                  Transfer, and after giving effect thereto, no Default or Event of Default would exist;

            PROVIDED, HOWEVER, that any Transfer of Property shall be excluded for purposes of the foregoing clauses (A) and (B) to the extent that, within one hundred eighty (180) days after such Transfer, the proceeds of such Transfer, net of

                               Exhibit 1.1(a)-16
            reasonable and ordinary transaction costs and expenses incurred and actually paid in connection with such Transfer, are applied by the Company or such Restricted Subsidiary to:

                        (y) purchase productive tangible Property for use in the
                  conduct of the business of the Company and the Restricted Subsidiaries as such businesses were conducted on the Closing Date; or

                        (z) pay, prior to its scheduled maturity, a principal
                  amount of Debt of the Company or any Restricted Subsidiary (other than Debt owing to an Affiliate or Debt subordinate to the Subordinated Notes), equal to the amount of such proceeds; and, in connection with any such payment, the Company shall pay all accrued interest thereon and any premium or make-whole amount required to be paid in connection therewith.

            (b) DISPOSITION OF DOMESTIC RESTRICTED SUBSIDIARY STOCK. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of the stock or Rights of a Domestic Restricted Subsidiary (such stock and Rights herein called "RESTRICTED SUBSIDIARY STOCK"), nor will any Domestic Restricted Subsidiary issue, sell or otherwise dispose of any shares of, or Rights to purchase shares of, its own Domestic Restricted Subsidiary Stock; PROVIDED, HOWEVER, that the foregoing restrictions do not apply to:

                  (i) Transfers by the Company or a Restricted Subsidiary of
            shares of Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

                  (ii) the issuance by a Domestic Restricted Subsidiary of
            shares of its own Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

                  (iii) the issuance by a Domestic Restricted Subsidiary of
            directors' qualifying shares;

                  (iv) the issuance by a Domestic Restricted Subsidiary of
            shares of its own Restricted Subsidiary Stock in the form of a dividend payable in such shares, or the other issuance by a Restricted Subsidiary of shares of its own Restricted Subsidiary Stock; PROVIDED, HOWEVER, that, in each case, the Company's direct or indirect percentage ownership of no class of the Voting Stock or of any other Restricted Subsidiary Stock of such Domestic Restricted Subsidiary is decreased as a result of such issuance;

                  (v) the Transfer of all of the Restricted Subsidiary Stock of
            a Domestic Restricted Subsidiary owned by the Company and its other Restricted Subsidiaries if:

                               Exhibit 1.1(a)-17

                        (A)   such  Transfer  satisfies  the  requirements  of
                  Section 4.2(a)(vi);

                        (B) in connection with such Transfer, the entire
                  Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Restricted Subsidiaries in such Domestic Restricted Subsidiary is Transferred to a Person other than the Company or a Restricted Subsidiary not being simultaneously disposed of; and

                        (C) the Domestic Restricted Subsidiary being disposed of
                  has no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

            For purposes of determining the book value of assets constituting Restricted Subsidiary Stock being Transferred as provided in clause (v) above, such book value shall be deemed to be the aggregate book value of the assets of the Restricted Subsidiary that shall have issued such Restricted Subsidiary Stock.

            (c) DISPOSITION OF ABLE INTERNATIONAL STOCK. The Company will not, and will not permit any Domestic Restricted Subsidiary to, sell or otherwise dispose of any shares of the stock or Rights of Able International (such stock and Rights herein called "ABLE INTERNATIONAL STOCK"), nor will Able International issue, sell or otherwise dispose of any shares of, or Rights to purchase shares of, its own Able International Stock; PROVIDED, HOWEVER, that the foregoing restrictions do not apply to:

                  (i) Transfers by the Company or a Domestic Restricted Subsidiary of shares of Able International Stock to the Company or a Wholly-Owned Restricted Subsidiary;

                  (ii) the issuance by Able International of shares of its own Able International Stock to the Company or a Wholly-Owned Restricted Subsidiary;

                  (iii) the issuance by a Able International of directors'
            qualifying shares;

                  (iv) the dividend or distribution by the Company of shares of Able International Stock to all holders of its Common Stock (and to the extent required pursuant to the Charter, to the holders of the Series A Preferred Stock), and the Transfer of warrants to purchase shares of Able International Stock to the holders of the Warrants in respect of such dividend or distribution, as required by Section 3.8 of the Warrant Agreement, so long as after giving effect to all such transactions the remaining interest of the Company and the Domestic Restricted Subsidiaries in Able International does not exceed twenty percent (20%) of the aggregate equity interest in Able International;

                  (v) the issuance by Able International of shares of its own
            Able International Stock or the Transfer by the Company or any Domestic Restricted Subsidiary of shares of Able International Stock, so long as the Company shall

                               Exhibit 1.1(a)-18
            retain direct or indirect ownership at all times of not less than eighty percent (80%) of the Voting Stock of Able International; or

                  (vi) the Transfer of the Able International Stock owned by the
            Company and the Domestic Restricted Subsidiaries for an Acceptable Consideration if:

                        (A) such Able International Stock is Transferred to a
                  Person other than the Company or a Domestic Restricted Subsidiary not being simultaneously disposed of;

                        (B) the remaining interest of the Company and the
                  Domestic Restricted Subsidiaries in Able International does not exceed twenty percent (20%) of the aggregate equity interest in Able International; and

                        (C) Able International has no continuing Investment in
                  any Domestic Restricted Subsidiary not being simultaneously disposed of or in the Company.

            (d) RESTRICTED SUBSIDIARY MERGERS AND CONSOLIDATIONS. A merger or consolidation of a Domestic Restricted Subsidiary in which a Person other than the Company or a Wholly-Owned Restricted Subsidiary shall be the Surviving Corporation shall be deemed to be a disposition of the Restricted Subsidiary Stock of such Domestic Restricted Subsidiary and shall be subject to Section 4.2(b). A merger or consolidation of Able International in which a Person other than the Company or a Wholly-Owned Restricted Subsidiary shall be the Surviving Corporation shall be deemed to be a disposition of Able International Stock and shall be subject to
      Section 4.2(c).

      4.3   LIENS.

            (a) NEGATIVE PLEDGE. The Company will not, and will not permit any Restricted Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

                  (i)   CLOSING DATE LIENS --

                        (A) Liens in existence on the Closing Date and described
                  in PART 2.2(c) OF ANNEX 3;

                  (ii)  ORDINARY COURSE BUSINESS LIENS --

                        (A) PERFORMANCE BONDS -- Liens incurred or deposits made
                  in the ordinary course of business:

                              (I) in connection with workers' compensation,

                               Exhibit 1.1(a)-19
                        unemployment insurance, social security and other like laws; and

                              (II) to secure the performance of letters of
                        credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 4.3(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                        (B) REAL ESTATE -- Liens in the nature of reservations,
                  exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property; PROVIDED, HOWEVER, that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Properties in the ordinary conduct of the business of the Company and the Subsidiaries; and

                        (C) TAXES, ETC. -- Liens securing taxes, assessments or
                  governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons; PROVIDED, HOWEVER, that the payment thereof is not required by Section 3.1;

                  (iii) JUDICIAL LIENS -- Liens arising from judicial
            attachments and judgments, securing appeal bonds or supersedeas bonds, and arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose); PROVIDED, HOWEVER, that the execution or other enforcement of such Liens is effectively stayed, that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, that adequate reserves have been made against such claims and that the aggregate amount so secured will not at any time exceed Two Million Dollars ($2,000,000);

                  (iv) INTERGROUP LIENS -- Liens on Property of a Restricted
            Subsidiary; PROVIDED, HOWEVER, that such Liens secure only obligations owing to the Company or a Wholly-Owned Restricted Subsidiary;

                  (v) ACQUISITION/PURCHASE MONEY LIENS -- any Lien (x) on
            Property acquired or constructed by the Company or any Restricted Subsidiary or leased by the Company or any Restricted Subsidiary as lessee under any Capital Lease; or (y) existing on Property owned by any Person (other than an Unrestricted Subsidiary) at the time such Person became a Restricted Subsidiary or merges or consolidates with the Company (including, without limitation, by means of a Capital Lease); PROVIDED, HOWEVER, that such Lien:

                        (A) (I) secures Debt incurred to pay all or a portion of the

                               Exhibit 1.1(a)-20
                        related purchase price or construction costs of such Property or the Capital Stock of any acquired Restricted Subsidiary and no other Debt; PROVIDED, FURTHER, that such purchase price or construction costs shall not exceed the aggregate purchase price or construction costs, or both, thereof;

                              (II) is created contemporaneously with, or within
                        one hundred twenty (120) days of, such acquisition or construction;

                              (III) encumbers only Property so purchased,
                        constructed or acquired after the Closing Date; and

                              (IV) is not, after the creation thereof, extended
                        to any other Property; or

                        (B) (I) existed on Property of any Person at the time of acquisition thereof by the Company or a Restricted Subsidiary or at the time such Person is merged or consolidated into or with the Company or a Restricted Subsidiary (whether or not the Debt secured thereby is assumed by the Company or such Restricted Subsidiary); PROVIDED, FURTHER, that such Debt does not exceed the acquisition cost of such Property, as determined at the date of the acquisition thereof; and

                              (II) shall not extend to or cover any Property
                        other than the Property subject to such Lien at the time of any such acquisition;

            and PROVIDED FURTHER that, in the case of each of clause (A) and clause (B) above, immediately prior to the incurrence of, and after giving effect to the incurrence of, any Debt secured by the Liens referred to in such clauses, no Default or Event of Default exists or would exist; and

                  (vi) OTHER LIENS -- Liens on the Property of the Company or
            any Restricted Subsidiary securing either

                        (A) Senior Debt in existence on the Closing Date; or

                        (B) any other Debt of the Company or any Restricted Subsidiary, which Liens are not otherwise permitted by clauses (i) through (v), inclusive, of this Section 4.3(a), so long as, immediately prior to, and immediately after giving effect to the incurrence of such Debt, no Default or Event of Default exists or would exist.

            (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of Section 4.3(a), the Company will forthwith make or cause

                               Exhibit 1.1(a)-21
      to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will promptly cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any event the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of Section 4.3(a) will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this
      Section 4.3(b).

            (c) CONSTRUCTION. Nothing in this Section 4.3 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by
      Section 4.3(a).

      4.4   NET WORTH.

      The Company will not at any time permit Consolidated Net Worth to be less than an amount equal to the sum of:

            (a) Ten Million Dollars ($10,000,000); PLUS

            (b) for each fiscal quarter of the Company ending after July 31, 1997, the greater of:

                  (i)  Zero Dollars ($0); and

                  (ii) fifty percent (50%) of Consolidated Net Income determined in respect of such fiscal quarter.

      4.5   FIXED CHARGE COVERAGE.

      The Company will not at any time permit the Consolidated Fixed Charge Coverage Ratio for a period consisting of any four (4) out of the five (5) then most recently ended fiscal quarters of the Company, measured as at the end of the most recently ended fiscal quarter of the Company, to be less than one hundred sixty percent (160%).

      4.6   TOTAL DEBT.

      The Company will not at any time permit Consolidated Adjusted Debt outstanding at such time to be more than four hundred percent (400%) of Consolidated EBITDA determined in respect of the then most recently ended period of four (4) fiscal quarters of the Company.

                               Exhibit 1.1(a)-22

      4.7   SENIOR DEBT.

      The Company will not at any time permit Consolidated Senior Debt outstanding at such time to be more than three hundred fifty percent (350%) of Consolidated EBITDA determined in respect of the then most recently ended period of four (4) fiscal quarters of the Company.

      4.8   RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

            (a) LIMIT ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. The Company will not, nor will it permit any Restricted Subsidiary to, at any time, declare or make or incur any liability to declare or make any Restricted Payment or make or authorize, or permit any Subsidiary to make or authorize, any Restricted Investment unless, immediately after giving effect to the proposed Restricted Payment or Restricted Investment:

                  (i)   the sum of

                        (A) the aggregate amount of Restricted Investments
                  existing on the Closing Date, together with the aggregate amount of Restricted Investments made since the Closing Date (valued in each case at acquisition cost); PLUS

                        (B) the aggregate amount of Restricted Payments made
                  during the period commencing on the Closing Date and ending on the date of, and after giving effect to, such proposed Restricted Payment or Restricted Investment;

            would not exceed an amount equal to the sum of:

                              (I)  One Million Dollars ($1,000,000); PLUS

                              (II) fifty percent (50%) of Consolidated Net
                        Income in respect of the period beginning on August 1, 1997 and ending on the last day of the calendar month then most recently ended (or MINUS one hundred percent (100%) of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss); PLUS

                              (III) the aggregate amount of net cash proceeds
                        received by the Company from the sale of any class of Capital Stock of the Company made after the Closing Date; PLUS

                              (IV) the aggregate amount of net cash proceeds
                        received after the Closing Date by the Company or any Subsidiary from the sale or liquidation, or as a result of the final maturity, of any Restricted Investment; and

                               Exhibit 1.1(a)-23

                  (ii) no Default or an Event of Default would exist.

            (b)   OTHER MATTERS. For the purpose of making computations under
      Section 4.8(a):

                  (i) Restricted Investments made solely by issuance of Common Stock of the Company; and

                  (ii) Restricted Payments consisting solely of dividend
            payments required to be made pursuant to the provisions of section A.2.(a) of Article III of the Charter, on the Series A Preferred Stock at a time at which no Default or Event of Default shall be continuing;

      shall in each case be excluded (but dividends or distributions in respect of the Series A Preferred Stock pursuant to the provisions of section A.2.(b) or section A.2.(c) of Article III of the Charter shall in each case be included). Any Person that becomes a Restricted Subsidiary after the Closing Date shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Restricted Subsidiary.

            (c) SERIES A PREFERRED STOCK REDEMPTIONS. Any and each redemption of the Series A Preferred Stock by the Company or any Subsidiary shall be deemed to be a Restricted Payment made on the date of such redemption; PROVIDED, HOWEVER, that the Company shall be permitted to effect:

                  (i) a redemption of shares of the Series A Preferred Stock to the extent the Company is required to so do pursuant to the provisions of section A.8.(a) of Article III of the Charter; and

                  (ii) any redemption of shares of Series A Preferred Stock
            expressly permitted pursuant to the provisions of section A.8.(b) of
            Article III of the Charter;

      notwithstanding the fact that such redemption would otherwise violate the provisions of Section 4.8(a), so long as no Event of Default shall be continuing at the time such payment is to be made. For the avoidance of doubt, all such payments in respect of such redemptions of the Series A Preferred Stock shall be given effect for purposes of Section 4.8(a)(i)(B) in connection with the making of any and all Restricted Payments and Restricted Investments made after the date of such redemption.

      4.9   SENIORITY TO FUTURE SUBORDINATED DEBT.

      The Company shall not incur, create, assume or Guaranty any Debt which is subordinated in right of payment to any other Debt of the Company unless such Debt is also subordinated in right of payment, on the same terms, to the obligations of the Company in respect of the Notes and this Agreement. The Company shall not incur, create, assume or

                               Exhibit 1.1(a)-24

Guaranty any Debt owing to any Subsidiary or any Affiliate unless such Debt is subordinated in right of payment, on terms acceptable to the Required Holders, to the obligations of the Company in respect of the Notes and this Agreement.

      4.10  DESIGNATION OF SUBSIDIARIES.

            (a) RIGHT OF DESIGNATION. Subject to the following sentence, each of the Subsidiaries designated as a Restricted Subsidiary on Annex 3 shall be a Restricted Subsidiary so long as it shall continue to satisfy the requirements of the definition of Restricted Subsidiary. Subject to the satisfaction of the requirements of Section 4.10(b), the Company shall have the right to designate as a Restricted Subsidiary any Subsidiary which, following such designation, would meet the definition of a "Restricted Subsidiary," and to designate any Restricted Subsidiary as an Unrestricted Subsidiary, by delivering to each holder of Notes a writing, signed by a Senior Officer, so designating such Subsidiary. Any Subsidiary not designated as a Restricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.

            (b)   DESIGNATION CRITERIA.

                  (i) No Subsidiary shall at any time after the Closing Date be designated as a Restricted Subsidiary unless:

                        (A) such Subsidiary at such time meets all of the
                  requirements of being a Restricted Subsidiary as set forth in the definition thereof (other than clause (a) of such definition);

                        (B) immediately before and after, and after giving
                  effect to such designation, no Default or Event of Default exists or would exist; and

                        (C) such Subsidiary shall not previously have been
                  designated as a Restricted Subsidiary on more than one (1) other occasion.

                  (ii) No Restricted Subsidiary shall at any time after the
            Closing Date be designated as an Unrestricted Subsidiary unless:

                        (A) immediately after, and after giving effect to such
                  designation, no Default or Event of Default exists or would exist; and

                        (B) immediately prior to such designation, such
                  Restricted Subsidiary being so designated does not own, directly or indirectly, any Capital Stock of any Restricted Subsidiary not being simultaneously designated as an Unrestricted Subsidiary.

            (c) CONSEQUENCE OF DESIGNATION. By designating a Subsidiary as an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in

                               Exhibit 1.1(a)-25
      such Subsidiary in an amount equal to the Fair Market Value of its Investment in such Subsidiary on the date of such designation.

            (d) EFFECTIVENESS. Any designation under this Section 4.10 that satisfies all of the conditions set forth in this Section 4.10 shall become effective, for purposes of this Agreement, on the day that notice thereof shall have been delivered by the Company to each holder of Notes in accordance with Section 9.1.

      4.11  LINE OF BUSINESS.

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, are engaged on the Closing Date as described in the Offering Memorandum.

      4.12  TRANSACTIONS WITH AFFILIATES.

      The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

5.    REPORTING COVENANTS

      5.1   FINANCIAL AND BUSINESS INFORMATION.

      The Company shall deliver to each holder of Notes:

            (a) QUARTERLY FINANCIAL STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

                  (i) a consolidated balance sheet as at the end of such
            quarter; and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

      for the Company and the Restricted Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP

                               Exhibit 1.1(a)-26
      applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 5.2; PROVIDED, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.1(a);

            (b) ANNUAL FINANCIAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter:

                  (i)  a consolidated balance sheet as at the end of such year;
            and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows for such year;

      for the Company and the Restricted Subsidiaries, setting forth, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                  (A) an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; and

                  (B) the certificates required by Section 5.2 and Section 5.3;

      PROVIDED, that delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 5.1(b);

            (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, and in any event within fifteen (15) days thereafter:

                  (i) each financial statement, report, notice or proxy
            statement sent by the Company to stockholders generally;

                  (ii) each regular or periodic report (including, without
            limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the SEC; and

                  (iii) all press releases and other statements made available by the

                               Exhibit 1.1(a)-27

            Company or any Restricted Subsidiary to the public concerning material developments in the business of the Company or the Restricted Subsidiaries;

            (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within two (2) Business Days of becoming aware:

                  (i) of the existence of any condition or event which constitutes a Default or an Event of Default; or

                  (ii) that the holder of any Note, or of any Debt, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

      a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

            (e)   ERISA --

                  (i) within two (2) Business Days of becoming aware of the
            occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the
            IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the DOL or the PBGC with respect thereto; and

                  (ii) prompt notice of and, where applicable, a description of:

                        (A) any notice from the PBGC in respect of the
                  commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                        (B) the placement of any Multiemployer Plan in
                  reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                        (C) the occurrence of any event, transaction or
                  condition that could result in the incurrence of any liability of the Company or any

                               Exhibit 1.1(a)-28

                  ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

      PROVIDED, HOWEVER, that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Restricted Subsidiaries in respect of all such events at such time could not reasonably be expected to have a Material Adverse Effect;

            (f) AUDITOR'S REPORTS -- each report or management letter submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

            (g) ACTIONS, PROCEEDINGS -- promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (h) OTHER CREDITORS -- promptly upon the reasonable request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

            (i) RULE 144A -- promptly upon the request of any holder of Notes, information required to permit the holder to comply with 17 C.F.R. '230.144A, as amended from time to time, in connection with a transfer of any Note; and

            (j) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.

      5.2   OFFICER'S CERTIFICATES.

      Each set of financial statements delivered to each holder of Notes pursuant to Section 5.1(a) or Section 5.1(b) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

            (a) COVENANT COMPLIANCE -- the financial information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 4 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage,

                               Exhibit 1.1(a)-29
      as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

            (b) EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      5.3   ACCOUNTANTS' CERTIFICATES.

      Each set of annual financial statements delivered pursuant to Section 5.1(b) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

      5.4   INSPECTION.

      The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of the Restricted Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. At all times during which there exists a Default or Event of Default, expenses incurred by the holders of the Notes in connection with this Section 5.4 shall be paid in accordance with Section 9.6.

6.    EVENTS OF DEFAULT

      6.1   EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (a)   PAYMENTS ON NOTES --

                  (i) PRINCIPAL OR PREPAYMENT COMPENSATION AMOUNT PAYMENTS --
            the Company fails to make any payment of principal or Prepayment

                               Exhibit 1.1(a)-30

            Compensation Amount on any Note on or before the date such payment is due; or

                  (ii) INTEREST PAYMENTS -- the Company fails to make any
            payment of interest on any Note on or before five (5) Business Days after the date such payment is due;

            (b)   OTHER DEFAULTS --

                  (i) FINANCIAL COVENANT DEFAULTS -- the Company or any Restricted Subsidiary fails to comply with any provision of Section 4; or

                  (ii) OTHER DEFAULTS -- the Company or any Restricted
            Subsidiary fails to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

            (c) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained in the Securities Purchase Agreement or any other Financing Document, in any written amendment, supplement, modification or waiver with respect to any Financing Document or in any instrument furnished in compliance herewith or in reference hereto, shall have been false or misleading in any material respect when made;

            (d)   ACCELERATION OF DEBT --

                  (i) the Company or any Restricted Subsidiary fails to make, when due, at maturity or otherwise, any payment or payments in an amount aggregating in excess of One Million Dollars ($1,000,000) in respect of any Debt; or

                  (ii) any event shall occur or any condition shall exist in respect of Debt, or under any agreement securing or relating to such
            Debt:

                        (A) as a result of which the maturity of such Debt, or a
                  portion thereof, is accelerated; or

                        (B) that permits any one or more of the holders thereof
                  or a trustee therefor to require the Company or any Restricted Subsidiary to repurchase such Debt from the holders thereof, and any such trustee or holder exercises such option;

            PROVIDED that the aggregate amount of all obligations in respect of all such Debt exceeds at such time One Million Dollars ($1,000,000);

            (e)   INSOLVENCY --

                               Exhibit 1.1(a)-31

                  (i)   INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                        (A) a receiver, liquidator, custodian or trustee of the
                  Company or any Restricted Subsidiary, or of all or any substantial part of the Property of either, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered with respect to the Company or any Restricted Subsidiary, or the Company or any Restricted Subsidiary is adjudicated a bankrupt or insolvent;

                        (B) all or any substantial part of the Property of the
                  Company or any Restricted Subsidiary is sequestered by court order and such order remains in effect for more than sixty
                  (60) days; or

                        (C) a petition is filed against the Company or any
                  Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

                  (ii) VOLUNTARY PETITIONS -- the Company or any Restricted Subsidiary files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  (iii) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the
            Company or a Restricted Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Company or a Restricted Subsidiary or of all or a substantial part of its Property; or

            (f) UNDISCHARGED FINAL JUDGMENTS -- a final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating in excess of One Million Dollars ($1,000,000) is or are outstanding against one or more of the Company and the Restricted Subsidiaries and any one of such judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been discharged in full or stayed.

      6.2   DEFAULT REMEDIES.

            (a)   ACCELERATION OF MATURITY OF NOTES.

                  (i)   ACCELERATION ON EVENT OF DEFAULT.

                        (A) AUTOMATIC. If any Event of Default specified in
                  Section 6.1(e) shall exist, all of the Notes at the time outstanding shall automatically

                               Exhibit 1.1(a)-32
                  become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                        (B) BY ACTION OF HOLDERS. Subject to Section 7.7, if any
                  Event of Default other than those specified in Section 6.1(a) shall exist, the Required Holders may exercise any right, power or Remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

                  (ii) ACCELERATION ON PAYMENT DEFAULT. Subject to Section 7.7,
            during the existence of an Event of Default described in Section 6.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 6.2(a)(i)(B), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

            (b) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Compensation Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

            (c) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 6.2(a), and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or Remedies, subject to Section 7.7, any holder of Notes may proceed to protect and enforce its rights hereunder

                               Exhibit 1.1(a)-33
      and under such Notes by exercising such Remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein; PROVIDED, HOWEVER, that the maturity of such holder's Notes may be accelerated only in accordance with Section 6.2(a).

            (d) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and Remedies. All rights and Remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or Remedies any such holder of Notes would otherwise have.

            (e) SUBORDINATION. The rights of the holders of the Notes to receive payments in respect of this Agreement and the Notes, and to exercise any Remedies, solely as between the holders of the Notes and the holders of the Senior Debt, shall be subject in all respects to the provisions of
      Section 7; PROVIDED, HOWEVER, that all such rights shall remain unconditional and absolute as between the holders of the Notes and the Company.

      6.3   ANNULMENT OF ACCELERATION OF NOTES.

      If a declaration is made pursuant to Section 6.2(a)(i)(B), then and in every such case, the holders of sixty-six and two-thirds percent (66b%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Restricted Subsidiary, any Affiliate or Able International) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; PROVIDED, HOWEVER, that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

            (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Compensation Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 6.2(a)(i)(B)) shall have been duly paid or waived (it being understood that any such waiver is given without prejudice to the right of any individual holder which has not joined in such waiver to accelerate the Notes held by such holder pursuant to Section 6.2(a)(ii)); and

            (c) each and every other Default and Event of Default shall have been waived pursuant to Section 9.5 or otherwise made good or cured;

and PROVIDED FURTHER that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

7.    SUBORDINATION

                               Exhibit 1.1(a)-34

      7.1   GENERAL.

      The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 7.

      7.2   INSOLVENCY.

      In the event of:

            (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its Property;

            (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

            (c) any assignment by the Company for the benefit of creditors; or

            (d) any other marshalling of the assets of the Company;

all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, Securities or other Property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Section 7) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full, in cash or cash equivalents.

      7.3   PROOFS OF CLAIM.

      If any holder of Subordinated Debt does not file a proper claim or proof of debt therefor prior to ten (10) days before the expiration of the time to file such claim or proof, then the Senior Agent is hereby authorized and empowered (but not obligated) as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this paragraph, to file such claim or proof for or on behalf of such holder; PROVIDED, HOWEVER, that the Senior Agent shall have, prior to taking any such action, given fifteen (15) days prior written notice (which notice may be given up to sixty (60) days prior to the expiration of the time to file such claim) to such holder of Subordinated Debt that they intend to file such claim or proof of debt. In no event may the Senior Agent or any holder of the Senior Debt vote any claim on behalf of any holder of the Subordinated Debt, and such agency and appointment of attorney-in-fact

                               Exhibit 1.1(a)-35
shall not extend to any such right to vote any such claim.

      7.4   ACCELERATION OF SENIOR DEBT.

      In the event that, as a consequence of any Senior Payment Default or any Significant Non-Payment Default, the holders of any Senior Debt, or any trustee or agent acting on behalf of any such holders, accelerate the maturity of such Senior Debt or demand that the Company repurchase the same, then, and in each such case, no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt until such time as such Senior Debt has been paid in full in cash or cash equivalents.

      The Company shall give prompt written notice to each holder of Subordinated Debt of its knowledge of the acceleration of the Maturity of any Senior Debt.

      7.5   PAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

      If:

            (a) the Company shall default in the payment of any principal of or premium, if any, or interest on any Senior Debt (a "SENIOR PAYMENT DEFAULT") when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or otherwise; and

            (b) the Company receives from the Senior Agent written notice (a "PAYMENT DEFAULT NOTICE") of the happening of such Senior Payment Default stating that such notice is a payment blockage notice pursuant to this
      Section 7.5;

then no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt unless and until such Senior Payment Default shall have been cured or waived or otherwise shall have ceased to exist.

      The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Payment Default Notice under this
Section 7.5.

      7.6   SIGNIFICANT NONPAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

      If:

            (a) any Significant Nonpayment Default shall have occurred; and

            (b) the Company receives from the Senior Agent written notice (a

                               Exhibit 1.1(a)-36

      "NONPAYMENT DEFAULT NOTICE") of the happening of such Significant Nonpayment Default, stating that such notice is a payment blockage notice pursuant to Section 7.6 of this Agreement;

then no direct or indirect payment (in cash, property or Securities or by set-off or otherwise) shall be made or agreed to be made for or on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, repurchase, prepayment, purchase or other acquisition or payment of any Subordinated Debt, for a period (each, a "PAYMENT BLOCKAGE PERIOD") commencing on the date the Nonpayment Default Notice is delivered to the Company and ending on the Payment Blockage Period Termination Date; PROVIDED, HOWEVER, that:

                  (i) only one such Payment Blockage Period may arise in any period of three hundred sixty (360) consecutive days;

                  (ii) no more than three (3) Payment Blockage Periods may be instituted pursuant to this Section 7.6; and

                  (iii) no Payment Blockage Period may be imposed as a result of any Significant Nonpayment Default which served as the basis for or was continuing during a previous Payment Blockage Period.

      All payments in respect of Subordinated Debt postponed during any Payment Blockage Period shall be immediately due and payable upon the termination thereof (together with such additional interest as is provided for herein and in the Notes for late payment of principal, Prepayment Compensation Amount and interest).

      The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Nonpayment Default Notice under this
Section 7.6.

      7.7   STANDSTILL.

      Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, for so long as any amount is outstanding under a Senior Credit Facility, no holder of any Subordinated Debt may exercise any Remedies in respect thereof (and no acceleration or purported acceleration pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) shall become effective) during any period (a "STANDSTILL PERIOD") commencing on the first date the holders of the Subordinated Debt, but for the provisions of this Section 7, would have been entitled to accelerate the maturity of the Subordinated Debt pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) and ending upon the earliest of:

            (a)   the date which is:

                  (i) if any Event of Default described in Section 6.1(a) has occurred and is continuing, ninety (90) days; and

                  (ii) if no Event of Default described in Section 6.1(a) has occurred or is

                               Exhibit 1.1(a)-37
            continuing, one hundred twenty (120) days;

      in each case, after the commencement of such Standstill Period;

            (b) the date that any holder of any Senior Debt commences the exercise of any Remedies in respect of such Debt; and

            (c) the first date upon which any of the Events of Default described in Section 6.1(e) shall have occurred and be continuing beyond any period of grace specified therein; and, in such event, the automatic acceleration of the Notes contemplated in respect of such Event of Default pursuant to
      Section 6.2(a)(i)(A) shall occur immediately upon the termination of the Standstill Period.

      7.8   TURNOVER OF PAYMENTS.

      If:

            (a) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 7; and

            (b) the Senior Agent shall have notified the holders of Subordinated Debt of the facts by reason of which such payment or collection or receipt so contravenes this Section 7 or constituted a Significant Nonpayment Default;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, to the Senior Agent, on behalf of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to the Senior Agent pursuant to this Section 7.8, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, by the Company or otherwise other than pursuant to this Section 7.8, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 7.8, so long as after the return of such amounts the Senior Debt shall remain paid in full, in cash or cash equivalents.

      7.9   SUBORDINATION UNAFFECTED BY CERTAIN EVENTS.

      The rights set forth in this Section 7 of the holders of the Senior Debt as against each holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

            (a) any act or failure to act on the part of the Company;

            (b) any extension or indulgence in respect of any payment or prepayment of the Senior Debt or any part thereof or in respect of any other amount payable to any

                               Exhibit 1.1(a)-38
      holder of Senior Debt;

            (c) any amendment, modification, restatement, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement relating to any Senior Debt, other than such as would cause all or any portion of such Debt to fail to meet the definition of "Senior Debt;"

            (d) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or Subordinated Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or the Subordinated Debt, any dealing with or action against any collateral security therefor or any receipt by any holder of Senior Debt of any security, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such holder of Senior Debt of, any security for the payment of any Senior Debt;

            (e) any merger or consolidation of the Company or any of its Subsidiaries into or with any of its Subsidiaries or into or with any Person, or any Transfer of any or all of the Property of the Company or any of its Subsidiaries to any other Person; or

            (f) the absence of any notice to, or knowledge of, any holder of Subordinated Debt of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e).

      7.10  WAIVER AND CONSENT.

      Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 7 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

      7.11  REINSTATEMENT OF SUBORDINATION.

      The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 7 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

      7.12  OBLIGATIONS NOT IMPAIRED.

      Nothing contained in this Section 7 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and Prepayment Compensation Amount, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof and to comply with each and every provision of the Notes and this Agreement or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by

                               Exhibit 1.1(a)-39
applicable law or under this Agreement, all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

      7.13  PAYMENT OF SENIOR DEBT; SUBROGATION.

      Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

      7.14  RELIANCE OF HOLDERS OF SENIOR DEBT.

      Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each such holder of Senior Debt is intended to be, and is, a third party beneficiary of this Section 7. Each holder of Subordinated Debt acknowledges and agrees that the provisions set forth in this Section 7 shall be enforceable against such Persons by the holders of the Senior Debt. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, none of the provisions of this Section 7 (including, without limitation, this Section 7.14) may, directly or indirectly, be amended, modified, supplemented or waived without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt.

      7.15  IDENTITY OF HOLDERS OF SENIOR DEBT.

      Upon the request of any holder of Subordinated Debt, the Company shall deliver to such holder a list of all holders of Senior Debt outstanding at such time, providing the name and address of each such holder of Senior Debt and the principal amount of Senior Debt held by each such holder; PROVIDED, HOWEVER, that, if any holder of Senior Debt shall have appointed an agent or other representative with respect to the Senior Debt held by it, the Company may provide the name and address of such agent or representative in lieu of the name and address of such holder of Senior Debt.

      7.16  AMENDMENTS TO SENIOR CREDIT FACILITY.

      Notwithstanding the other provisions of this Section 7, no amendment to or refinancing, replacement or refunding of the Senior Debt or any agreement or instrument related thereto

                               Exhibit 1.1(a)-40
shall be effective as to the holders of the Subordinated Debt or be entitled to the benefits of this Section 7 without the consent of each holder of Notes to the extent that such amendment would directly restrict the right, power or obligation of the Company or any Subsidiary to make scheduled payments in respect of the Subordinated Debt in any manner which is not specifically set forth in one or more of the Senior Credit Agreements, as in effect on the Closing Date.

8.    INTERPRETATION OF THIS AGREEMENT

      8.1   TERMS DEFINED.

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      ABLE INTERNATIONAL -- means Able Telcom International, Inc., a Florida corporation, together with all other Property of the Company or any Subsidiary relating solely to the NeuroLAMA operations or technology.

      ABLE INTERNATIONAL SPINOFF -- means and includes:

            (a) any payment or making of any dividend in, or making of any distribution of, any shares of Able International Stock to the stockholders of the Company in respect of the Common Stock; or

            (b) any reclassification of the Common Stock in any manner or other similar arrangement such that shares of Able International Stock are issued to or deemed issued to the Company's stockholders.

      ABLE INTERNATIONAL STOCK -- Section 4.2(c).

      ABLE INTERNATIONAL WARRANTS -- means the warrants to purchase shares of Able International Stock, if any, issued to the holders of the Warrants pursuant to the provisions of Section 3.8 of the Warrant Agreement in connection with an Able International Spinoff.

      ACCEPTABLE CONSIDERATION -- means, with respect to any Transfer of any asset of the Company or any Restricted Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as represents the Fair Market Value of such asset and has been approved by the Board of Directors.

      ADJUSTED DEBT -- with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

            (A) BORROWED MONEY -- borrowed money;

            (B) SECURED LIABILITIES -- borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                               Exhibit 1.1(a)-41

            (C) CAPITAL LEASES -- Capital Leases of such Person; and

            (D) GUARANTEES -- any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause
      (a) through clause (d) of this definition of Adjusted Debt.

Adjusted Debt shall not include letters of credit, surety bonds or similar instruments. Unless the context otherwise requires, "Adjusted Debt" means Adjusted Debt of the Company or of a Restricted Subsidiary.

      AFFILIATE -- means and includes, at any time, each Person (other than a Domestic Restricted Subsidiary):

            (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

            (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

            (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company; or

            (d) that is an officer or director of the Company or that is an Initial Manager Affiliate;

at such time; PROVIDED, HOWEVER, that none of the Purchasers nor any affiliate of any Purchaser shall be deemed to be an "Affiliate," and no Person holding any one or more of the Notes or Warrants shall be deemed to be an "Affiliate" solely by virtue of the ownership of such securities. As used in this definition:

            CONTROL -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      AGREEMENT, THIS -- and references thereto shall mean this Note Agreement as it may from time to time be amended or supplemented.

      ANNEX 3 -- means Annex 3 to the Securities Purchase Agreement.

      APPLICABLE INTEREST LAW -- means any present or future law (including, without limitation, the laws of the State of New York and the United States of America) which has application to the interest and other charges pursuant to this Agreement and the Notes.

      BANK OF AMERICA -- means Bank of America National Trust & Savings Association.

      BOARD OF DIRECTORS -- means, at any time, the board of directors of the Company or

                               Exhibit 1.1(a)-42
any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

      BUSINESS DAY -- means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

      CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      CAPITAL STOCK -- means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

      CHANGE IN CONTROL -- means, at any time, the acquisition or holding by a Control Person of beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Company outstanding at such time, regardless of the manner in which such acquisition is effected (including, without limitation, through a purchase of Common Stock, a merger, consolidation or sale of all or substantially all of the Property of the Company, regardless of whether such transaction is permitted hereunder).

      CHANGE IN CONTROL NOTICE EVENT -- means

            (a) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

            (b) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) to the holders of the Common Stock which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

      CHANGE IN CONTROL PAYMENT DATE -- Section 1.5(b).

      CHARTER -- means the Articles of Incorporation of the Company, as amended, as in effect on the date of this Agreement.

      CLOSING DATE -- means the date any Notes are first sold.

      CLOSING PRICE -- means, on any date of determination with respect to any share of common stock of any Person, the quotient of:

            (a) the sum, for each Trading Date during the period of one hundred eighty (180) consecutive calendar days ending on such date of determination (or, if in

                               Exhibit 1.1(a)-43
      connection with a determination of the Closing Price of the Able International Stock only, the Able International Spinoff shall have happened less than one hundred eighty (180) days prior to such date of determination, then the sum, for each Trading Date during the period since the Able International Spinoff and ending on such date of determination), of:

                  (i) the last sale price, regular way, on each such Trading
            Date or, if no such sale takes place on any such Trading Date, the average of the closing bid and asked prices on such Trading Date, in each case as officially reported on the principal national securities exchange on which such common stock is then listed or admitted to trading; and

                  (ii) if such common stock is not then listed or admitted to trading on any national securities exchange, but is listed on the NASDAQ National Market or the NASDAQ SmallCap Market, as the case may be, the last trading price of such common stock on each such Trading Date as reported by NASDAQ, or if there shall have been no trading on any such Trading Date, the average of the reported closing bid and asked prices on such Trading Date as shown by NASDAQ;

      DIVIDED BY

            (b) the number of Trading Dates in such period referred to in clause
      (a) of this definition.

As used in this definition:

            NASDAQ -- means the NASDAQ Stock Market, Inc., a subsidiary of the NASD.

            NASDAQ NATIONAL MARKET -- has the meaning ascribed thereto in Rule 4200(r) of the NASDAQ.

            NASDAQ SMALLCAP MARKET -- has the meaning ascribed thereto in Rule 4200(t) of the NASDAQ.

            TRADING DATE -- means, with respect to any national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, a day on which such securities exchange or market is open for trading.

      COMMON STOCK -- means the Common Stock, par value $.001 per share, of the Company.

      COMPANY -- the introductory paragraph.

      CONSOLIDATED ADJUSTED DEBT -- means, at any time, an amount equal to Adjusted Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

                               Exhibit 1.1(a)-44

      CONSOLIDATED DEPRECIATION EXPENSE C means, for any period, the amount of depreciation and amortization expense of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such period, but only to the extent included in the determination of Consolidated Net Income for such period.

      CONSOLIDATED EBITDA -- means, for any period, the sum of:

            (a)   Consolidated Net Income; PLUS

            (b)   Consolidated Interest Expense; PLUS

            (c)   Consolidated Tax Expense; PLUS

            (d)   Consolidated Depreciation Expense;

in each case determined in respect of such period.

      CONSOLIDATED FIXED CHARGE COVERAGE RATIO -- means, for any period, the ratio of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges, determined in each case in respect of such period.

      CONSOLIDATED FIXED CHARGES C means, for any period, an amount equal to the sum of:

            (a)   Consolidated Interest Expense; PLUS

            (b)   Consolidated Rental Expense;

determined in respect of such period.

      CONSOLIDATED INTEREST EXPENSE -- means, for any period, the amount of interest accrued on, or with respect to, interest bearing obligations of the Company and the Restricted Subsidiaries, including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes, determined on a consolidated basis for such period, but only to the extent included in the determination of Consolidated Net Income for such period.

      CONSOLIDATED NET INCOME -- means, for any period, net income of the Company and the Restricted Subsidiaries determined on a consolidated basis for such period, but excluding:

            (a) any gain or net loss (net of any tax effect) arising from the sale of capital assets or any write-up or write-down of assets, other than in the ordinary course of business;

            (b) earnings or losses of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary shall have an ownership interest

                               Exhibit 1.1(a)-45
      unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

            (c) any portion of the net earnings of any Restricted Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary or that cannot be freely converted into United States dollars;

            (d) any gain or loss arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

            (e) proceeds of any life insurance policy;

            (f) reversal of any extraordinary, unusual or nonrecurring contingency reserves not created during such period;

            (g) other extraordinary gains or losses; and

            (h) other than, in each case below, in connection with a calculation being made for purposes of Section 4.1 or clause (b)(iii)(C) of the definition of "Senior Debt" contained in this Section 8.1 (in which case, earnings or losses of the Person or Persons being combined with the Company shall be included as indicated therein and in the definition of "Pro Forma Combined Basis" contained in this Section 8.1):

                  (i) earnings or losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (ii) earnings or losses of any Person, substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition; and

                  (iii) the earnings or losses of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction.

      CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES -- means, with respect to any period, without duplication, the sum of:

            (a)   Consolidated Net Income for such period; PLUS

            (b) Consolidated Tax Expense for such period; PLUS

            (c) Consolidated Fixed Charges for such period.

      CONSOLIDATED NET WORTH -- means, at any time, the Net Worth of the Company and the Restricted Subsidiaries determined on a consolidated basis at such time; PROVIDED, HOWEVER, that there shall be deducted from the determination of Consolidated Net Worth, at any time, an amount equal to the greater of:

                               Exhibit 1.1(a)-46

            (a)   Zero Dollars ($0), and

            (b)   the difference of:

                  (i) to the extent included in the calculation of the Net Worth of the Company and the Restricted Subsidiaries, the book value at such time of all Restricted Investments made by the Company and the Restricted Subsidiaries subsequent to the Closing Date; MINUS

                  (ii) One Million Dollars ($1,000,000).

      CONSOLIDATED RENTAL EXPENSE -- means, for any period, an amount equal to Operating Rental Expense of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such period, but only to the extent included in the determination of Consolidated Net Income for such period.

      CONSOLIDATED SENIOR DEBT -- means, at any time, the amount of Adjusted Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time, excluding therefrom:

            (a) the aggregate principal amount of Notes remaining outstanding at such time; and

            (b) the aggregate amount of all Adjusted Debt which is by its terms validly and expressly subordinated to the Subordinated Debt.

      CONSOLIDATED TAX EXPENSE -- means, for any period, the amount of tax expense of the Company and the Restricted Subsidiaries in respect of federal and state taxes imposed on or measured by income or excess profits, to the extent, but only to the extent, included in the determination of Consolidated Net Income for such period.

      CONSOLIDATED TOTAL ASSETS -- means, at any time, an amount equal to the book value of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

      CONTROL PERSON -- means

            (a) any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the Closing Date); or

            (b) related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date);

PROVIDED, HOWEVER, that an Initial Manager Affiliate or a group constituted entirely of Initial Manager Affiliates shall not be a Control Person so long as, after giving effect to such event which would (if such Initial Manager Affiliate or group of Initial Manager Affiliates were deemed

                               Exhibit 1.1(a)-47
to be Control Persons) otherwise have constituted a Change of Control, at least a majority of the Initial Managers at such time remain engaged by the Company in capacities commensurate with those of one or more of the Initial Managers immediately prior to such event.

      DEBT -- with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

            (A) BORROWED MONEY -- borrowed money;

            (B) DEFERRED PURCHASE PRICE OF PROPERTY -- the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

            (C) SECURED LIABILITIES -- borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

            (D) CAPITAL LEASES -- Capital Leases of such Person;

            (E) LETTERS OF CREDIT -- letters of credit or instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money), other than undrawn trade letters of credit and undrawn performance bonds in the ordinary course of business;

            (F) SWAPS -- Swaps of such Person; and

            (G) GUARANTEES -- any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause
      (a) through clause (f) of this definition of Debt.

As used in this definition,

            SWAPS -- means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0)

                               Exhibit 1.1(a)-48

Unless the context otherwise requires, "Debt" means Debt of the Company or of a Restricted Subsidiary.

      DEFAULT -- means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

      DOL -- means the United States Department of Labor and any successor agency.

      DOMESTIC RESTRICTED SUBSIDIARY C means and includes each Restricted Subsidiary other than Able International.

      ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      ERISA AFFILIATE -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      EVENT OF DEFAULT -- Section 6.1.

      EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

      EXCLUDED TRANSFERS -- Section 4.2(a)(vi)(A)(II).

      FAIR MARKET VALUE -- means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

      FINANCING DOCUMENTS -- means and includes this Agreement, the Securities Purchase Agreement, the Notes, the Warrant Agreement, the Warrant certificates and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

      FOREIGN PENSION PLAN -- means any plan, fund or other similar program:

            (a) established or maintained outside of the United States of America by the Company or any Restricted Subsidiary primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Restricted Subsidiary, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement; and

            (b) not otherwise subject to ERISA.

      GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and

                               Exhibit 1.1(a)-49
the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

      GUARANTY -- means with respect to any Person (for the purposes of this definition, the "GUARANTOR") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

            (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

            (b)   to advance or supply funds

                  (i) for the purchase or payment of such indebtedness, dividend or obligation; or

                  (ii) to maintain working capital or other balance sheet
            condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

            (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability:

            (i) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding; and

            (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

      INITIAL MANAGER AFFILIATE -- means and includes:

            (a) any Initial Manager;

                                Exhibit 1.1(a)-50

            (b) any spouse, child, lineal descendant or sibling of an Initial Manager;

            (c) a trust for the sole benefit of one or more of the spouse, children or lineal descendants of one or more of the Initial Managers, so long as any Person described in clause (a) or (b) above has the right to control such trust;

            (d) upon the death or incompetency of any Initial Manager, the executor, administrator, conservator or other personal representative of the person or Property of such Initial Manager; and

            (e) a corporation, partnership, limited liability company or other similar business entity directly or indirectly controlled by one or more of the Initial Managers.

      INITIAL MANAGERS -- means and includes Gerry W. Hall, Frazier L. Gaines, Robert C. Nelles, Gideon D. Taylor, Richard J. Sandulli, Billy V. Ray, Jr., Jonathan Bratt and John Foster.

      INVESTMENTS -- means all investments, made in cash or by delivery of Property, by the Company and the Subsidiaries:

            (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan to, advance to or capital contribution in, or otherwise to, such Person; or

            (b) in any Property.

"Investment" does not include any issuance of Capital Stock or Debt of the Company or any Restricted Subsidiary, or of any other obligation or Security, to any other Person, or any loan from, Guaranty of obligations of, or advance from or capital contribution from any other Person.

      IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "OWNER"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

            (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

            (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                               Exhibit 1.1(a)-51

            (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

            (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

      LIQUIDITY EVENT -- means the conclusion of any period of one hundred eighty (180) consecutive days during which period both:

            (a) the average daily trading volume of the Common Stock shall have exceeded twenty thousand (20,000) shares; and

            (b) the Closing Price of the Common Stock shall have been sufficient to provide the holders of the Notes, as a group and in the aggregate, a Realizable IRR of at least twenty-two and fifty one-hundredths percent (22.50%) PER ANNUM in respect of their investment in the Notes and the Warrants.

      MATERIAL ADVERSE EFFECT -- means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of:

            (a) the business, operations, profits, financial condition, Properties or business prospects of the Company and the Restricted Subsidiaries, taken as a whole;

            (b) the ability of the Company to perform its obligations under any Financing Document; or

            (c) the validity or enforceability of any of the Financing
      Documents.

      MAXIMUM LEGAL RATE OF INTEREST -- means the maximum rate of interest that a holder of Notes may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

      MODIFIED PREPAYMENT COMPENSATION AMOUNT -- means, with respect to Prepaid Principal and the date the payment thereof is due, an amount equal to the applicable percentage set out below of the Prepaid Principal:

                           Exhibit 1.1(a)-52

===============================================================================
      IF PREPAYMENT OCCURS DURING
      THE PERIOD SPECIFIED BELOW:          PERCENTAGE OF PREPAID PRINCIPAL:
===============================================================================
  From and including January 6, 2001                    5.00%
   to and including January 5, 2002
===============================================================================
  From and including January 6, 2002                    3.00%
   to and including January 5, 2003
===============================================================================
  From and including January 6, 2003                    1.00%
   to and including January 5, 2004
===============================================================================
      On or after January 6, 2004                       0.00%
===============================================================================

      MULTIEMPLOYER PLAN -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

      NET WORTH -- means, with respect to any Person, at any time, the stockholders' equity of such Person as would be reflected on a balance sheet of such Person prepared in accordance with GAAP at such time; PROVIDED, HOWEVER, that minority interests shall not be included in Net Worth of any Person.

      NONPAYMENT DEFAULT NOTICE -- Section 7.6(b).

      NOTE -- means and includes each 12% Senior Subordinated Note due January 6, 2005 issued pursuant to this Agreement.

      OFFERING MEMORANDUM -- means the confidential offering memorandum, dated October 1997, of Bank of America relating to the offering of the Notes and the Warrants of the Company, together with all exhibits thereto.

      OPERATING LEASE -- means, with respect to any Person, any lease other than a Capital Lease.

      OPERATING RENTAL EXPENSE -- means, for any Person for any period, all fixed payments which the lessee is required to make by the terms of any Operating Lease during such period but shall not include amounts required to be paid in respect of maintenance, repairs, income taxes, property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

      PAYMENT BLOCKAGE PERIOD -- Section 7.6.

      PAYMENT BLOCKAGE PERIOD TERMINATION DATE -- means, with respect to any Significant Nonpayment Default, the earliest of:

            (a) the date one hundred eighty (180) days after the earlier of:

                               Exhibit 1.1(a)-53

                  (i) the date upon which the Nonpayment Default Notice was given; and

                  (ii) the date that any Standstill Period arising out of such
            Significant Nonpayment Default commenced;

            (b) the date on which such Significant Nonpayment Default shall have been cured or waived in writing or shall have ceased to exist;

            (c) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the Senior Agent;

            (d) the date of the repayment in full in cash or cash equivalents of the Senior Debt; and

            (e) the date on which any holder or holders of the Senior Debt exercise any Remedies.

      PAYMENT DEFAULT NOTICE -- Section 7.5(b).

      PBGC -- means the Pension Benefit Guaranty Corporation, or any other Person succeeding to the duties thereof.

      PERSON -- means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      PLAN -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      PREPAID PRINCIPAL -- means any portion of the principal amount of the Notes being paid for any reason (including, without limitation, acceleration, optional payment or mandatory payment required because of the occurrence of a contingency) prior to its regularly scheduled maturity date.

      PREPAYMENT COMPENSATION AMOUNT -- at any time, means:

            (a) if such time is prior to January 6, 2001, the Standard Prepayment Compensation Amount; and

            (b) if such time is on or after January 6, 2001, the Modified Prepayment Compensation Amount.

      PRO FORMA COMBINED BASIS -- means, with respect to any merger, consolidation or

                               Exhibit 1.1(a)-54
sale of all or substantially all of the Property of the Company, the measurement of any financial test or ratio assuming:

            (a) such merger, consolidation or sale of all or substantially all of the Property of the Company, and all related transactions (including, without limitation, the incurrence of any Debt in connection with any such transaction), occurred on the first day of the relevant measuring period of such financial ratio or test;

            (b) that any such Debt incurred in connection with such transaction which bears interest at a floating rate bore interest throughout such period at the rate in effect on the date of such transaction; and

            (c) that "Consolidated Adjusted Debt," "Consolidated Senior Debt," "Consolidated Net Income," "Consolidated Interest Expense," "Consolidated Tax Expense" and "Consolidated Depreciation Expense" are measured, rather than for the Company and the Restricted Subsidiaries on a consolidated basis, for both:

                  (i) the Person with or into which the Company merges or consolidates or to which it Transfers all or substantially all of its Property, and those subsidiaries of such Person which, had they been Subsidiaries of the Company, would be Restricted Subsidiaries, on a consolidated basis; and

                  (ii) the Company and the Restricted Subsidiaries, on a
            consolidated basis; on a combined basis.

      PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      PURCHASERS -- the introductory paragraph.

      REALIZABLE IRR -- means, at any time in connection with a Liquidity Event, that internal rate of return in respect of the Notes and the Warrants at such time, calculated in accordance with generally accepted financial practice, such calculation to be made based on the following assumptions:

            (a) the entire principal of all the Notes is paid in full at par immediately upon the occurrence of such Liquidity Event, together with all interest accrued thereon;

            (b) the holders of the Notes at such time purchased their Notes and Warrants at the Closing;

            (c) all Warrants (whether or not previously exercised) are exercised, and the shares of Common Stock resulting therefrom (whether or not previously sold) are sold immediately upon the occurrence of such Liquidity Event for cash at a price per share of Common Stock issuable upon exercise thereof equal to the Closing Price of the

                               Exhibit 1.1(a)-55

      Common Stock, and the proceeds of such sale are received by the holders of the Notes and included in the determination of such internal rate of return; and

            (d) in the event that the Able International Spinoff occurs, that all Able International Warrants (whether actually received or which would have been received had the holders of all Warrants continued to hold such Warrants unexercised until the time of the Liquidity Event) are exercised, and the shares of Able International Stock are sold immediately upon the occurrence of such Liquidity Event for cash at a price per share of common stock of Able International equal to the Closing Price of the Able International Stock, and the proceeds of such sale are received by the holders of the Notes and included in the determination of such internal rate of return.

      REALIZED IRR -- means, at any time in connection with a Change in Control, that actual internal rate of return in respect of:

            (a) the actual payment of the Notes at par value pursuant to Section 1.5(g);

            (b) the actual payment made by the holders of the Warrants upon exercise thereof, as of the actual date of exercise;

            (c) the actual payment received by the holders of any shares of Common Stock issued upon exercise of the Warrants upon the sale of such Common Stock;

            (d) in the event that the Able International Spinoff has occurred:

                  (i) the actual payment made by the holders of the Able
            International Warrants upon exercise thereof, as of the actual date of exercise; and

                  (ii) the actual payment received by the holders of any shares of Able International Stock received either upon exercise of the Able International Warrants or in the Able International Spinoff in respect of shares of Common Stock issued upon exercise of any Warrants, in either case, upon the sale of such shares of Able International Stock; and

            (d) the repurchase of all Warrants, Able International Warrants, shares of Common Stock and shares of Able International Stock which the Company is required to repurchase pursuant to Section 1.5(g)(i), on the Change in Control Payment Date;

calculated in accordance with generally accepted financial practice, such calculation to be made based on the assumption that the holders of the Notes at such time purchased their Notes and Warrants at the Closing and that the holders of the Warrants are the holders of the Notes.

      REGISTRAR -- Section 2.5.

                               Exhibit 1.1(a)-56

      REMEDIES -- means and includes, with respect to any Debt (including, without limitation, the Senior Debt and the Subordinated Debt):

            (a) the acceleration of the maturity of any of such Debt;

            (b) the exercise of any put right or other similar right to require the Company or any Subsidiary to repurchase any of such Debt prior to the stated maturity thereof;

            (c) the collection or commencement of proceedings against the Company, any Subsidiary or any other Person obligated on such Debt or any of their respective Property, to enforce or collect any of such Debt;

            (d) taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any Liens or other collateral security for such Debt; or causing a marshalling of any Property of the Company or any Subsidiary;

            (e) the making of a demand in respect of any Guaranty given by the Company or any Subsidiary of such Debt;

            (f) exercising any other remedies with respect to such Debt or any claim with respect thereto; or

            (g) the taking of any action against the Company, any Subsidiary or any other Person obligated on or for such Debt, or any of their respective assets, pursuant to the terms of the agreements governing such Debt.

      REQUIRED HOLDERS -- means, at any time, the holders of not less than fifty-one percent (51%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Restricted Subsidiary, any Affiliate or Able International).

      REQUIRED PRINCIPAL PAYMENT -- Section 1.2.

      RESTRICTED INVESTMENT -- means, at any time, all Investments except the following:

            (a) Property (including, without limitation, real Property and interests therein) to be used in the ordinary course of business and current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

            (b) Investments in one or more Restricted Subsidiaries or any corporation (including, without limitation, any corporation acquired by the Company or any Restricted Subsidiary) that concurrently with such Investment becomes a Restricted Subsidiary;

            (c) Investments in direct obligations of the United States of America, any

                               Exhibit 1.1(a)-57
      agency thereof or obligations guaranteed by the United States of America, so long as such obligations are backed by the full faith and credit of the United States of America; PROVIDED that such obligations mature within three (3) years from the date of acquisition thereof;

            (d) Investments in any obligation of any state or municipality thereof given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing within three
      (3) years from the date of acquisition;

            (e) Investments in certificates of deposit or banker's acceptances either:

                  (i)  issued by Bank of America; or

                  (ii) given one (1) of the two (2) highest ratings by at least one credit rating agency of recognized national standing, issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000);

      and, in either case, maturing within one (1) year from the date of acquisition;

            (f) Investments in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one year after the acquisition thereof and given one of the two (2) the highest ratings by at least one credit rating agency of recognized national standing;

            (g) Investments in commercial paper given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing not more than two hundred seventy (270) days from the date of creation thereof;

            (h) Investments in any Person to which Able International Stock, or all or substantially all of the Property of Able International, is Transferred or contributed, but solely to the extent made by contribution of, or in consideration of, Able International Stock or Property of Able International, and no Property of the Company or any Domestic Restricted Subsidiary;

            (i) equity Investments in Able International, to the extent that the interest of the Company and the Domestic Restricted Subsidiaries in Able International does not exceed twenty percent (20%) of the aggregate equity interest in Able International (it being understood that no Investment in Able International shall be a Restricted Investment at any time during which Able International is a Restricted Subsidiary); and

            (j) Investments after the Closing Date in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in Subsidiaries or other business entities created or organized by the Company solely for the purpose of leasing, owning or marketing products of Able International.

                               Exhibit 1.1(a)-58

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

      RESTRICTED PAYMENT -- means and includes:

            (a) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or Rights of the Company (including, without limitation, the Common Stock), now or hereafter outstanding, except a dividend payable solely in shares of Common Stock of the Company or (subject to compliance with Section 4.2) in Capital Stock of Able International;

            (b) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or Rights of any Restricted Subsidiary, now or hereafter outstanding, except:

                  (i) a dividend payable solely in shares of common stock of such Restricted Subsidiary; or

                  (ii) to the extent that such dividend or distribution is,
            directly or indirectly, payable to the Company;

            (c) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of the Company now or hereafter outstanding (other than, in the case of Rights, the retirement of such rights by virtue of the exercise or conversion thereof into Common Stock);

            (d) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of any Restricted Subsidiary now or hereafter outstanding, except to the extent that such redemption, retirement, purchase or other acquisition is made from, and the payment in respect of such redemption, retirement, purchase or other acquisition is paid, directly or indirectly, to the Company; and

            (e) any payment, whether in respect of principal, premium, interest, fees, expenses or otherwise, in respect of, or any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Debt owed by the Company to any Affiliate.

      RESTRICTED SUBSIDIARY -- means, at any time, a Subsidiary:

            (a) that as of the Closing Date has been designated on Annex 3 as a "Restricted Subsidiary" or, after the Closing Date and pursuant to Section 4.10, has been designated as a "Restricted Subsidiary";

            (b) organized under the laws of the United States of America or any jurisdiction thereof, Canada, any nation which is a member of the European Economic Community or any nation in Latin America;

                               Exhibit 1.1(a)-59

            (c) that conducts substantially all of its business and has substantially all of its tangible Property within the United States of America, Canada, any nation of the European Common Market or any nation in Latin America; and

            (d) at least fifty percent (50%) (by number of votes) of each class of the Voting Stock of which, and (other than in the case of Able International) one hundred percent (100%) of all of the stock and equity Securities (except for Voting Stock that is not in any manner preferred in payments of dividends or liquidation) of which, is legally and beneficially owned by any one or more of the Company and its Wholly-Owned Restricted Subsidiaries;

at such time.

      RESTRICTED SUBSIDIARY STOCK -- Section 4.2(b).

      RIGHT -- means and includes:

            (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire Common Stock;

            (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of Common Stock or Rights (pursuant to a rights offering or otherwise);

            (c) any right to acquire Common Stock pursuant to the provisions of any Security (including, without limitation, the Series A Preferred Stock) convertible or exchangeable into Common Stock; and

            (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

      SALE-LEASEBACK TRANSACTIONS -- means transactions or series of related transactions in which the Company or a Restricted Subsidiary sells any of its Property to any Person (other than to the Company or to a Restricted Subsidiary) and concurrently with, or within one hundred and eighty (180) days after, such sale or transfer, rents or leases such Property so sold from such Person.

      SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

      SECURITIES ACT -- means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      SECURITIES PURCHASE AGREEMENT -- means, collectively, each of the Securities Purchase Agreements, dated as of January 6, 1998, between the Company and each of the Purchasers, relating to the offering and sale of the Notes and the Warrants.

                               Exhibit 1.1(a)-60

      SECURITY -- means "security" as defined by section 2(1) of the Securities Act.

      SENIOR AGENT -- means, for so long as any Senior Credit Agreement remains outstanding, Sun Trust Bank, South Florida, and thereafter, any one agent or lender in respect of the Senior Credit Facility, or representative of either, designated in writing to each holder of Notes by the predecessor Senior Agent and the Company as being the "Senior Agent".

      SENIOR CREDIT AGREEMENT -- means and includes:

            (a) the Term Loan, Revolving Credit and Security Agreement, dated November 29, 1995, among the Company, the Subsidiaries named therein and Sun Trust Bank, South Florida, N.A., as amended to the date hereof and as thereafter amended in compliance with the provisions of Section 7.16;

            (b) the Term Loan and Security Agreement, dated December 1996, among the Company, the Subsidiaries named therein and Sun Trust Bank, South Florida, N.A., as amended in compliance with the provisions of Section 7.16; and

            (c) the Term Loan and Security Agreement, dated July 1997, among the Company, the Subsidiaries named therein and Sun Trust Bank, South Florida, as amended in compliance with the provisions of Section 7.16.

      SENIOR CREDIT FACILITY -- means and includes:

            (a) each Senior Credit Agreement; and

            (b) any one revolving credit agreement or similar agreement permitting the Company, subject to the conditions therein, to obtain loans or advances of cash, trade credits (including without limitation, letters of credit or bankers acceptances) or both which agreement has refinanced, renewed or replaced the Senior Debt governed by the terms of a Senior Credit Facility which both the Company and the Senior Agent under the predecessor Senior Credit Facility (or, if no such other agreement is then in effect, by the Company) have designated in writing to each holder of Notes as being the "Senior Credit Facility;" provided, HOWEVER, that, by making such designation, the predecessor Senior Credit Facility shall cease to be the Senior Credit Facility (but any Debt outstanding or incurred thereunder shall continue to be Senior Debt for so long as such Debt meets the definition thereof).

      SENIOR DEBT -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, to the extent allowed), fees, expenses, indemnification or otherwise, in respect of:

            (a) the Senior Credit Agreement, in a principal amount not exceeding the maximum commitments thereunder provided for on the Closing Date hereof; and

                               Exhibit 1.1(a)-61

            (b) any other Debt of the Company (including, without limitation, additional Debt under a Senior Credit Facility); PROVIDED, HOWEVER, that "Senior Debt" shall not include:

                  (i) Debt that, by its terms or the terms of any ancillary agreement with the holders of such Debt, is expressed to be subordinated in right of payment to any other Debt of the Company or any Subsidiary;

                  (ii) Debt owing to the Company, any Affiliate or any Subsidiary; or

                  (iii) any such other Debt the incurrence or creation thereof would have caused the Company not to be in compliance with any provision of Section 4, if the financial ratio tests set forth in each of Section 4.4 through Section 4.7, inclusive, were tested immediately after, and after giving effect to, the incurrence of such Debt, assuming that:

                        (A) the entire amount of such Debt was included in both
                  Consolidated Adjusted Debt and Consolidated Senior Debt and was considered outstanding in computing Consolidated Net Worth as of the date of incurrence thereof;

                        (B) for purposes of computing Consolidated Interest
                  Expense for any relevant period, the entire amount of such Debt was incurred as of the first day of such period, remained outstanding throughout such period and bore interest at the rate in effect on the date of determination; and

                        (C) in the event that such Debt is incurred in
                  connection with any acquisition (whether by purchase of capital stock or all or substantially all of the assets, or by merger or consolidation) of any Person, that "Consolidated Adjusted Debt," "Consolidated Senior Debt," "Consolidated Net Income," "Consolidated Interest Expense," "Consolidated Tax Expense" and "Consolidated Depreciation Expense" are measured, rather than for the Company and the Restricted Subsidiaries on a consolidated basis, for both:

                              (I) the acquired Person and those of its
                        subsidiaries which, had they been Subsidiaries of the Company, would be Restricted Subsidiaries, on a consolidated basis; and

                              (II) the Company and the Restricted Subsidiaries,
                        on a consolidated basis;
                  on a combined basis.

      SENIOR FINANCIAL OFFICER -- means any one of the chief financial officer, the treasurer

                               Exhibit 1.1(a)-62
and the principal accounting officer of the Company.

      SENIOR OFFICER -- means any one of the chairman of the board of directors, the president, the chief executive officer, the chief operating officer and the chief financial officer of the Company.

      SENIOR PAYMENT DEFAULT -- Section 7.5(a).

      SERIES A PREFERRED STOCK -- means the Series A Convertible Preferred Stock, par value $.10 per share, of the Company.

      SIGNIFICANT NONPAYMENT DEFAULT -- means and includes:

            (a) an event of default under the Senior Credit Facility in respect of the failure of the Company to comply with any material negative covenant or any financial covenant in respect of the Senior Credit Facility, without giving effect to any amendment or modification thereof, or portion of any such amendment or modification, which would have the effect of making such covenant in any way more restrictive upon the Company; and

            (b) an event of default in respect of the Senior Credit Facility arising out of any Event of Default in respect of this Agreement.

      STANDARD PREPAYMENT COMPENSATION AMOUNT -- means, with respect to Prepaid Principal and the date the payment thereof is due (the "PAYMENT Date") an amount equal to the excess (if any) of the Present Value of the Prepaid Cash Flows over the amount of such Prepaid Principal, determined in respect of such Prepaid Principal as of such Payment Date. As used in this definition:

            PRESENT VALUE OF THE PREPAID CASH FLOWS -- means the sum of the present values of the then remaining scheduled payments of principal and interest that would have been payable in respect of such Prepaid Principal but that are no longer payable as a result of the early payment of such Prepaid Principal. In determining such present values:

                  (i) the amount of interest accrued through and including the day immediately preceding such Payment Date on such Prepaid Principal since the scheduled interest payment date immediately preceding such Payment Date shall be deducted from the first of such payments of interest; and

                  (ii) a discount rate PER ANNUM equal to the Make-Whole
            Discount Rate determined with respect to such Prepaid Principal and such Payment Date DIVIDED by two (2), and a discount period of six
            (6) months of thirty (30) days each, shall be used.

            MAKE-WHOLE DISCOUNT RATE -- means the sum of:

                               Exhibit 1.1(a)-63

                  (i)  two (2) percent (2.00%) PER ANNUM; PLUS

                  (ii) the PER ANNUM percentage rate (rounded to the nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the Bloomberg Rate, or if the Bloomberg Rate is not then available, the Applicable H.15 Rate, determined as of the date that is two (2) Business Days prior to such Payment Date.

            APPLICABLE H.15 -- means, at any time, the United States Federal Reserve Statistical Release H.15(519) then most recently published and available to the public, or if such publication is not available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

            APPLICABLE H.15 RATE -- means, at any time, the then most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal. If no such United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two (2) then most current hypothetical United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

            BLOOMBERG RATE -- means the PER ANNUM yield reported on the Bloomberg Financial Markets System at 10:00 a.m. (New York time) on the second (2nd) Business Day preceding such Payment Date for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of such Prepaid Principal. Page USD shall be used as the source of such yields, or if not then available, such other screen available on the Bloomberg Financial Markets System as shall, in the opinion of the Required Holders, provide equivalent information.

            TREASURY CONSTANT MATURITY -- has the meaning specified in the Applicable H.15.

            WEIGHTED AVERAGE LIFE TO MATURITY -- means the number of years (calculated to the nearest one-twelfth (1/12th)) obtained by DIVIDING the Remaining Dollar-Years of such Prepaid Principal by such Prepaid Principal, determined as of such Payment Date.

            REMAINING DOLLAR-YEARS -- means the result obtained by:

                  (a) MULTIPLYING, in the case of each then remaining scheduled

                               Exhibit 1.1(a)-64
            payment of principal that would have been payable in respect of Prepaid Principal but is no longer payable as a result of the payment of such Prepaid Principal;

                        (i) an amount equal to such scheduled payment of
                  principal; by

                        (ii) the number of years (calculated to the nearest
                  one-twelfth) that will elapse between such Payment Date and the date such scheduled principal payment would be due if such Prepaid Principal had not been so prepaid; and

                  (b) calculating the sum of each of the products obtained in the preceding subsection (a).

      STANDSTILL PERIOD -- Section 7.7.

      SUBSIDIARY -- means a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of Voting Stock.

      SUBORDINATED DEBT -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, to the extent allowed), fees, expenses, indemnification or otherwise, in respect of this Agreement and the Notes.

      SURVIVING CORPORATION -- Section 4.1(a).

      TRANSFERS -- Section 4.2(a).

      UNRESTRICTED SUBSIDIARY -- means any Subsidiary that is not a Restricted Subsidiary.

      VALUATION AGENT -- means a firm of independent certified public accountants, an investment banking firm or a securities rating service (which firm or service shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company) of recognized national standing retained by the Company and reasonably acceptable to the Required Holders.

      VOTING STOCK -- means , with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Company, shall include the Common Stock. Except as otherwise provided, references herein to "Voting Stock" shall mean Voting Stock of the Company.

      WARRANT -- means each warrant to purchase Common Stock issued pursuant to the

                               Exhibit 1.1(a)-65

Warrant Agreement; PROVIDED, HOWEVER, that, for purposes of the definitions of "Realizable IRR" and "Realized IRR" set forth in Section 8.1, the term "Warrants" shall include all warrants to purchase Able International Stock issued pursuant to the provisions of Section 3.8 of the Warrant Agreement, with the effect that any cash flows (actual or hypothetical) derived from such warrants to purchase Able International Stock shall be included in the calculation of Realizable IRR and Realized IRR.

      WARRANT AGREEMENT -- means the Warrant Agreement, dated as of January 6, 1998 among the Company and the Purchasers, pursuant to which the Warrants were issued.

      WHOLLY-OWNED RESTRICTED SUBSIDIARY -- means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and Voting Stock of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

      8.2   ACCOUNTING PRINCIPLES.

            (a) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; PROVIDED, HOWEVER, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

            (b) CONSOLIDATION. Whenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

            (c) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in THE WALL STREET JOURNAL published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

                               Exhibit 1.1(a)-66

      8.3   DIRECTLY OR INDIRECTLY.

      Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      8.4   SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

            (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

            (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

      8.5   GOVERNING LAW.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF NEW YORK AS THE APPLICABLE INTEREST LAW.

      8.6   GENERAL INTEREST PROVISIONS.

            (a) INTEREST IN RESPECT OF THE NOTES. It is the intention of the Company and the Purchasers to conform strictly to the Applicable Interest Law. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement or in the Notes, the aggregate of all interest, and any other charges or consideration constituting interest under the Applicable Interest Law that is taken, reserved, contracted for, charged or received pursuant to this Agreement or the Notes shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. If any such excess interest is ever charged, received or collected on account of or relating to this Agreement and the Notes (including any charge or amount which is not denominated as "interest" but is legally deemed to be interest under Applicable Interest
      Law), then in such event:

                  (i) the provisions of this Section 8.6 shall govern and control;

                               Exhibit 1.1(a)-67

                  (ii) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law;

                  (iii) any excess shall be deemed a mistake and cancelled
            automatically and, if theretofore paid, shall be credited to the principal amount of the Notes by the holders thereof, and if the principal balance of the Notes is paid in full, any remaining excess shall be forthwith paid to the Company; and

                  (iv) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest.

      If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under the Applicable Interest Law, the Company shall forthwith pay to the holders of the Notes, on a PRO RATA basis, all amounts of such excess interest that the holders of the Notes would have been entitled to receive pursuant to the terms of this Agreement and the Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the indebtedness evidenced thereby shall be amortized, prorated, allocated and spread throughout the full term of the Notes.

            (b) EFFECT OF ISSUANCE OF NOTES TOGETHER WITH WARRANTS. The Company and the Purchasers agree, to the extent permitted by the Applicable Interest Law, that, for purposes of computing the interest in respect of the Notes under the Applicable Interest Law:

                  (i) the aggregate purchase price of the Notes shall equal the difference of:

                        (A)   Ten Million Dollars; and

                        (B) the amount of original issue discount attributable to the Notes in respect of the issuance of the Warrants together with the Notes;

                  (ii) the amount of original issue discount attributable to the
            Notes in respect of the issuance of the Warrants shall be deemed to be the purchase price of the Warrants;

                  (iii) the Warrants and the Notes shall be deemed to have been separately issued for the respective purchase prices set forth above; and

                  (iv) no portion of the return, if any, to the holders of the
            Warrants in respect of their investment therein shall be deemed to be interest in respect of the Notes.

                               Exhibit 1.1(a)-68

9.    MISCELLANEOUS

      9.1 COMMUNICATIONS.

            (a) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 2.1).

            (b) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

            (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 9.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 9.7(c).

      9.2   REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by any holder at the closing of its purchase of the Notes (except the Notes themselves and Warrants), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by the Company or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this
Section 9.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

      9.3   SURVIVAL; ENTIRE AGREEMENT.

      All warranties, representations, certifications and covenants contained herein, in the

                               Exhibit 1.1(a)-69

Securities Purchase Agreement or in any certificate or other instrument delivered hereunder shall be considered to have been relied upon by the other parties hereto and shall survive the delivery to any holder of Notes regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Securities Purchase Agreement shall constitute warranties and representations hereunder. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding among the Company and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

      9.4   SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by any predecessor holder. Anything contained in this Section 9.4 notwithstanding, but subject to Section 4.1, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes. For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); PROVIDED, HOWEVER, that any such pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such Note in accordance with applicable law and informed the Company, in writing, of the same.

      9.5   AMENDMENT AND WAIVER.

            (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding;

                  (i) change the amount or time of any prepayment or payment of principal or Prepayment Compensation Amount or the rate or time of payment of interest;

                  (ii) amend or waive the provisions of Section 6.1, Section
            6.2, Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein;

                  (iii) amend or waive the definition of "Required Holders" or otherwise amend the percentage of Notes required to be held by holders of Notes

                               Exhibit 1.1(a)-70
            consenting to any action under this Agreement;

                  (iv) amend or waive this Section 9.5 or amend or waive any defined term to the extent used herein.

      The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

            No amendment, supplement or modification of the provisions of
      Section 7, or any defined term to the extent used therein, shall be effective as to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

            (b) SOLICITATION OF NOTEHOLDERS.

                  (i) SOLICITATION. Each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with all material information provided by the Company to any other holder of Notes with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 9.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which such amendment or waiver becomes effective.

                  (ii) PAYMENT. The Company shall not, nor shall any Restricted
            Subsidiary or Affiliate, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

                  (iii) SCOPE OF CONSENT. Any amendment or waiver made pursuant to this Section 9.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Restricted Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

                               Exhibit 1.1(a)-71

            (c) BINDING EFFECT. Except as provided in Section 9.5(b)(iii), any amendment or waiver consented to as provided in this Section 9.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

      9.6   EXPENSES.

            (a) AMENDMENTS AND WAIVERS. The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Financing Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

            (b) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes, including, without limitation, in connection with inspections made pursuant to Section 5.4; PROVIDED, HOWEVER, that at all other times inspections will be at the expense of the inspecting holder of Notes.

            (c) COLLECTION. If the Company shall fail to pay when due any principal of, or Prepayment Compensation Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

      9.7   WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

            (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

            (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY

                               Exhibit 1.1(a)-72

      JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

            (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                               Exhibit 1.1(a)-73

      9.8   EXECUTION IN COUNTERPART.

      This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

    [Remainder of page intentionally blank.  Next page is signature page.]

                               Exhibit 1.1(a)-74

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                          ABLE TELCOM HOLDING CORP.


                                          By:______________________________
                                                Name:
                                                Title:


                                          JOHN HANCOCK MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By:______________________________
                                                Name:
                                                Title:


                                          JOHN HANCOCK VARIABLE LIFE
                                          INSURANCE COMPANY


                                          By:______________________________
                                                Name:
                                                Title:


                                          SIGNATURE 1A (CAYMAN), LTD.
                                          By: John Hancock Mutual Life Insurance
                                          Company, Portfolio Advisor


                                          By:______________________________
                                                Title:

                                    ANNEX 1
                            ADDRESSES OF PURCHASERS

===============================================================================
PURCHASER NAME              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
===============================================================================
Name in which Notes are     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
Registered
===============================================================================
Note Registration Numbers;  R-1: $2,000,000
Principal Amounts of Notes  R-2: $4,500,000
===============================================================================
Payments on Account of
Notes

      Method                Federal Funds Wire Transfer

      Account Information   BankBoston
                            ABA No.:  011000390
                            Boston, Massachusetts 02110
                            Account No.:  541-55417
                            For the Account of: John Hancock Mutual Life
                            Insurance Company
                                              Private Placement Collection
                                              Account
===============================================================================
Accompanying Information    Name of Company:  ABLE TELCOM HOLDING CORP.

                            Description of
                            Security:         12% Senior Subordinated Notes
                                              due January 6, 2005

                            PPN:              003712 A* 7

                            Due Date and Application (as among principal,
                            premium and interest) of the payment being made:
===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company
Related to Payments         200 Clarendon Street
                            Boston, MA 02117
                            Attn: Marie Mazzulli
                                  Investment Accounting Division T-10
===============================================================================
Address for All Other       John Hancock Mutual Life Insurance Company
Notices                     200 Clarendon Street
                            Boston, MA 02117
                            Attn: Bond and Corporate Finance Group, T-57
===============================================================================
Other Instructions          Signature Page Format:

                                   Annex 1-1

                                     ANNEX 1
                         ADDRESSES OF PURCHASERS (Cont.)
===============================================================================
PURCHASER NAME              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
===============================================================================
                            JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                            By___________________________
                                  Name:
                                  Title:
===============================================================================
Tax Identification Number   04-1414660
===============================================================================

                                   Annex 1-2

                                     ANNEX 1
                         ADDRESSES OF PURCHASERS (Cont.)
===============================================================================
PURCHASER NAME              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
===============================================================================
Name in which Note is       JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
Registered
===============================================================================
Note Registration Number;   R-3: $500,000
Principal Amount of Note
===============================================================================
Payments on Account of Note

      Method
                            Federal Funds Wire Transfer
      Account Information
                            BankBoston
                            ABA No.:  011000390
                            Boston, Massachusetts 02110
                            Account No.:  541-55417
                            For the Account of: John Hancock Mutual Life
                            Insurance Company
                                              Private Placement Collection
                                              Account
===============================================================================
Accompanying Information    Name of Company:  ABLE TELCOM HOLDING CORP.

                            Description of
                            Security:         12% Senior Subordinated Notes
                                              due January 6, 2005

                            PPN:              003712 A* 7

                            Due Date and Application (as among principal,
                            premium and interest) of the payment being made:
===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company
Related to Payments         200 Clarendon Street
                            Boston, MA 02117
                            Attn: Marie Mazzulli
                                  Investment Accounting Division T-10
===============================================================================
Address for All Other       John Hancock Mutual Life Insurance Company
Notices                     200 Clarendon Street
                            Boston, MA 02117
                            Attn: Bond and Corporate Finance Group, T-57
===============================================================================
Other Instructions          Signature Page Format:

                            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                   Annex 1-3

                                     ANNEX 1
                         ADDRESSES OF PURCHASERS (Cont.)
===============================================================================
PURCHASER NAME              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
===============================================================================
                            By___________________________
                                  Name:
                                  Title:
===============================================================================
Tax Identification Number   04-2664016
===============================================================================

                                   Annex 1-4

                                     ANNEX 1
                         ADDRESSES OF PURCHASERS(Cont.)
===============================================================================
PURCHASER NAME              SIGNATURE 1A (CAYMAN), LTD.
===============================================================================
Name in which Note is       BARNETT & CO
Registered
===============================================================================
Note Registration Number;   R-4: $3,000,000
Principal Amount of Note
===============================================================================
Payments on Account of Note

      Method
                            Federal Funds Wire Transfer
      Account Information
                            Bankers Trust Company
                            ABA No.:  021-001-033
                            Account No.:  99-911-145
                            For further credit to:  Bankers Trust Company, as
                                                    Indenture Trustee for
                                                    Signature 1A (Cayman), Ltd.,
                                                    Account #98016
===============================================================================
Accompanying Information    Name of Company:  ABLE TELCOM HOLDING CORP.

                            Description of
                            Security:         12% Senior Subordinated Notes
                                              due January 6, 2005

                            PPN:              003712 A* 7

                            Due Date and Application (as among principal,
                            premium and interest) of the payment being made:
===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company,
Related to Payments         Portfolio Advisor
                            200 Clarendon Street
                            Boston, MA 02117
                            Attn: George H. Braun
                                  Bond and Corporate Finance Group, T-57
===============================================================================
Address for All Other       John Hancock Mutual Life Insurance Company,
Notices                     Portfolio Advisor
                            200 Clarendon Street
                            Boston, MA 02117
                            Attn: George H. Braun
                                  Bond and Corporate Finance Group, T-57
===============================================================================
Other Instructions          Signature Page Format:

                                   Annex 1-5

                                     ANNEX 1
                         ADDRESSES OF PURCHASERS (Cont.)
==============================================================================
PURCHASER NAME              SIGNATURE 1A (CAYMAN), LTD.
===============================================================================
                            SIGNATURE 1A (CAYMAN), LTD.
                            By: John Hancock Mutual Life Insurance
                                  Company, Portfolio Advisor


                            By___________________________
                                  Name:
                                  Title:
===============================================================================
Tax Identification Number   None
===============================================================================

                                   Annex 1-6

                                    ANNEX 2
                              ADDRESS OF COMPANY;
                      NAME AND ADDRESS OF NOTE REGISTRAR


ADDRESS OF COMPANY FOR NOTICES:

1601 Forum Place, Suite 1110
West Palm Beach, Florida  33401
Attention:  Gerry W. Hall
           Chief Executive Officer
           and President
           Billy V. Ray, Jr.
           Chief Financial Officer
Telephone:  561-688-0400
Facsimile:  561-688-0455


NAME AND ADDRESS FOR REGISTRAR OF NOTES AND LOCATION OF NOTE REGISTER:

First Union National Bank
Corporate Trust Department
CT 5845
10 State House Square, 2nd Floor
Hartford, Connecticut  06103
Attention:  Ms. Diane Welsh
           Vice President and
           Managing Director
Telephone:  860-247-1353
Facsimile:  860-247-1356

                                   Annex 2-1

                                                                   ATTACHMENT A
                                [FORM OF NOTE]

                          ABLE TELCOM HOLDING CORP.

               12% SENIOR SUBORDINATED NOTE DUE JANUARY 6, 2005

No. R-______
PPN: 003712 A* 7
$_______________                                              [Date of Issuance]


      ABLE TELCOM HOLDING CORP. (together with its successors, the "Company"), a Florida corporation, for value received, hereby promises to pay to _______________________ or registered assigns the principal sum of
_____________________ DOLLARS ($________) on January 6, 2005, and to pay
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of twelve percent (12%) PER ANNUM, in arrears, semi-annually on January 6 and July 6 in each year, commencing on the later of July 6, 1998 and the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue partial payment of principal and principal payable at the maturity hereof) and Prepayment Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at a rate PER ANNUM equal to the lesser of (a) the highest rate allowed by applicable law and (b) the greater of (i) fourteen percent (14%), and (ii) two percent (2%) over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate.

      Payments of principal, Prepayment Compensation Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

      This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Ten Million Dollars ($10,000,000) pursuant to the Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement"), dated as of January 6, 1998, between the Company and each of the purchasers listed on Annex 1 thereto. The holder of this
Note is entitled to the benefits of the Note Agreement. This Note is subject to the terms of the Note Agreement, and such terms are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

      As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Prepayment Compensation Amount and in other cases with a Prepayment Compensation Amount, on the terms and subject to the conditions set forth in the

                                 Attachment A-1

Note Agreement. The holder of this Note, on the terms and subject to the conditions set forth in the Note Agreement, may elect to have the Company prepay the entire principal amount of this Note (together with any applicable Prepayment Compensation Amount) in connection with a Change of Control. All of the principal of this Note (together with any applicable Prepayment Compensation Amount) may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Agreement.

      This Note is a registered Note and is transferable only by surrender at that office of the Company or the Registrar, as the case may be, specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

      The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement.

      THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                          ABLE TELCOM HOLDING CORP.


                                          By:________________________________
                                               Name:
                                               Title:

                                 Attachment A-2

                                                                  EXHIBIT 1.1(B)


                          [FORM OF WARRANT AGREEMENT]

                           ABLE TELCOM HOLDING CORP.



                               WARRANT AGREEMENT


                          DATED AS OF JANUARY 6, 1998

                   409,505 WARRANTS TO PURCHASE COMMON STOCK

                               TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)                       PAGE

1.    FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.................  1
      1.1   Form of Warrant Certificates...................................  1
      1.2   Execution of Warrant Certificates; Registration Books..........  1
      1.3   Transfer,  Split Up, Combination and Exchange of Warrant
            Certificates; Lost or Stolen Warrant Certificates..............  2
      1.4   Subsequent Issuance of Warrant Certificates....................  2
      1.5   Effect of Issuance in Registered Form..........................  3

2.    EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE......................  3
      2.1   Exercise of Warrants...........................................  3
      2.2   Issuance of Common Stock.......................................  5
      2.3   Unexercised Warrants...........................................  5
      2.4   Cancellation and Destruction of Warrant Certificates...........  5
      2.5   Notice of Expiration Date......................................  6
      2.6   Fractional Shares..............................................  6

3.    AGREEMENTS OF THE COMPANY............................................  6
      3.1   Reservation of Common Stock....................................  6
      3.2   Common Stock To Be Duly  Authorized  and Issued,  Fully Paid
            and Nonassessable..............................................  6
      3.3   Transfer Taxes.................................................  6
      3.4   Common Stock Record Date.......................................  7
      3.5   Rights in Respect of Common Stock..............................  7
      3.6   CUSIP Number...................................................  7
      3.7   Right of Action................................................  7
      3.8   Right to Receive Distribution of Able International Warrants...  7
      3.9   Provisions Concerning the Registrar............................ 10
      3.10  Survival....................................................... 10

4.    ANTIDILUTION ADJUSTMENTS............................................. 10
      4.1   Mechanical Adjustments......................................... 10
      4.2   Stock Dividends, Subdivisions and Combinations................. 10
      4.3   Dividends and Distributions.................................... 11
      4.4   Repurchases of Common Stock or Rights.......................... 11
      4.5   Issuances of Additional Common Stock or Rights................. 12
      4.6   Expiration of Rights........................................... 13
      4.7   Able International Spinoff..................................... 14
      4.8   Consolidation; Merger; Sale; Reclassification.................. 14
      4.9   De Minimis Changes in Purchase Price........................... 14
      4.10  Adjustment of Number of Shares Issuable Pursuant to Warrants... 15


                                Exhibit 1.1(b)-i

                             (NOT PART OF AGREEMENT)                       PAGE

      4.11  Miscellaneous.................................................. 15
      4.12  Other Securities............................................... 15
      4.13  Additional Agreements of the Company........................... 16

5.    REPORTING COVENANTS.................................................. 17
      5.1   Financial and Business Information............................. 17
      5.2   Information Concerning Antidilution Adjustments................ 18

6.    REGISTRATION RIGHTS.................................................. 19
      6.1   Shelf Registration............................................. 19
      6.2   Incidental Registration........................................ 20
      6.3   Companies Registration......................................... 22
      6.4   Registration Procedures........................................ 22
      6.5   Reasonable Investigation....................................... 25
      6.6   Registration Expenses.......................................... 26
      6.7   Indemnification; Contribution.................................. 26
      6.8   Holdback Agreements; Registration Rights to Others............. 29
      6.9   Other Registration of Common Stock............................. 29
      6.10  Availability of Information.................................... 29

7.    INTERPRETATION OF THIS AGREEMENT..................................... 30
      7.1   Certain Defined Terms.......................................... 30
      7.2   Descriptive Headings........................................... 44
      7.3   Governing Law.................................................. 44

8.    MISCELLANEOUS........................................................ 44
      8.1   Expenses....................................................... 44
      8.2   Amendment and Waiver........................................... 45
      8.3   Directly or Indirectly......................................... 45
      8.4   Survival of Representations and Warranties; Entire Agreement... 45
      8.5   Successors and Assigns......................................... 46
      8.6   Notices........................................................ 46
      8.7   Satisfaction Requirement....................................... 46
      8.8   Severability................................................... 46
      8.9   Counterparts................................................... 47
      8.10  Waiver of Jury Trial; Consent to Jurisdiction; Etc............. 47

Annex 1     C.....Addresses of Purchasers
Annex 2     C.....Address of Company; Name and Address of Note Registrar

Attachment A......C     Form of Warrant Certificate


                                Exhibit 1.1(b)-ii

                                WARRANT AGREEMENT

      WARRANT AGREEMENT, dated as of January 6, 1998, among ABLE TELCOM HOLDING CORP., a Florida corporation (together with its successors and assigns, the "COMPANY") and each of the Purchasers named on Annex 1 hereto (together with their respective successors and assigns, the "PURCHASERS").

                                    AGREEMENT

      In consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

            1. FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

      1.1 FORM OF WARRANT CERTIFICATES. The warrant certificates (individually, a "WARRANT CERTIFICATE" and, collectively, the "WARRANT CERTIFICATES") evidencing the Warrants, and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the form set forth in Attachment A hereto and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization. Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of Warrants specified on the face of such Warrant Certificate at a price per share equal to the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

      1.2 EXECUTION OF WARRANT CERTIFICATES; REGISTRATION BOOKS

           (a) EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

           (b) REGISTRATION BOOKS. The Company will keep or cause to be kept at its office maintained at the address of the Company set forth in Section
      8.6 hereof or at such other office of the Company in the United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for


                               Exhibit 1.1(b)-1
      registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

      1.3 TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; LOST OR STOLEN WARRANT CERTIFICATES

            (a) TRANSFER, SPLIT UP, ETC. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or Transferee thereof to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b) hereof, whereupon the Company shall deliver promptly to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

            (b) LOSS, THEFT, ETC. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of any Purchaser or another institutional investor, notice from such institutional investor of such ownership (or of ownership by such institutional investor's nominee) and such loss, theft, destruction or mutilation), and:

                  (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; PROVIDED, HOWEVER, that if the holder of such Warrant Certificate is an institutional investor or a Purchaser, or a nominee of an institutional investor or a Purchaser, such Purchaser's or institutional investor's own unsecured agreement of indemnity shall be deemed to be satisfactory; or

                  (ii) in the case of mutilation, upon surrender and
            cancellation thereof;

      the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

      1.4 SUBSEQUENT ISSUANCE OF WARRANT CERTIFICATES. Subsequent to the original issuance, no Warrant Certificates shall be issued except:

            (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 1.3(a) hereof;

                                Exhibit 1.1(b)-2

            (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 1.3(b) hereof; and

            (c) Warrant Certificates issued pursuant to Section 2.3 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

      1.5 EFFECT OF ISSUANCE IN REGISTERED FORM. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

            (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the office of the Company referred to in Section 1.2(b) hereof, duly endorsed or accompanied by an instrument of transfer (in the form attached hereto) and payment of any applicable transfer tax or stamp tax; and

            (b) the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

2.    EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE

      2.1 EXERCISE OF WARRANTS.

            (a) MANNER OF EXERCISE. At any time and from time to time on or after the Effective Date and prior to the Expiration Date, the holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part (but not, in the case of any exercise in part, to the extent that such exercise would result in the issuance of the lesser of
      (x) one hundred (100) whole shares of Common Stock, and (y) such lesser number of shares as is issuable by virtue of exercise of all Warrants evidenced by such Warrant Certificate), by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 1.2(b) hereof, together with payment of the Purchase Price for each share of Common Stock with respect to which the Warrants are then being exercised. Such Purchase Price shall be payable either:

                  (i)   in cash pursuant to Section 2.1(b) hereof;

                  (ii)  by a tender of Notes pursuant to Section 2.1(c) hereof;

                  (iii) by a tender of cash pursuant Section 2.1(b) hereof and Notes pursuant to Section 2.1(c) hereof; or

                  (iv) by delivery of Warrant Certificates pursuant to Section
            2.1(d) hereof.

                                Exhibit 1.1(b)-3

            (b) PAYMENT IN CASH. Upon exercise of any Warrants, the holder of a Warrant Certificate may pay the Purchase Price (and shall pay the excess of the Purchase Price for the Warrants being exercised over the amounts so deemed to be paid by tender of Notes pursuant to Section 2.1(c)) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.

            (c) PAYMENT IN NOTES. The holder of a Warrant Certificate may use a principal amount of Notes to pay the Purchase Price of any Warrants represented by such Warrant Certificate in accordance with the following provisions. In order to use a principal amount of Notes to pay the Purchase Price of any Warrants, the holder of a Warrant Certificate shall:

                  (i) deliver such Warrant Certificate to the Company in
            accordance with Section 2.1(a), and the appropriate box indicating the method of payment of the Purchase Price checked; and

                  (ii) deliver such Note to the Registrar with a notice
            indicating what portion of the Note the holder thereof wishes to apply to the Purchase Price.

      In such event, such holder shall be deemed to have paid that portion of the Purchase Price equal to one hundred percent (100%) of the principal of such Note which the holder has directed the Registrar to accept as payment of the Purchase Price. The Company shall cause the Registrar to promptly notify the Company of the receipt of such Note in accordance with the provisions of the Note Agreement, and to cancel and not reissue such Note. To the extent that the principal amount of such tendered Note is greater than the amount of the Purchase Price paid by surrender thereof, the Registrar shall deliver a new Note to the tendering holder thereof, in accordance with the provisions of the Note Agreement, in the principal amount equal to the amount not so applied to payment of the Purchase Price. At the time of the issuance of the shares of Common Stock pursuant to the exercise of the Warrants of any holder, the Company shall pay all accrued and unpaid interest on the principal amount of any Note of such holder cancelled pursuant to this Section 2.1(c) up to but excluding the date of such issuance. For purposes of Rule 144 under the Securities Act, 17 C.F.R. '230.144, the Company and the Purchasers agree that a tender of the principal of any Notes in payment of the exercise price in respect of the Warrants shall not be deemed a prepayment of the Notes, but rather a conversion of such Notes, pursuant to the terms of the Notes, the Note Agreement, this Agreement and the Warrants, into Common Stock.

            (d) NET EXERCISE. In the event that any holder of Warrant Certificates delivers such Warrant Certificates to the Company and notifies the Company in writing that such holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificates to satisfy its obligation to pay the Purchase Price in respect thereof by virtue of the provisions of this Section 2.1(d), such holder shall become entitled to receive, instead of the number of shares of Common Stock such holder would have

                                Exhibit 1.1(b)-4
      received had the Purchase Price been paid pursuant to Section 2.1(b) or
      Section 2.1(c) hereof, a number of shares of Common Stock in respect of the exercise of such Warrants equal to the product of:

                  (i) the number of shares of Common Stock issuable upon such exercise of such Warrant Certificate (or, if only a portion of such Warrant Certificate is being exercised, issuable upon the exercise of such portion); MULTIPLIED BY

                  (ii) the quotient of:

                        (A) the difference of:

                              (I) the Market Price per share of Common Stock at
                        the time of such exercise; MINUS

                              (II) the Purchase Price per share of Common Stock
                        at the time of such exercise;

                  DIVIDED BY

                        (B) the Market Price per share of Common Stock at the
                  time of such exercise.

      The Company shall not be required to issue fractional shares by virtue of this Section 2.1(d), but shall pay the exercising holder cash in lieu of such fractional share in accordance with Section 2.6 hereof. For purposes of Rule 144 under the Securities Act, 17 C.F.R. '230.144, the Company and the Purchasers agree that the exercise of any Warrants in accordance with this Section 2.1(d) shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Agreement and the Warrants, into Common Stock.

      2.2 ISSUANCE OF COMMON STOCK. Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment to the Company or by delivery of Notes to the Registrar of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1(a) hereof and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 3.3 hereof), the Company shall thereupon promptly cause certificates representing the number of whole shares of Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section
2.6 hereof to or upon the order of the registered holder of such Warrant Certificate.

      2.3 UNEXERCISED WARRANTS. In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant

                                Exhibit 1.1(b)-5

Certificate or to its duly authorized assigns.

      2.4 CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES. All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

      2.5 NOTICE OF EXPIRATION DATE. All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date. The Company agrees to notify each holder of Warrants, not less than forty-five (45) days but not more than one hundred twenty (120) days, prior to the Expiration Date in writing, of the Expiration Date and that, on the Expiration Date, all Warrants remaining unexercised shall expire and all rights of holders of such Warrants shall terminate and cease.

      2.6 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of:

            (a)   the fractional amount of such share; TIMES

            (b) the Market Price, as determined on the Trading Day immediately prior to the date of exercise of such Warrant.

3.    AGREEMENTS OF THE COMPANY

      3.1 RESERVATION OF COMMON STOCK. The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other Rights exercisable for or convertible into Common Stock.

      3.2 COMMON STOCK TO BE DULY AUTHORIZED AND ISSUED, FULLY PAID AND NONASSESSABLE. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and shall be fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any Lien created by, or arising out of actions of, the Company, any Subsidiary or any Affiliate.

      3.3 TRANSFER TAXES. The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

                                Exhibit 1.1(b)-6

            (a)   each Warrant Certificate;

            (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) or Section 2.3 hereof; and

            (c) each share of Common Stock issued upon the exercise of any Warrant.

The Company shall not, however, be required to:

            (i) pay any transfer tax that may be payable in respect of the transfer or delivery of certificates representing Warrants or shares of Common Stock in a name other than that of the registered holder of the certificate surrendered for exercise, conversion, transfer or exchange (any such tax being payable by the holder of such certificate at the time of surrender); or

            (ii) issue or deliver any such certificates referred to in the foregoing clause (i) until any such tax referred to in the foregoing clause (i) shall have been paid.

      3.4 COMMON STOCK RECORD DATE. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made.

      3.5 RIGHTS IN RESPECT OF COMMON STOCK. Except as otherwise set forth herein, prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote in respect of any matter upon which the holders of Common Stock may vote or the right to receive dividends or other distributions and, except as expressly set forth herein, shall not be entitled to receive any notice of any proceedings of the Company. Prior to the exercise of the Warrants evidenced thereby, the holders of the Warrant Certificates shall not have any obligation or any liability as stockholders of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

      3.6 CUSIP NUMBER. The Company covenants and agrees to maintain:

            (a)   a private placement number in respect of the Warrants; and

            (b)   a CUSIP number in respect of the Common Stock;

in each case, from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

      3.7 RIGHT OF ACTION. All rights of action in respect of the Warrants are vested in the

                                Exhibit 1.1(b)-7
respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

      3.8   RIGHT TO RECEIVE DISTRIBUTION OF ABLE INTERNATIONAL WARRANTS.

            (a) RIGHT TO RECEIVE ABLE INTERNATIONAL WARRANTS. In the event of an Able International Spinoff, the Company shall, or shall cause Able International to, distribute to each Person who was a registered holder of Warrants on the date of the Able International Spinoff such holder's ratable share (based on the number of Warrants held by such holder on the date of the Able International Spinoff) of an aggregate number of warrants to purchase common stock of Able International (the "ABLE INTERNATIONAL WARRANTS") equal to the Able International Warrant Number. The distribution of the Able International Warrants shall occur on a date fixed by the Company which is not later than five (5) Business Days after the Spinoff Calculation Date. The Able International Warrants shall:

                  (i) be immediately exercisable on the date of issuance thereof;

                  (ii) expire on the later of the Expiration Date and the date forty-five (45) days after the issuance thereof;

                  (iii) each represent (subject to adjustment as provided in the
            Able International Warrant Agreement) the right to purchase one (1) validly issued, fully paid and non-assessable Able International Share at a purchase price (subject to adjustment as provided in the Able International Warrant Agreement) equal to the Able International Warrant Purchase Price, payable (as set forth in the Able International Warrant Agreement) in cash, in Notes or in Able International Warrants (but not in Warrants); and

                  (iv) otherwise have terms and provisions substantially
            identical to those of the Warrants.

            (b) NOTICE OF DECLARATION. In the event of an Able International Spinoff, the Company shall give written notice thereof to each holder of Warrants (or former holder of Warrants) entitled to receive a distribution of the Able International Warrants, within five (5) days after the declaration of the dividend or distribution or the announcement of such reclassification or other similar arrangement giving rise to such Able International Spinoff, which notice shall:

                  (i)   provide   a   detailed   description   of   the   Able
            International Spinoff;

                  (ii) state the date the Able International Spinoff will occur;


                                Exhibit 1.1(b)-8

                  (iii) state the Spinoff Calculation Date;

                  (iv) explain that the Able International Warrant Number and the Able International Warrant Purchase Price shall be determined as of the Spinoff Calculation Date;

                  (v) state the date fixed for distribution of the Able International Warrants;

                  (vi) state the aggregate number of Able International Shares to be distributed, dividended, issued or deemed issued per share of Common Stock;

                  (vii) state the number of shares of Common Stock into which each Warrant is then exercisable; and

                  (viii) describe the right described in Section 3.8(a).

            (c) ABLE INTERNATIONAL WARRANT AGREEMENT. On or prior to the date of the Able International Spinoff, the Company shall cause Able International to enter into a warrant agreement (the "ABLE INTERNATIONAL WARRANT AGREEMENT") to govern the terms of the Able International Warrants. The terms and provisions of the Able International Warrant Agreement shall be substantially identical to those set forth in this Warrant Agreement, including, without limitation, substantially identical antidilution provisions and agreements of Able International as contained herein with respect to the Company, and shall be in form acceptable to those holders of Warrants (or former holders of Warrants) entitled to receive a distribution of the majority of the Able International Warrants. The Company shall also cause to be delivered to each such holder or former holder an opinion, satisfactory in form and substance to those holders of Warrants (or former holders of Warrants) entitled to receive a distribution of the majority of the Able International Warrants, of independent counsel to the effect that such warrant agreement and the certificates representing the Able International Warrants to be issued thereunder are enforceable in accordance with their terms, that upon payment of the purchase price therefor the Able International common stock to be issued upon exercise thereof shall be validly issued, fully paid and non-assessable, free and clear of any lien or encumbrance created by the Company or Able International, and as to such other matters as are customarily addressed in connection with an issuance of warrants as such holders may reasonably request.

            (d) NOTICE OF DISTRIBUTION. Two (2) Business Days following the Spinoff Calculation Date, the Company shall, or shall cause Able International to, provide a written notice to each holder of Warrants (or former holder of Warrants) entitled to receive a distribution of the Able International Warrants, which notice shall:

                  (i) state the date fixed for distribution of the Able International Warrants;

                  (ii) state the Able International Warrant Number and the Able

                                Exhibit 1.1(b)-9

            International Warrant Purchase Price, together with a detailed calculation of each;

                  (iii) provide a detailed calculation of the Market
            Capitalization of the Company, the Market Capitalization of Able International, the Market Capitalization Percentage of the Company and the Market Capitalization Percentage of Able International;

                  (iv) provide a detailed calculation of the Pre-Spinoff
            Ownership Percentage; and

                  (v) state the number of Able International Warrants being
            issued to each such holder.

      The Company shall, or shall cause Able International to, distribute the Able International Warrants to each holder of Warrants (or former holder of Warrants) entitled to receive a distribution of the Able International Warrants on the date fixed therefor.

            (e) DIVIDENDS PAID PARTLY IN ABLE INTERNATIONAL SHARES. For purposes of this Section 3.8 and Section 4 hereof, any dividend or distribution declared or paid partly in Able International Shares and partly in Common Stock, other Securities or other Property shall be deemed to be an Able International Spinoff subject to the provisions of this Section 3.8 to the extent made in Able International Shares and a separate dividend of Common Stock, other Securities or Property subject to the provisions of Section 4 hereof to the extent payable in Property other than Able International Shares.

      3.9 PROVISIONS CONCERNING THE REGISTRAR. The Company will cause a Registrar appointed under section 2.5 of the Note Agreement to maintain a register for the registration and transfer of Notes, which office shall be maintained in the United States of America. In the event the Company appoints a Registrar other than the Company, the Company shall enter into an appropriate agency agreement with such Registrar in form and scope, and containing such indemnity provisions as are, acceptable to the Required Warrantholders. Such agency agreement shall be such as to permit the implementation of the provisions of Section 2.1(c). The Company initially appoints the Registrar indicated on Annex 2, and shall notify each holder of Warrants in writing of any change in the identity or address of any Registrar not less than thirty (30) days prior to such change taking effect. Notwithstanding any other provision of this Agreement or any such agency agreement to the contrary, as between the Company and each holder of Warrants, no appointment of any Registrar shall relieve the Company of any of its obligations under Section 2, and the Company shall remain, as between the Company and each holder of Warrants, liable for any act or failure to act on the part of any Registrar as fully as if the Company had itself so acted or omitted to act. The Company agrees to indemnify and hold harmless each holder against any damages sustained as a result of its failure to promptly notify each holder in writing of any change in the identity or office of the Registrar.

      3.10 SURVIVAL. The agreements of the Company contained in this Section 3 shall survive the exercise of and the expiration of the Warrants.


                               Exhibit 1.1(b)-10

4.    ANTIDILUTION ADJUSTMENTS

      4.1 MECHANICAL ADJUSTMENTS. The number of shares of Common Stock purchasable upon the exercise of each Warrant, and the Purchase Price, shall be subject to adjustment as set forth in this Section 4.

      4.2 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In the event that the Company shall, on or after the date hereof:

            (a) pay a dividend in shares of Additional Common Stock or make a distribution in shares of Additional Common Stock;

            (b) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares; or

            (c) reclassify by combination its outstanding shares of Common Stock into a smaller number of shares;

then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted to that price determined by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                  (i) the total number of outstanding shares of Common Stock immediately prior to such event; DIVIDED BY

                  (ii) the total number of outstanding shares of Common Stock immediately after such event.

An adjustment made pursuant to this Section 4.2 shall become effective on the effective date of such event.

      4.3 DIVIDENDS AND DISTRIBUTIONS. In the event that the Company shall make or pay any dividend of, or distribute to holders of shares of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) shares of capital stock (other than Common Stock, which shall be subject to Section 4.2, and other than Able International Shares, which shall be subject to
Section 3.8) or rights, warrants or options exercisable into such capital stock (other than Rights, which shall be subject to Section 4.5, and other than Able International Shares, which shall be subject to Section 3.8), other Securities, evidences of its indebtedness or any of its Property (other than cash dividends payable out of current net income or retained earnings), then, in each case, the Purchase Price in effect after the record date in respect of which such stock, rights, warrants, options, other Securities, indebtedness or Property were dividended or distributed shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by the quotient of:


                                Exhibit 1.1(b)-11

            (a)   the difference of:

                  (i)   the Reference Price on such record date; MINUS

                  (ii) the quotient of:

                        (A) the then fair value (as determined by the Valuation
                  Agent, whose determination, if so made, shall be conclusive) of the shares of stock, rights, warrants, options, other Securities, evidences of indebtedness or Property so dividended or distributed; DIVIDED BY

                        (B) the number of shares of Common Stock outstanding on
                  the record date;

      DIVIDED BY

            (b) the Reference Price on such record date.

Such adjustment shall be made whenever any such dividend or distribution is made, and shall become effective on the date of such dividend or distribution.

      4.4 REPURCHASES OF COMMON STOCK OR RIGHTS. In the event that the Company shall repurchase, redeem, retire or otherwise acquire shares of Common Stock or Rights for a Consideration Per Share greater than the Market Price in effect on the date of such repurchase, redemption, retirement or acquisition, then the Purchase Price in effect immediately after such event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

            (a)   the difference of:

                  (i)   the product of:

                        (A) the number of shares of Common Stock (calculated on
                  a Fully Diluted Basis) immediately prior to such event; MULTIPLIED BY

                        (B) the Market Price in effect immediately prior to such
                  event;

            MINUS

                  (ii)  the Aggregate Consideration Paid;

      DIVIDED BY

            (b)   the product of:

                  (i) the Market Price in effect immediately prior to such event; MULTIPLIED BY


                               Exhibit 1.1(b)-12

                  (ii) the difference of:

                        (A) the number of shares of Common Stock (calculated on
                  a Fully Diluted Basis) immediately prior to such event; MINUS

                        (B) the number of shares of Common Stock (or initially
                  issuable pursuant to such Rights) so repurchased, redeemed, retired or otherwise acquired.

      In the event that any of the Aggregate Consideration Paid consists of Property other than cash, the value of such Property for purposes of computing the Aggregate Consideration Paid shall be determined by the Valuation Agent as of a date not more than thirty (30) days prior to the date of determination thereof and shall be set forth in a written certificate of the Valuation Agent which shall be delivered to the holders of the Warrants in the manner contemplated by Section 8.6.

      4.5 ISSUANCES OF ADDITIONAL COMMON STOCK OR RIGHTS. In the event that the Company shall issue or sell shares of Additional Common Stock or Rights (excluding Excluded Securities) for no consideration or at a Consideration Per Share lower than the Reference Price in effect on the date of such issuance or sale, then the Purchase Price in effect immediately after such event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

            (a)   the sum of:

                  (i) the number of shares of Common Stock outstanding
            immediately prior to such event; PLUS

                  (ii) the quotient of:

                        (A)   the Aggregate Consideration Receivable;  DIVIDED
                  BY

                        (B)   the Reference Price;

            in each case immediately prior to such event;

      DIVIDED BY

            (b)   the sum of:

                  (i) the number of shares of Common Stock outstanding
            immediately prior to such event; PLUS

                  (ii) the number of shares of Additional Common Stock so issued or sold (or initially issuable pursuant to such Rights).

                               Exhibit 1.1(b)-13

      In the event that any of the Aggregate Consideration Receivable consists of Property other than cash, the value of such Property for purposes of computing the Aggregate Consideration Receivable shall be determined by the Valuation Agent as of a date not more than thirty (30) days prior to the date of determination thereof and shall be set forth in a written certificate of the Valuation Agent which shall be delivered to the holders of the Warrants in the manner contemplated by Section 8.6.

      4.6 EXPIRATION OF RIGHTS. Upon the expiration of any Rights in respect of the issuance of which adjustment was made pursuant to Section 4.5, without the exercise thereof, the Purchase Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such Purchase Price and such number of shares of Common Stock as would have been had such Purchase Price and such number of shares of Common Stock been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

            (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights; and

            (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights, whether or not exercised; PROVIDED that no such readjustment shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

      4.7 ABLE INTERNATIONAL SPINOFF. In the event of an Able International Spinoff, the Purchase Price of the Warrants in effect immediately prior to the Spinoff Calculation Date shall be adjusted, effective on the Spinoff Calculation Date, by multiplying the Purchase Price of the Warrants in effect immediately prior to the Spinoff Calculation Date by the Market Capitalization Percentage of the Company, calculated as of the Spinoff Calculation Date.

      4.8 CONSOLIDATION; MERGER; SALE; RECLASSIFICATION. In the event that there shall be:

            (a) any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);

            (b) any sale or conveyance to another corporation of the Property of the Company substantially as an entirety; or

            (c) any reclassification of the Common Stock that results in the issuance of other Securities of the Company;

then, in each such case, lawful provision shall be made as a part of the terms of such


                               Exhibit 1.1(b)-14
transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, Property and Rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale, conveyance or reclassification, at the Purchase Price then in effect, and, without further action on the part of any Person, each Warrant will thereafter represent the right to receive, upon payment of the Purchase Price, such shares of stock, other Securities, cash, Property and Rights as are so receivable. The Company agrees that, as a condition of proceeding with such consolidation, merger or sale, it shall cause the Person surviving such merger or consolidation or the Person to whom such sale or conveyance is made, as the case may be, at the time of such consolidation, merger or sale, to expressly assume the due and punctual observance and performance of each and every provision of this Agreement and all obligations and liabilities of the Company hereunder (subject to the foregoing sentence), in each case, pursuant to such agreements and instruments as are reasonably acceptable to the Required Warrantholders.

      4.9 DE MINIMIS CHANGES IN PURCHASE PRICE. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; PROVIDED that any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Purchase Price at such time and by reason of this Section
4.9 are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed the one percent (1%) amount set forth in this Section 4.9 and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1%) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this Section 4.9 shall be given effect upon the exercise of any Warrants by any holder thereof for purposes of determining the Purchase Price thereof. All calculations shall be made to the nearest cent ($0.01).

      4.10 ADJUSTMENT OF NUMBER OF SHARES ISSUABLE PURSUANT TO WARRANTS. Upon each adjustment of the Purchase Price as a result of any calculations made pursuant to Section 4.2, Section 4.3, Section 4.4, Section 4.5 or Section 4.13, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest share) obtained by multiplying the number of shares of Common Stock covered by such Warrant immediately prior to such adjustment by the quotient of:

            (a) the Purchase Price in effect immediately prior to such adjustment; DIVIDED BY

            (b) the Purchase Price in effect immediately after such adjustment.

All Warrants originally issued by the Company hereunder shall, subsequent to any adjustment made to the Purchase Price hereunder, evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock determined to be purchasable from

                               Exhibit 1.1(b)-15
time to time hereunder upon exercise of such Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon the Company and the holders of Warrants irrespective of whether the Warrant Certificates theretofore and thereafter issued express the Purchase Price per share of Common Stock and the number of shares of Common Stock that were expressed upon the initial Warrant Certificates issued hereunder.

      4.11  MISCELLANEOUS.

            (a) Adjustments shall be made pursuant to this Section 4 successively whenever any of the events referred to in Section 4.2 through
      Section 4.8, inclusive, shall occur.

            (b) If any Warrant shall be exercised subsequent to the record date for any of the events referred to in Section 4.2 through Section 4.8, inclusive, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other Securities or Property that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

            (c) Shares of Common Stock owned by or held for the account of the Company or any Subsidiary shall not, for purposes of the adjustments set forth in this Section 4, be deemed outstanding.

      4.12 OTHER SECURITIES. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, each holder of Warrants shall become entitled to purchase any Securities of the Company other than shares of Common Stock, the number or amount of such other Securities so purchasable and the Purchase Price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 4.2 through Section 4.8, inclusive, hereof, and all other relevant provisions of this Section 4 that are applicable to shares of Common Stock shall be applicable to such other Securities.

      4.13 ADDITIONAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

            (a) The Company shall not, by amendment to its Charter as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or which would have the effect of circumventing or avoiding the provisions of this Section 4, but shall at all times in good faith assist in the carrying out of all the provisions of this
      Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.

      (b) Before taking any action that would result in an adjustment to the then

                               Exhibit 1.1(b)-16
      current Purchase Price to a price that would be below the then current par value of Common Stock issuable upon exercise of any Warrant, the Company will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon payment of such Purchase Price as so adjusted.

            (c) The Company agrees that it will not amend the provisions of any Rights (other than the Warrants), including, without limitation, the Series A Preferred Stock or the Series A Warrants, or make any adjustment thereto (other than pursuant to antidilution provisions applicable to such Rights by the terms thereof, as such provisions are in effect on the Closing Date) so as to reduce the Consideration Per Share applicable thereto, increase the number of shares issuable upon exercise thereof or otherwise change the economic terms (such as the purchase price, exercise price, conversion price or conversion ratio) thereof. If the Company shall amend the provisions of any Rights (other than the Warrants), including, without limitation, the Series A Preferred Stock or the Series A Warrants, or make any adjustment thereto (either in violation of this Section 4.13(c) or pursuant to any antidilution provision) so as to reduce the Consideration Per Share applicable thereto, increase the number of shares issuable upon exercise thereof or otherwise change the economic terms (such as the purchase price, exercise price, conversion price or conversion ratio) thereof, then the Company shall make appropriate adjustment, as nearly as practical to those that would be required by the provisions of Section 4.2 through Section 4.5, inclusive, most nearly analogous to the effect of such amendment, to the Purchase Price, and, pursuant to Section 4.10, to the number of shares of Common Stock issuable upon exercise of the Warrants, as shall be fair and equitable, such adjustment to be determined by the Valuation Agent. The making of any such adjustment pursuant to the second sentence of this Section 4.13(c) shall not cure any breach of this agreement resulting from the failure of the Company to comply with the first sentence of this Section 4.13(c), and each holder of Warrants shall retain any and all legal rights it may have in respect of such breach notwithstanding the making of such adjustment.

            (d) In the event that any of the events described in any of Section
      4.2 through Section 4.5, inclusive, give rise to an adjustment to the purchase, exercise or conversion price or conversion ratio, or number of shares of Common Stock issuable upon conversion or exercise, of any Rights (other than the Warrants), including, without limitation, the Series A Preferred Stock and the Series A Warrants, then the adjustments provided for in Section 4.2 through Section 4.5, inclusive, in respect of such event shall give effect both to the event giving rise to such adjustment under this Agreement and to all such adjustments made in respect of such other Rights; PROVIDED, HOWEVER, that no such adjustment shall duplicate any adjustment required to be made in respect thereof by virtue of the provisions of Section 4.13(c).

5.    REPORTING COVENANTS

                               Exhibit 1.1(b)-17

5.1 FINANCIAL AND BUSINESS INFORMATION

      The Company shall deliver to each holder of Warrants:

            (a) QUARTERLY FINANCIAL STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

                  (i) a consolidated balance sheet as at the end of such quarter; and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

      for the Company and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by the chief financial officer of the Company; PROVIDED, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this
      Section 5.1(a);

            (b) ANNUAL FINANCIAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter:

                  (i) a consolidated balance sheets as at the end of such year; and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows for such year;

      for the Company and the Subsidiaries, setting forth in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; PROVIDED, that the delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(b) so long as such Annual Report contains or is accompanied by the reports and other information

                               Exhibit 1.1(b)-18
otherwise specified in this Section 5.1(b);

            (c) SEC AND OTHER REPORTS -- promptly upon their becoming available:

                  (i) each financial statement, report, notice or proxy
            statement sent by the Company or any Subsidiary to stockholders generally; and

                  (ii) each regular or periodic report (including, without
            limitation, each Form 10-K, Form 10-Q and Form 8-K), and each amendment thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission (and any successor agency);

            (d) RULE 144A -- promptly upon the request of any holder of Warrants, information required to comply with 17 C.F.R. '230.144A, as amended from time to time, in connection with any transfer or proposed transfer of any Warrants; and

            (e) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be requested by any holder of Warrants.

      5.2   INFORMATION CONCERNING ANTIDILUTION ADJUSTMENTS.

            (a) NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon the exercise of Warrants is adjusted or the Purchase Price in respect thereof is adjusted, as herein provided, the Company shall promptly give to each holder of Warrants notice of such adjustment or adjustments and shall promptly deliver to each holder of Warrants a certificate of the chief financial officer of the Company setting forth:

                  (i) the number of shares of Common Stock issuable upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment;

                  (ii) a brief statement of the facts requiring such adjustment;
            and

                  (iii) the computation by which such adjustment was made.

            (b) ANNUAL CERTIFICATE. So long as any Warrant is outstanding, within one hundred twenty (120) days of the end of each fiscal year of the Company, the Company shall deliver to each holder of Warrants a certificate of the chief financial officer of the Company setting forth:

                  (i) the number of shares of Common Stock issuable upon the exercise of each Warrant and the Purchase Price of such shares as of the end of such fiscal year;

                  (ii) a brief statement of the facts requiring each adjustment, if any, required to be made in such fiscal year; and

                               Exhibit 1.1(b)-19

                  (iii) the computation by which each such adjustment was made.

            (c) CONFIRMATION BY ACCOUNTANTS. At the request of a holder of Warrants, a certificate of the chief financial officer pursuant to Section 5.2(a) or Section 5.2(b) shall be confirmed by a certificate from the independent certified public accountants of the Company.

            (d) NOTICES OF CERTAIN EVENTS. Whenever the Company shall publicly announce the authorization of any Notice Event, the Company shall, not less than fifteen (15) days prior to the record date with respect to such event (or, if no record date for the same shall be fixed, not less than fifteen (15) days prior to the occurrence of such Notice Event), give to each holder of Warrants, written notice of such event setting forth any change in the number of shares of Common Stock the Company estimates will be issuable upon the exercise of each Warrant, the estimated Purchase Price after any adjustment required to be made hereunder and a brief statement of the facts requiring such adjustment and the computation by which the Company expects such adjustment will be made. Notwithstanding the foregoing, no failure of the Company to give any such notice shall affect the validity of the action taken unless such failure was in bad faith.

6.    REGISTRATION RIGHTS

      6.1   SHELF REGISTRATION.

            (a) FILING AND EFFECTIVENESS. On or prior to the Shelf Filing Date, the Company will file a single "shelf" registration statement (the "SHELF REGISTRATION") on form S-3 or such other appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC with respect to dispositions of all of the Registrable Securities in such manner or manners specified by the holders thereof. The Company agrees to cause the Shelf Registration to be declared effective as promptly as is practicable after such filing (and in any event, prior to the Shelf Effective Date) and agrees to keep the Shelf Registration effective (and to take any and all other actions necessary in order to permit public resale of the Registrable Securities covered by the Shelf Registration) for a period (the "SHELF EFFECTIVE PERIOD") beginning on the date such Shelf Registration shall first be declared effective under the Securities Act and ending upon the earlier to occur of January 1, 2000 and such date as no Registrable Securities shall remain, subject to the terms and conditions set forth in this Agreement. The Company further agrees, if necessary, to supplement or make amendments to such Shelf Registration, if required by the registration form utilized by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act, and the Company agrees to furnish to the holders of the Registrable Securities covered by the Shelf Registration copies of any such supplement or amendment prior to its being used or filed with the SEC.

            (b) APPROVAL OF SHELF REGISTRATION. If the Requisite Holders shall have approved the filing of any Shelf Registration as provided in Section 6.4(a), but any holder of

                               Exhibit 1.1(b)-20

      Registrable Securities objects to such filing on the grounds that the disclosure contained in the Shelf Registration contains any misstatement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading, then such holder shall have the right, in its sole discretion, to withdraw from the Shelf Registration. If the Company receives notice of such withdrawal from any holder wishing to withdraw from the Shelf Registration, then the Company shall not name such holder in the registration statement or, in the case of withdrawal in connection with any amendment or supplement to a registration statement in which such holder is already named, shall amend such registration statement to delete references to such holder, and to withdraw the Registrable Securities of such holder, from the registration statement. The Shelf Registration shall not be considered effective with respect to any such withdrawing holder.

            (c) SELECTION OF UNDERWRITERS. If any offering pursuant to the Shelf Registration is in the form of an underwritten offering, the underwriters of such offering shall be one or more underwriting firms of recognized standing selected by the Requisite Holders and reasonably acceptable to the Company. In the event of an underwritten offering pursuant to the Shelf Registration, no securities of the Company (other than the Registrable Securities) shall be included in any such offering without the prior written consent of all holders of Registrable Securities participating in such offering.

            (d) ACCELERATION OF REQUIREMENT TO FILE SHELF REGISTRATION. In the event that the Company becomes aware that any event described in clause
      (b), clause (c) or clause (d) of the definition of "Effective Date" will or will be likely to occur on or before the Shelf Effective Date, then, and in each such case, the Company shall file the Shelf Registration as soon as possible, and, in any event, on or before the date which is thirty
      (30) days after the Company becoming aware of any such occurrence, and shall use its diligent best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon after such filing as is practicable.

                               Exhibit 1.1(b)-21

      6.2   INCIDENTAL REGISTRATION.

            (a) FILING OF REGISTRATION STATEMENT. If the Company at any time proposes to register any of its Common Stock (an "INCIDENTAL REGISTRATION") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, in connection with an offer made solely to existing Security holders or employees of the Company), for sale in a Public Offering, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, which notice shall be given to all such holders at least thirty (30) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any such holder to include its shares under such registration statement (which request shall be made within fifteen (15) Business Days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration of the offering and sale of all Registrable Securities that the Company has been so requested to register by such holder; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such holders in connection with such registration.

            (b) SELECTION OF UNDERWRITERS. Notice of the Company's intention to register such Common Stock shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized standing) and shall contain the Company's agreement to use its best efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to register pursuant to this Section 6.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

            (c) PRIORITY ON INCIDENTAL REGISTRATIONS. If the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of shares of Common Stock requested to be included in such Incidental Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number of shares of Common Stock that may be included in such offering without such effect), the Company will include in such Incidental Registration, to the extent of the number of shares of Common Stock that the Company is so advised can be sold in such offering:

                  (i) in the case of any registration initiated by the Company for the purpose of selling Securities for its own account:

                        (A) FIRST, Securities that the Company proposes to issue
                  and

                               Exhibit 1.1(b)-22
                  sell for its own account; and

                        (B) SECOND, Registrable Securities requested to be sold
                  by the holders thereof pursuant to this Section 6.2 and all Common Stock proposed to be registered by the Other Stockholders, PRO RATA among such holders on the basis of the number of shares requested to be so registered by such holders; and

                  (ii) in the case of a registration initiated by any Other
            Stockholder pursuant to demand or required registration rights in favor of such Other Stockholder:

                        (A) FIRST, shares of Common Stock requested to be sold
                  by the Other Stockholders requesting such Registration;

                        (B) SECOND, Registrable Securities requested to be sold
                  by the holders thereof pursuant to this Section 6.2 and all Common Stock proposed to be registered by the Other Stockholders (other than those referred to in Section 6.2(c)(ii)(A)), PRO RATA among such holders on the basis of the number of shares requested to be so registered by such holders; and

                        (C) THIRD, shares that the Company proposes to issue and
                  sell for its own account.

      6.3 COMPANIES REGISTRATION. If the Securities Act (whether by statutory amendment, amendment of the rules and regulations thereunder or both) is amended after the date hereof to provide for a Companies Registration Scheme, and the Company is or becomes eligible to participate in the Companies Registration Scheme, then the Company, promptly following the request of the Required Holders, shall use its reasonable best efforts to register promptly under the Companies Registration Scheme so as to facilitate the resale under the registration statement contemplated by such Companies Registration Scheme of the Registrable Securities in accordance with the method or methods of distribution contemplated by the Holders.

      6.4 REGISTRATION PROCEDURES. The Company will use its best efforts to effect each Registration, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Company will as expeditiously as possible:

            (a) subject, in the case of an Incidental Registration, to the proviso to Section 6.2(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; PROVIDED, HOWEVER, that:

                  (i) before the initial filing of any registration statement, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their

                               Exhibit 1.1(b)-23
            counsel, copies of all such documents proposed to be filed at least ten (10) days prior thereto, which documents will be subject to the reasonable review, within such ten (10) day period, of such holders, their counsel and the underwriters; and

                  (ii) before filing any prospectus or any amendments or
            supplements to any registration statement or prospectus, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed a reasonable period of time (in light of the nature of the amendments or changes contained therein, which shall in every event be at least one (1) day and shall never be required to be more than ten (10) days) prior thereto, which documents will be subject to the reasonable review, within such period, of such holders, their counsel and the underwriters;

      and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requisite Holders shall reasonably object within any such review period;

            (b) subject, in the case of an Incidental Registration, to the proviso to Section 6.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

            (c) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

            (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent

                               Exhibit 1.1(b)-24
      the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

            (e) if requested by the managing underwriter or underwriters, if any, or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters, if any, or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

            (f) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with any necessary registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or the managing underwriter, if any, reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing shares of Common Stock to be sold under such Registration, and enable such share certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

            (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

            (i) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                               Exhibit 1.1(b)-25

            (j) use its best efforts to obtain:

                  (i) at the time of effectiveness of each Registration, a
            "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Requisite Holders and the underwriters reasonably request; and

                  (ii) at the time of any underwritten sale pursuant to the
            registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;

            (k) use its best efforts to obtain, at the time of effectiveness of each Incidental Registration and at the time of any sale pursuant to each Registration, an opinion or opinions, favorable to the Requisite Holders in form and scope, from counsel for the Company in customary form;

            (l) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

            (m) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

            (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration; and

            (o) obtain and maintain the registration of the Common Stock under either section 12(b) or section 12(g) of the Exchange Act; and use its best efforts to cause all Registrable Securities covered by each Registration to be approved for listing subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant

                               Exhibit 1.1(b)-26
      to such Registration, on:

                  (i) either the New York Stock Exchange, Inc., the American
            Stock Exchange or the NASDAQ National Market; and

                  (ii) each other securities exchange, if any, on which the
            Common Stock is then listed.

The Company may require each holder of Registrable Securities that will be included in such Registration to, and each such holder shall promptly following any request, furnish the Company with such information in respect of such holder and its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by applicable laws or regulations.

      6.5   REASONABLE INVESTIGATION.  The Company shall:

            (a) give the holders of Registrable Securities, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto;

            (b) give each such holder and underwriter reasonable opportunities to discuss the business of the Company with its officers, counsel and the independent public accountants who have certified its financial statements;

            (c) make available for inspection by any holder of Registrable Securities included in any Registration, any underwriter participating in any disposition pursuant to any Registration, and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company; and

            (d) cause the Company's officers, directors and employees to supply all information reasonably requested by any such Person in connection with such Registration;

in each such case, as shall be reasonably necessary, in the opinion of such holder or such underwriter, to enable it to conduct a "reasonable investigation" within the meaning of section 11(b)(3) of the Securities Act and to satisfy the requirement of reasonable care imposed by section 12(a)(2) of the Securities Act.

      6.6 REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities.

      6.7   INDEMNIFICATION; CONTRIBUTION.

            (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers,

                               Exhibit 1.1(b)-27
      directors and agents, if any, and each Person, if any, who controls such holder within the meaning of section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information concerning any holder furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 6 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Section 6 is made through underwriters, the Company agrees, to the extent required by such underwriters, to enter into an underwriting or other agreement providing for indemnity of such underwriters, their officers, directors and agents, if any, and each Person, if any, who controls such underwriters within the meaning of section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the holders of Registrable Securities; PROVIDED that the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

            (b) INDEMNIFICATION BY THE HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter (if the underwriter so requires) and their respective officers, directors and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the

                               Exhibit 1.1(b)-28
      registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; PROVIDED, HOWEVER, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

            (c) CONTROL OF DEFENSE. Any Person entitled to indemnification under the provisions of this Section 6.7 shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Section 6 shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

            (d) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

                  (i) in such proportion as is appropriate to reflect the
            relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or

                  (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

      Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 6.7(b) hereof was available.

                               Exhibit 1.1(b)-29

      No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 6.7 shall be several and not joint.

            (e) ADVANCEMENT OF EXPENSES. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 6.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable. Without limiting the generality of the foregoing, each indemnifying party, as an interim measure during the pendency of any claim, action, investigation, inquiry or proceeding arising out of or based upon any matter or subject for which indemnity (or contribution in lieu thereof) would be available to any indemnified party under any provision of this Section 6.7, shall promptly reimburse each indemnified party, as often as invoiced therefor (but in no event more often than monthly), for all reasonable legal or other expenses incurred in connection with the investigation or defense of any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of any judicial determination as to the propriety or enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expenses and notwithstanding the possibility that the obligations to pay such expenses might later have been held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is held to be improper, the indemnified party agrees to promptly return the amount so advanced to the indemnifying party, together with interest, compounded monthly, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks. Any such interim reimbursement payments which are not made to the indemnified party within thirty (30) days of a request therefor shall bear interest at such prime rate from the date of such request to the extent such reimbursement payments are ultimately determined to be proper obligations of the indemnifying party. To the extent required by any underwriter in connection with the execution of any underwriting agreement pursuant to which the holders of Registrable Securities shall be selling any shares of Common Stock, the Company shall agree to advancement of the expenses of such underwriter to at least the same extent as provided in this Section 6.7(e).

            (f) SURVIVAL. The indemnity and contribution agreements contained in this Section 6.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Securities by such holder.

      6.8   HOLDBACK AGREEMENTS; REGISTRATION RIGHTS TO OTHERS.

            (a) In connection with each underwritten sale of Registrable Securities, the Company agrees, and each holder of Registrable Securities by acquisition of such Registrable Securities agrees, to enter into customary holdback agreements concerning sale or distribution of Registrable Securities and other equity Securities of the

                               Exhibit 1.1(b)-30

      Company, except, in the case of any holder of Registrable Securities, to the extent that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

            (b) If the Company shall at any time after the date hereof provide to any holder of any Securities of the Company rights with respect to the registration of such Securities under the Securities Act:

                  (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Section 6 to the holders of Registrable Securities; and

                  (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Section 6, the Company will provide (by way of amendment to this Section 6 or otherwise) such more favorable terms or conditions to the holders of Registrable Securities.

      6.9 OTHER REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants or conversion of any class of Common Stock into any other class of Common Stock require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

      6.10 AVAILABILITY OF INFORMATION. At any time that any class of the Common Stock is registered under section 12(b) or section 12(g) of the Exchange Act, the Company will comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements of the SEC from time to time in effect. In addition, the Company shall file such reports and information, and shall make available to the public and to the holders of Registrable Securities such information, as shall be necessary to permit such holders to offer and sell Registrable Securities pursuant to the provisions of Rules 144 promulgated under the Securities Act. The Company will also cooperate with each such holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the registration provisions of the Securities Act in connection with the sale of any Registrable Securities.

7.    INTERPRETATION OF THIS AGREEMENT

      7.1 CERTAIN DEFINED TERMS. For the purpose of this Agreement, the following terms

                               Exhibit 1.1(b)-31
shall have the meanings set forth below or set forth in the Section hereof following such term:

      ABLE INTERNATIONAL C means Able Telcom International, Inc., a Florida corporation.

      ABLE INTERNATIONAL SHARES C means and includes:

            (a) shares of the Common Stock, par value $1.00 per share, of Able International;

            (b) any warrant, option or other right to acquire any shares descried in clause (a) above;

            (c) any right to acquire any of such shares pursuant to the provisions of any Security convertible or exchangeable into shares of such stock;

            (d) any similar right permitting the holder thereof to subscribe for or purchase shares of such stock; and

            (e) any capital stock, partnership or membership interest or other similar equity interest or any other Security into which any such shares shall have been reclassified or recapitalized, for which such shares have been exchanged or which have been issued to the former holders of such shares in respect of any merger or consolidation of Able International or transfer of all or substantially all of its Property.

      ABLE INTERNATIONAL SPINOFF - means and includes:

            (a) any payment or making of any dividend in, or making of any distribution of, any Able International Shares to the stockholders of the Company in respect of the Common Stock; or

            (b) any reclassification of the Common Stock in any manner or other similar arrangement such that Able International Shares are issued to or deemed issued to the Company's stockholders.

      ABLE INTERNATIONAL WARRANT AGREEMENT C Section 3.8(c).

      ABLE INTERNATIONAL WARRANT NUMBER C means, at any time, with respect to any Able International Spinoff, the quotient of:

            (a)   the product of:

                  (i)   the Pre-Spinoff Ownership Percentage; MULTIPLIED BY

                  (ii) the aggregate number of Able International Shares,
            calculated as of the Spinoff Calculation Date on a Fully Diluted Basis (but prior to giving effect to the issuance of the Able International Warrants);

                               Exhibit 1.1(b)-32

      DIVIDED BY

            (b)   the difference of:

                  (i)  one hundred percent (100%); MINUS

                  (ii) the Pre-Spinoff Ownership Percentage.

      ABLE INTERNATIONAL WARRANT PURCHASE PRICE C means, on any date of determination, with respect to any Able International Spinoff, the quotient of:

            (a)   the product of:

                  (i) the Market Capitalization Percentage of Able International as of such date; MULTIPLIED BY

                  (ii) the number of Warrants outstanding on such date; MULTIPLIED BY

                  (iii) the Purchase Price on such date prior to giving effect to any adjustment in the Purchase Price (including, without limitation, that required by Section 4.7) resulting from the Able International Spinoff;

      DIVIDED BY

      (b)    the Able International Warrant Number.

      ABLE INTERNATIONAL WARRANTS C Section 3.8(a).

      ADDITIONAL COMMON STOCK C means Common Stock, including treasury shares, issued after the date hereof, except Common Stock issued upon the exercise of any one or more Warrants.

      AFFILIATE C means, at any time, a Person (other than a Subsidiary or the Purchasers):

            (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

            (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company; or

            (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or any Subsidiary;

at such time.

As used in this definition,

                               Exhibit 1.1(b)-33

            CONTROL C means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      AGGREGATE CONSIDERATION PAID C means, in the case of a repurchase, redemption, retirement or acquisition of shares of Common Stock, the aggregate amount paid by the Company in connection therewith and, in the case of a repurchase, redemption, retirement or acquisition of Rights, the sum of:

            (a) the aggregate amount paid by the Company for such Rights; PLUS

            (b) the aggregate consideration or premiums stated in such Rights to be payable for the shares of Common Stock covered thereby.

      For purposes of clause (a) above, in the event of the repurchase, redemption, retirement or acquisition of any Rights together with other Securities or obligations of the Company or any other Person in which the purchase price for the Rights and such other Securities or obligations is expressed as a single purchase price (including, without limitation, upon the issuance or sale of Preferred Stock or debt Securities which are convertible into Common Stock), the aggregate amount paid by the Company for such Rights shall include only the portion of such single purchase price attributable to such Rights, and not the portion attributable to such other Securities or obligations. The portion of such purchase price attributable to such Rights in such case shall be equal to the product of:

            (i)  such single purchase price; MULTIPLIED BY

            (ii) the quotient of:

                  (A) the fair market value (as determined by the Valuation
            Agent) of such Right, independent of the value of such other Securities or obligations (computed using the Black-Scholes option pricing model or such other pricing model as the Valuation Agent determines is appropriate, and applying such reasonable assumptions concerning price variances with respect to the Common Stock and such other variables as the Valuation Agent considers appropriate); DIVIDED BY

                  (B) the fair market value (as determined by the Valuation
            Agent) of such Right together with such other Securities or obligations (computed using such methodology and making such assumptions as the Valuation Agent determines is appropriate).

      AGGREGATE CONSIDERATION RECEIVABLE C means, in the case of an issuance or sale of shares of Additional Common Stock, the aggregate amount paid to the Company in connection therewith and, in the case of an issuance or sale of Rights, or any amendment thereto, the sum of:

                               Exhibit 1.1(b)-34

            (a) the aggregate amount paid to the Company for such Rights; PLUS

            (b) the aggregate consideration or premiums stated in such Rights to be payable for the shares of Additional Common Stock covered thereby;

in each case without deduction for any fees, expenses, placement fees or underwriters discounts.

      For purposes of clause (a) above, in the event of the issuance or sale of any Rights together with other Securities or obligations of the Company or any other Person in which the purchase price for the Rights and such other Securities or obligations is expressed as a single purchase price (including, without limitation, upon the issuance or sale of Preferred Stock or debt Securities which are convertible into Common Stock), the aggregate amount paid to the Company for such Rights shall include only the portion of such single purchase price attributable to such Rights, and not the portion attributable to such other Securities or obligations. The portion of such purchase price attributable to such Rights in such case shall be equal to the product of:

            (i)  such single purchase price; MULTIPLIED BY

            (ii) the quotient of:

                  (A) the fair market value (as determined by the Valuation
            Agent) of such Right, independent of the value of such other Securities or obligations (computed using the Black-Scholes option pricing model or such other pricing model as the Valuation Agent determines is appropriate, and applying such reasonable assumptions concerning price variances with respect to the Common Stock and such other variables as the Valuation Agent considers appropriate); DIVIDED BY

                  (B) the fair market value (as determined by the Valuation
            Agent) of such Right together with such other Securities or obligations (computed using such methodology and making such assumptions as the Valuation Agent determines is appropriate).

      AGREEMENT, THIS C means this Warrant Agreement, as it may be from time to time amended or supplemented.

      BOARD OF DIRECTORS C means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

      BUSINESS DAY C means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

      CHARTER C means the Articles of Incorporation of the Company, as amended.

                               Exhibit 1.1(b)-35

      CLOSING PRICE C means, on any date with respect to any share of common stock of any Person:

            (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such common stock is then listed or admitted to trading; and

            (b) if such common stock is not then listed or admitted to trading on any national securities exchange, but is listed on the NASDAQ National Market or the NASDAQ SmallCap Market, as the case may be, the last sale price of such common stock on such date as reported by NASDAQ, or if there shall have been no sale on such date, the average of the reported closing bid and asked prices on such date as shown by NASDAQ.

When used in this Agreement without reference to a particular Person or common stock, "Closing Price" means the Closing Price of the Common Stock.

      COMMON STOCK C means the Common Stock, par value $.001 per share, of the Company.

      COMPANIES REGISTRATION SCHEME C means an amendment or amendment to the Securities Act (whether by statutory amendment, amendment of the rules and regulations thereunder or both), such as, without limitation, as proposed in the Report of the Advisory Committee on the Capital Formation and Regulatory Processes of the Securities and Exchange Commission, dated July 24, 1996, pursuant to which:

            (a) issuers of Securities are permitted to register all issuances of securities on an integrated company registration statement; and

            (b) under the provisions of such amendment, such registration could cover the reoffering or resale by the holders thereof of shares of Common Stock issued upon the exercise of the Warrants, if any, outstanding at such time.

      COMPANY C shall have the meaning specified in the introductory paragraph hereof.

      CONSIDERATION PER SHARE C means, with respect to shares of Common Stock or Rights, the quotient of:

            (a) the Aggregate Consideration Paid (in the case of a repurchase, redemption, retirement or other acquisition for value of Common Stock or Rights) or the Aggregate Consideration Receivable (in the case of an issuance or sale of Common Stock or Rights by the Company), as the case may be, in respect of such shares of Common Stock or such Rights; DIVIDED BY

            (b) the total number of such shares of Common Stock or, in the case of

                               Exhibit 1.1(b)-36

      Rights, the total number of shares of Common Stock into which such Rights are exercisable or convertible.

      EFFECTIVE DATE C means the earliest to occur of:

            (a)   January 6, 1999;

            (b) any merger, consolidation, amalgamation or similar combination of the Company with or into any other Person (other than a merger, consolidation, amalgamation or similar combination in which the Company is the surviving corporation and in which the stockholders of the Company retain the Common Stock held by them immediately prior to the occurrence of such event);

            (c) the sale, conveyance or transfer of all or substantially all of the Property of the Company to any other Person or group of Persons; and

            (d) the fixing or establishment of a record date for determination of the holders of the Common Stock entitled to receive any distribution of cash, Securities or other Property to the holders of the Common Stock in connection with a transaction described in clause (b) or clause (c) above.

      EXCHANGE ACT C means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      EXCLUDED SECURITIES C means and includes:

            (a) shares of Common Stock or Rights issued in any of the transactions described in Section 4.2 through Section 4.8, inclusive, hereof, and in respect of which an adjustment has been made pursuant to such Section;

            (b) shares of Common Stock issuable upon exercise of the Warrants or any other Rights (including, without limitation, the Series A Preferred Stock and the Series A Warrants) outstanding on the date hereof;

            (c) shares of Common Stock issued to the public in a bona fide public offering registered under the Securities Act to Persons other than:

                  (i)   Affiliates;

                  (ii)  employees of the Company; or

                  (iii) existing holders of Common Stock or Rights;

      PROVIDED, HOWEVER, that a bona fide public offering sold through an underwriter and held open to the public generally shall not fail to meet the requirements of this clause (c) merely by virtue of the fact that one or more Affiliates, employees or existing holders of Common Stock or Rights may have been purchasers from the underwriters therein

                               Exhibit 1.1(b)-37
      so long as no pre-existing arrangement or agreement to so purchase shares in connection with such offering was in existence or in effect;

            (d) shares of Common Stock issued as the consideration in a transaction involving a bona fide acquisition by the Company of another Person (whether by acquisition of capital stock of such Person or all or substantially all of the Property of such Person, or by merger or consolidation of such Person into the Company or any Subsidiary) so long as the economic terms of such acquisition were negotiated at arm's length and so long as neither such Person nor the Person or Persons to whom such Common Stock is issued are:

                  (i)   Affiliates;

                  (ii)  employees of the Company; or

                  (iii) existing holders of Common Stock or Rights;

      PROVIDED, HOWEVER, that in the event that the acquired Person is a corporation the common stock of which is registered under either section 12(b) or section 12(g) of the Exchange Act, the issuance of shares of Common Stock to all stockholders of the acquired Person in a bona fide acquisition shall not fail to meet the requirements of this clause (d) merely by virtue of the fact that one or more Affiliates, employees or existing holders of Common Stock or Rights may have been the beneficial owners (as such term is defined in Rule 13d-3 under the Exchange Act, 17 C.F.R. '240.13d-3) of five percent (5%) or less of the common stock of such acquired Person and so long as no pre-existing arrangement or agreement to so issue shares in connection with such offering was in existence or in effect; and

            (e) Rights consisting of employee stock options, and shares of Common Stock issued upon exercise of such Rights, issued to employees, consultants or independent contractors of the Company pursuant to any stock option plan approved by the Board of Directors at any time, so long as, and to the extent that:

                  (i) the aggregate number of shares of Common Stock issuable upon exercise of such stock options (whether or not then currently exercisable) at such time, together with all shares of Common Stock previously issued upon exercise of such stock options, does not exceed at any time ten percent (10%) of the number of shares of Common Stock on a Fully Diluted Basis at such time;

                  (ii) no other holder of any Rights or any other Securities of the Company shall have the right to any preemptive, subscription or similar right in respect of such issuance; and

                  (i) in the case of options granted after December 31, 1997, such options are granted with an exercise price not less than the Market Price thereof as of the date of the grant.

                              Exhibit 1.1(b)-38

      EXPIRATION DATE C means January 6, 2003.

      FAIR VALUE -- means, with respect to any share of common stock of any Person at any time, the quotient of:

            (a)   the difference of:

                  (i)   the sum of:

                        (A) the fair salable value of such Person as a going
                  concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm's length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made, determined by agreement among the holders of the Warrants and the Company and, if, in the Company's view after reasonable negotiation no such agreement can be reached, by the Valuation Agent, such determination in either case to be made without regard to the absence of a liquid or ready market for such common stock; PLUS

                        (B) the aggregate exercise or conversion price of all
                  Valuable Rights of such Person (including, without limitation, Valuable Rights of such Person in respect of any shares of Preferred Stock convertible at such time into shares of common stock of such Person) in existence and remaining unexercised on such date;

            MINUS

                  (ii) if there shall then exist any outstanding shares of
            Preferred Stock (other than Preferred Stock convertible at such time into shares of common stock of such Person, which shares represent Valuable Rights of such Person at such time), the aggregate liquidation preference of (or, if less, the aggregate price, if any, at which such Person could elect to redeem) such shares of Preferred Stock (together with all accrued and unpaid dividends thereon);

      DIVIDED BY

            (b)   the sum of:

                  (i) the total number of shares of common stock of such Person then outstanding; PLUS

                  (ii) the aggregate number of shares of common stock of such
            Person issuable in respect of all Valuable Rights of such Person (including, without limitation, Valuable Rights of such Person in respect of any shares of Preferred Stock convertible at such time into shares of common stock of such

                               Exhibit 1.1(b)-39

            Person) at such time.

      FULLY DILUTED BASIS C means, with respect to any calculation of the number of shares of common stock of any Person at any time, the sum of:

            (a) the number of shares of common stock of such Person outstanding at such time; PLUS

            (b) the aggregate number of shares of common stock of such Person issuable upon the exercise, conversion or exchange, as the case may be, of all Rights of such Person outstanding at such time, regardless of whether such Rights of such Person are then exercisable, convertible or exchangeable and, with respect to any Rights of such Person, regardless of whether the consideration given up by the holder of such Right of such Person in connection with the exercise, conversion or exchange thereof would exceed the value of the common stock of such Person received upon such exercise, conversion or exchange.

      GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

      INCIDENTAL REGISTRATION C Section 6.2 hereof.

      INITIAL PURCHASE PRICE C means eight dollars and twenty-five cents ($8.25) per share.

      INITIATING HOLDERS C means, at any time, the holders (other than the Company or any Affiliate thereof) of at least fifty-one percent (51%) (by number of shares) of the Registrable Securities at such time (excluding any Registrable Securities held directly or indirectly by the Company or any Affiliate thereof).

      LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

            (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

            (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                               Exhibit 1.1(b)-40

            (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

            (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

      MARKET CAPITALIZATION C means, with respect to any Person, at any time of determination, the product of:

            (a) the Market Price of the common stock of such Person at such time of determination; MULTIPLIED BY

            (b) the number of shares of the common stock of such Person outstanding at such time.

      MARKET CAPITALIZATION PERCENTAGE C means, with respect to any Person, at any time of determination, the quotient of:

            (a) the Market Capitalization of such Person as of the Spinoff Calculation Date; DIVIDED BY

            (b) the sum of:

                        (i) the Market Capitalization of Able International as
                  of the Spinoff Calculation Date; PLUS

                        (ii) the Market Capitalization of the Company as of the
                  Spinoff Calculation Date.

      MARKET PRICE C means, per share of common stock of any Person, as of any date of determination, the arithmetic mean of the daily Closing Prices of such common stock for the twenty (20) consecutive Trading Days before such date of determination; PROVIDED that if such common stock is then neither listed or admitted to trading on any national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, then "Market Price" means the Fair Value of one share of such common stock, as determined by the Valuation Agent as of the date of determination. When used in this Agreement without reference to a particular Person or common stock, "Market Price" means the Market Price of the Common Stock.

      NASD - means the National Association of Securities Dealers, Inc.

      NASDAQ - means the NASDAQ Stock Market, Inc., a subsidiary of the NASD.

                               Exhibit 1.1(b)-41

      NASDAQ NATIONAL MARKET C has the meaning ascribed thereto in Rule 4200(r) of the NASDAQ.

      NASDAQ SMALLCAP MARKET C has the meaning ascribed thereto in Rule 4200(t) of the NASDAQ.

      NOTE AGREEMENT C means the Note Agreement, dated as of the date hereof, among the Company and the Purchasers, pursuant to which the Notes were issued.

      NOTES C means the 12% Senior Subordinated Notes due January 6, 2005 issued pursuant to the Securities Purchase Agreement and the Note Agreement.

      NOTICE EVENT C means any event that would require an adjustment in the Purchase Price pursuant to Section 4 hereof.

      OTHER STOCKHOLDERS C means and includes, at any time, all holders of Securities of the Company at such time (other than the holders of Registrable Securities).

      PERSON C means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      PREFERRED STOCK C means and includes, with respect to any Person, all capital stock of such Person of any class (including, without limitation, in the case of the Company, the Series A Preferred Stock) which is preferred as to payment upon a liquidation or dissolution of such Person or both, over the common stock of such Person.

      PRE-SPINOFF OWNERSHIP PERCENTAGE C means, with respect to any Able International Spinoff, the quotient, expressed as a percentage, of:

            (a) the number of shares of Common Stock issuable immediately prior to the Able International Spinoff upon exercise of all Warrants remaining outstanding at such time; DIVIDED BY

            (b) the aggregate number of shares of Common Stock at such time calculated on a Fully Diluted Basis.

      PROPERTY C means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      PUBLIC OFFERING C shall mean any sale of Common Stock in a transaction either registered under, or requiring registration under, section 5 of the Securities Act.

      PURCHASE PRICE C means, prior to any adjustment pursuant to Section 4 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as thereafter successively adjusted and readjusted from time to time.

                               Exhibit 1.1(b)-42

      PURCHASERS C shall have the meaning specified in the introductory paragraph hereof.

      REFERENCE PRICE C means, per share of Common Stock, as of any date of determination, the Market Price as of such date.

      REGISTRABLE SECURITIES C means, at any time:

            (a) any shares of Common Stock that have been issued upon the exercise of any Warrant;

            (b) any shares of Common Stock into which such shares of Common Stock shall have been converted at any time; and

            (c) any shares of Common Stock that are issuable upon the exercise of the Warrants or the conversion of Common Stock referred to in clause
      (a) or clause (b) above.

For purposes of Section 6 hereof and the definitions of "Initiating Holders" and "Requisite Holders" herein, holders of Warrants at any time shall be deemed to be holders of Registrable Securities described in clauses (b) and (c) of this definition that are at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

      As to any particular Registrable Securities once issued, such Securities shall cease to be Registrable Securities:

            (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

            (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

            (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

            (iv) when they shall have ceased to be outstanding or (with respect to Registrable Securities described in clause (c) of this definition) issuable upon exercise of the Warrants.

      REGISTRAR - means the Registrar of the Notes, as provided in section 2.5 of the Note Agreement.

      REGISTRATION - means the Shelf Registration and each Incidental Registration.

                               Exhibit 1.1(b)-43

      REGISTRATION EXPENSES -- means all expenses incident to the Company's performance of or compliance with Section 6.1 through Section 6.5, inclusive, including, without limitation:

            (a)  all registration and filing fees;

            (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

            (c) expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company;

            (d)  messenger and delivery expenses;

            (e) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

            (f) fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance);

            (g) securities acts liability insurance (if the Company elects to obtain such insurance);

            (h) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

            (i) fees and expenses of other Persons retained by the Company; and

            (j) fees and expenses of counsel for holders of Registrable Securities, selected by the Requisite Holders;

but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the holders of Registrable Securities or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

      REQUIRED WARRANTHOLDERS -- means, at any time, the holders of at least fifty-one percent (51%) of all Warrants outstanding (excluding any Warrants directly or indirectly held by the Company, any Subsidiary or any Affiliate) at such time.

      REQUISITE HOLDERS -- means, with respect to any registration or proposed registration of Registrable Securities pursuant to Section 6 hereof, any holder or holders (other than the Company or any Affiliate or Subsidiary) holding at least fifty-one percent (51%) of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Company or any Affiliate or Subsidiary) to be so registered.

                               Exhibit 1.1(b)-44

      RIGHT -- means and includes, with respect to any Person:

            (a) any warrant (including, without limitation, in the case of the Company, any Warrant) or any option (including, without limitation, employee stock options) to acquire common stock of such Person;

            (b) any right issued to holders of the common stock of such Person, or any class thereof, permitting the holders thereof to subscribe to shares of additional common stock or additional Rights of such Person (pursuant to a rights offering or otherwise);

            (c) any right to acquire common stock of such Person pursuant to the provisions of any Security (including, without limitation, in the case of the Company, the Series A Preferred Stock) convertible or exchangeable into common stock of such Person; and

            (d) any similar right permitting the holder thereof to subscribe for or purchase shares of common stock of such Person.

References in this Agreement to a Right or Rights of a Person means a Right or Rights, regardless of whether or not issued by such Person, relating to the common stock of such Person. When used in this Agreement without reference to a particular Person, "Right" means a Right of the Company.

      SECURITIES PURCHASE AGREEMENT -- means the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser, relating to the offering and sale of the Notes and the Warrants.

      SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

      SECURITIES ACT -- means the Securities Act of 1933, as amended.

      SECURITY -- shall have the meaning specified in section 2(1) of the Securities Act.

      SERIES A PREFERRED STOCK -- means the Series A Convertible Preferred Stock, par value $.10 per share, of the Company.

      SERIES A WARRANTS - means the warrants to purchase shares of the Common Stock issued to the purchasers of the Series A Preferred Stock in connection with the issuance of the Series A Preferred Stock.

      SHELF EFFECTIVE DATE -- means January 6, 1999, or such earlier date as would be required by Section 6.1(d).

      SHELF EFFECTIVE PERIOD -- Section 6.1(a).

                               Exhibit 1.1(b)-45

      SHELF FILING DATE -- means October 6, 1998, or such earlier date as would be required by Section 6.1(d).

      SHELF REGISTRATION -- Section 6.1(a).

      SPINOFF CALCULATION DATE -- means, with respect to any Able International Spinoff, the thirtieth (30th) Trading Day following the consummation of such Able International Spinoff.

      SUBSIDIARY -- means, at any time, each corporation, association, limited liability company or other business entity which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with GAAP at such time.

      TRADING DAY -- means a day on which the New York Stock Exchange, Inc., the American Stock Exchange, the NASDAQ National Market and the NASDAQ SmallCap Market are open for trading.

      TRANSFEREE -- means any registered transferee of all or any part of any one or more Warrant Certificates acquired by the Purchasers under this Agreement.

      VALUABLE RIGHT -- means, with respect to any Person at any time, a Right of such Person, the effective conversion, exercise or purchase price of which on the date of determination is less than the Market Price of the common stock of such Person in respect of the shares of such common stock issuable upon conversion, exercise or purchase pursuant to such Right of such Person on such date.

      VALUATION AGENT -- means a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company) of recognized national standing retained by the Company and reasonably acceptable to the Required Warrantholders.

      VOTING STOCK -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Company, shall include the Common Stock.

      WARRANT C shall mean each Warrant to purchase shares of the Common Stock issued pursuant to this Agreement.

      WARRANT CERTIFICATE C Section 1.1.

      7.2 DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                               Exhibit 1.1(b)-46

      7.3 GOVERNING LAW. THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8.    MISCELLANEOUS

      8.1 EXPENSES. The Company agrees to pay, and save the Purchasers and any Transferees harmless against liability for the payment of, all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of special counsel for the Purchasers and any Transferee) arising in connection with the transactions herein contemplated, including, without limitation:

            (a)   the cost, if any, of complying with Section 3.6 hereof;

            (b) any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of the Company under, this Agreement, the Warrant Certificates or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the reasonable fees and expenses of one special counsel engaged by the holders of Warrants in connection therewith); and

            (c) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement, the Warrant Certificates or the Warrants or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchasers' or any Transferee's having acquired any Warrant Certificate, including, without limitation, the reasonable fees and expenses of one special counsel engaged by the holders of the Warrants and incurred by the holders of the Warrants and the costs and expenses incurred in any bankruptcy case involving the Company or any Subsidiary.

The obligations of the Company under this Section 8.1 shall survive the transfer of any Warrant Certificate or portion thereof or interest therein by any Purchaser or any Transferee and the exercise or expiration of any Warrant.

      8.2 AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

            (a) in the case of Section 1 through Section 5, Section 7.2, Section
      7.3 or Section 8 hereof (other than this Section 8.2), or of any term defined in Section 7.1 to the extent used therein, the written consent of the Required Warrantholders;

            (b) the provisions of Section 6 hereof, and of any term defined in
      Section 7.1 hereof as used in Section 6 hereof, may be amended, modified or supplemented only by a writing duly executed by or on behalf of the Initiating Holders and the Company;

                               Exhibit 1.1(b)-47

      PROVIDED, HOWEVER, that compliance by the Company with the provisions of
      Section 6 hereof, with respect to any particular registration, may be waived by the Requisite Holders; and

            (c) in the case of this Section 8.2, or of any term defined in
      Section 7.1 to the extent used herein, the written consent of all holders of Warrants then outstanding and all other Registrable Securities then outstanding (excluding any Warrants and any Registrable Securities directly or indirectly held by the Company, any Subsidiary or any Affiliate);

PROVIDED, HOWEVER, that:

            (i) no such amendment or waiver of any of the provisions of this Agreement pertaining to the Purchase Price or the number or kind of shares of Common Stock that may be purchased upon exercise of each Warrant; and

            (ii) no change delaying the occurrence of the Effective Date or accelerating the occurrence of the Expiration Date;

shall be effective as to the holder of any Warrant unless consented to in writing by such holder.

      8.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein and in the Securities Purchase Agreement in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by any Purchaser of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Purchasers or any Transferee, regardless of any investigation made at any time by or on behalf of such Purchaser or Transferee. Subject to the preceding sentence, this Agreement and the Warrant Certificates embody the entire agreement and understanding among the Company and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

      8.5 SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. Notwithstanding the foregoing sentence, and other than in a transaction contemplated by Section 4.7, the Company may not assign any of its rights, duties or obligations hereunder or under the Warrants without the prior written consent of all holders of the Warrants then outstanding.

      8.6 NOTICES. All communications hereunder or under the Warrants shall be in

                               Exhibit 1.1(b)-48
writing and shall be delivered either by national overnight courier or by facsimile transmission (confirmed by delivery by national overnight courier sent on the day of the sending of such facsimile transmission), and shall be addressed to the following addresses:

            (a) if to a Purchaser, at its address set forth on Annex 1 to this Agreement, or at such other address as such Purchaser shall have specified to the Company in writing;

            (b) if to any other holder of any Warrant Certificate, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

            (c) if to the Company, at the address set forth on Annex 2 to this Agreement, or at such other address as the Company shall have specified to each holder of Warrants in writing.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

      8.7 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to any holder or holders of Warrant Certificates, the determination of such satisfaction shall, unless specifically required herein in any instance to be "reasonable" or words to similar effect, be made by such Purchasers, holder or holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      8.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      8.10  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

            (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT,

                               Exhibit 1.1(b)-49

      THE WARRANTS OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

            (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT, THE WARRANTS OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                               Exhibit 1.1(b)-50

            (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PURCHASER TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS A SIGNATURE PAGE.]


                               Exhibit 1.1(b)-51

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                          ABLE TELCOM HOLDING CORP.

                                          By:_____________________________
                                             Name:
                                             Title:

                                          JOHN HANCOCK MUTUAL LIFE
                                          INSURANCE COMPANY

                                          By:_____________________________
                                             Name:
                                             Title:

                                          JOHN HANCOCK VARIABLE LIFE
                                          INSURANCE COMPANY

                                          By:_____________________________
                                             Name:
                                             Title:

                                          SIGNATURE 1A (CAYMAN), LTD.

                                          By: John Hancock Mutual Life Insurance
                                                Company, Portfolio Advisor

                                          By:_____________________________
                                             Title:

                                    ANNEX 1
                            ADDRESSES OF PURCHASERS

===============================================================================
PURCHASER NAME              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

===============================================================================
Name in which Warrant       JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
Certificates are Registered

===============================================================================
Warrant Certificate         WR-1: 81,901 Warrants
Registration Numbers;       WR-2: 184,277 Warrants
Number of Warrants

===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company
                            200 Clarendon Street
                            Boston, MA 02117
                            Attn: Marie Mazzulli
                                  Investment Accounting Division T-10

===============================================================================
Other Instructions          Signature Page Format:

                            JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                            By___________________________
                              Name:
                              Title:

===============================================================================
Tax Identification Number   04-1414660

===============================================================================

                                   Annex 1-1

                                    ANNEX 1
                         ADDRESSES OF PURCHASERS (CONT.)

===============================================================================
PURCHASER NAME              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

===============================================================================
Name in which Warrant       JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
Certificate is Registered

===============================================================================
Warrant Certificate         WR-3: 20,475 Warrants
Registration Number;
Number of Warrants

===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company
                            200 Clarendon Street

                            Boston, MA 02117
                            Attn: Marie Mazzulli
                                  Investment Accounting Division T-10

===============================================================================
Other Instructions          Signature Page Format:

                            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                            By___________________________
                              Name:
                              Title:

===============================================================================
Tax Identification Number   04-2664016

===============================================================================


                                   Annex 1-2

                                    ANNEX 1
                         ADDRESSES OF PURCHASERS (CONT.)

===============================================================================
PURCHASER NAME              SIGNATURE 1A (CAYMAN), LTD.

===============================================================================
Name in which Warrant       BARNETT & CO

Certificate is Registered

===============================================================================
Warrant Certificate         WR-4: 122,852 Warrants
Registration Number;
Number of Warrants

===============================================================================
Address for Notices         John Hancock Mutual Life Insurance Company,
                            Portfolio Advisor
                            200 Clarendon Street
                            Boston, MA 02117
                            Attn: George H. Braun
                                  Investment Accounting Division T-10

===============================================================================
Other Instructions          Signature Page Format:

                            SIGNATURE 1A (CAYMAN), LTD.

                            By:  John Hancock Mutual Life Insurance
                                  Company, Portfolio Advisor

                            By___________________________
                              Name:
                              Title:

===============================================================================
Tax Identification Number   None

===============================================================================

                                   Annex 1-3

                                    ANNEX 2
                              ADDRESS OF COMPANY
                      NAME AND ADDRESS OF NOTE REGISTRAR

ADDRESS OF COMPANY FOR NOTICES AND LOCATION OF WARRANT REGISTER:

1601 Forum Place, Suite 1110
West Palm Beach, Florida 33401
Attention:  Gerry W. Hall
            Chief Executive Officer
            and President
            Billy V. Ray, Jr.
            Chief Financial Officer
Telephone:  561-688-0400
Facsimile:  561-688-0455

NAME AND ADDRESS FOR REGISTRAR OF NOTES AND LOCATION OF NOTE REGISTER:

First Union National Bank
Corporate Trust Department
CT 5845
10 State House Square, 2nd Floor
Hartford, Connecticut 06103
Attention:  Ms. Diane Welsh
            Vice President and
            Managing Director
Telephone:  860-247-1353
Facsimile:  860-247-1356

                                   Annex 2-1

                                                                  ATTACHMENT A

                         [FORM OF WARRANT CERTIFICATE]

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT
          IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN
            EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                               WARRANT CERTIFICATE

                            ABLE TELCOM HOLDING CORP.

No. WR-___                                                 __________ Warrants
Date:  ________

PPN: 003712 2* 6

      This Warrant Certificate certifies that ___________________, or registered assigns, is the registered holder of ___________ (________) Warrants. Each Warrant entitles the owner thereof to purchase at any time on or after the Effective Date and on or prior to the Expiration Date, one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share (the "Common Stock"), of ABLE TELCOM HOLDING CORP., a Florida corporation (together with its successors and assigns, the "Company"), at a Purchase Price (subject to adjustment as provided therein) of eight dollars and twenty-five cents ($8.25) per share upon presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement. The number of shares of Common Stock that may be purchased upon exercise of each Warrant and the Purchase Price are the number and the Purchase Price as of the date hereof, and are subject to adjustment as referred to below.

      The Warrants are issued pursuant to the Warrant Agreement (as it may from time to time be amended or supplemented, the "Warrant Agreement"), dated as of January 6, 1998, among the Company and the investors named therein, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

      As provided in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. Except as otherwise set forth in, and subject to, the Warrant Agreement, the Effective Date of this Warrant Certificate is January 6, 1999, and the Expiration Date of this Warrant Certificate is January 6, 2003.

                                 Attachment A-1

      This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time (but not, in the case of any exercise in part, as to a fractional Warrant). If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

      Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise), or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

      THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      WITNESS the signature of a proper officer of the Company as of the date first above written.

                                           -------------------------------------
                                           ABLE TELCOM HOLDING CORP.

                                           By:
                                                Name:
                                                Title:

                                 Attachment A-2

                             [FORM OF ASSIGNMENT]
                  (TO BE EXECUTED BY THE REGISTERED HOLDER IF

           SUCH HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

      FOR  VALUE  RECEIVED,   _______________________________________   hereby
sells, assigns and transfers unto

-------------------------------------------------------------------------------
(Please print name and address of transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

-------------------------------------------------------------------------------

attorney, to transfer the accompanying Warrant Certificate on the books of the Company with full power of substitution.

Dated: ____________________, ________.

                                          [HOLDER]

                                          By________________________________

                                    NOTICE

      The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                 Attachment A-3

                        [FORM OF ELECTION TO PURCHASE]
                  (TO BE EXECUTED BY THE REGISTERED HOLDER IF
           SUCH HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE)

To ABLE TELCOM HOLDING CORP.:

      The ____ undersigned _____ hereby ____ irrevocably ____ elects ____ to ____ exercise ______________________________ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

--------------------------------------------------------------------------------
(Please print name and address.)

-----------------------------------------------------------
(Please insert social security or other identifying number.)

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
(Please print name and address.)

-----------------------------------------------------------
(Please insert social security or other identifying number.)

                                 Attachment A-4

The undersigned is paying the Purchase Price for the shares of Common Stock to be issued on exercise of the foregoing Warrants:

      [ ]   in cash pursuant to Section 2.1(a)(i) of the Warrant Agreement;

      [ ] in Notes (as defined in the Warrant Agreement) pursuant to Section 2.1(a)(ii) of the Warrant Agreement;

      [ ] in cash in the amount of $____________ and a principal amount of Notes equal to $___________ pursuant to Section 2.1 (a)(iii) of the Warrant Agreement; or

      [ ] by net exercise of the Warrants being exercised pursuant to Section 2.1(a)(iv) of the Warrant Agreement.

Dated:  __________________, ______.

                                          [HOLDER]

        By__________________________________

                                    NOTICE

      The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                 Attachment A-5

                                                                EXHIBIT 4.1(A)

                      FORM OF OPINION OF COMPANY COUNSEL

                    [LETTERHEAD OF HOLLAND & KNIGHT LLP]

                                                                [Closing Date]

To each of the Purchasers Listed on Annex 1 hereto

            Re:   ABLE TELCOM HOLDING CORP. C
                  12% SENIOR SUBORDINATED NOTES DUE JANUARY 6, 2005 WARRANTS TO PURCHASE COMMON STOCK

Ladies and Gentlemen:

      Reference is made to the several separate Securities Purchase Agreements (collectively, the "Securities Purchase Agreement"), each dated as of January 6, 1998, between Able Telcom Holding Corp. (the "Company"), a Florida corporation, and each of the Purchasers named therein (the "Purchasers") which provides, among other things, for the issuance and sale by the Company of its 12% Senior Subordinated Notes due January 6, 2005, in the aggregate principal amount of Ten Million Dollars ($10,000,000), together with warrants (the "Warrants") to purchase four hundred nine thousand five hundred five (409,505) shares of the Common Stock, $.001 par value, of the Company (the "Common Stock"). Capitalized terms used herein, and not defined herein, have the respective meanings ascribed to them in the Securities Purchase Agreement or, if not defined therein, in the Note Agreement.

      We have acted as special counsel to the Company and the Subsidiaries in connection with the transactions contemplated by the Securities Purchase Agreement. This opinion is delivered to you pursuant to Section 4.1(a) of the Securities Purchase Agreement. In acting as such counsel, we have examined:

            (a) the Securities Purchase Agreement;

            (b) the Note Agreement;

            (c) the Company's 12% Senior Subordinated Notes due January 6, 2005, dated the date hereof, in the form of Attachment A to the Note Agreement and in the respective principal amounts, registered in the respective names and with the respective registration numbers set forth on Annex 1 to the Securities Purchase Agreement (the "Notes");

                                Exhibit 4.1(a)-1

            (d) the Warrant Agreement;

            (e) the Warrant Certificates, dated the date hereof, in the form of Attachment A to the Warrant Agreement and representing the respective numbers of Warrants, registered in the respective names and with the respective registration numbers set forth on Annex 1 to the Securities Purchase Agreement (the "Warrant Certificates");

            (f) a copy of the certificate of incorporation of the Company, together with all amendments and restatements through and including January 2, 1998, certified by the Secretary of State of the State of Florida (the "Charter");

            (g) copies of the certificates of incorporation or similar charter documents of each of the Subsidiaries;

            (h) the bylaws and minute books of the Company and each of the Subsidiaries;

            (i) a specimen certificate representing shares of the Common Stock;

            (j) the documents executed and delivered by the Company in connection with the transactions contemplated by the Securities Purchase Agreement, the Note Agreement and the Warrant Agreement;

            (k) a letter to Holland & Knight and Hebb & Gitlin from BancAmerica Robertson Stephens describing the manner of the offering of the Notes and the Warrants (the "Offeree Letter"); and

            (l) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

The documents referenced in clause (a) through clause (e), inclusive, above are hereinafter referred to collectively as the "Transaction Documents."

      In rendering our opinion, we have assumed that all signatures (other than signatures of officers and directors of the Company) are genuine, that all documents submitted to us as originals are genuine, that all copies submitted to us conform to the originals, that all natural Persons have legal capacity, and as to documents executed by or on behalf of Persons other than the Company and the Subsidiaries, that each such Person executing documents had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons. We have no actual knowledge of any information that would indicate that our assumptions are invalid.

      In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

                                Exhibit 4.1(a)-2

            (i) warranties and representations as to certain factual matters contained in the Securities Purchase Agreement;

            (ii)  the Offeree Letter; and

            (iii) a Certificate signed by a Senior Officer of the Company.

We have no actual knowledge of any material inaccuracies in any of the facts contained in the documents listed in items (i), (ii), or (iii).

      With respect to our opinions expressed below relating to the valid existence and good standing or active status of the Company and the Domestic Subsidiaries, we have relied, without independent investigation, upon the certificates of good standing or active status issued by the secretary or department of state of the jurisdiction of incorporation.

      Our opinion is based upon the laws of the State of Florida and United States federal law as in effect as of the date of this letter.

      This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. The Bankruptcy and Insolvency Exception, the Equitable Principles Limitation, and the Other Common Qualifications, as such terms are defined in the Accord, apply to the opinion expressed in paragraph 3 below.

      The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified, for purposes of applying the Accord to this opinion, to mean the lawyers in this firm who have given substantive legal attention to representation of the Company in connection with the transactions herein contemplated.

      Based on the foregoing, we are of the following opinions:

      1. Each of the Company and each Domestic Subsidiary is a corporation incorporated, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to carry on its business and own its Property.

      2. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations set forth therein and to offer, issue and sell the Notes and the Warrants in accordance with the provisions of the Securities Purchase Agreement.

      3. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the holders of any class of Capital Stock of the Company being required in respect thereto), has been executed and

                                Exhibit 4.1(a)-3
delivered by duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      4. The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the Warrants by the Company, the issuance and sale of the Common Stock issuable upon exercise of the Warrants, and the performance by the Company of its obligations under the Transaction Documents will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien (other than Liens permitted by the Note Agreement) upon any of their respective Properties pursuant to:

            (a) the articles or certificate of incorporation or bylaws of the Company or any Domestic Subsidiary;

            (b) any applicable statute, rule or regulation to which the Company or any Domestic Subsidiary is subject; or

            (c) any agreement or instrument to which the Company or any Subsidiary is a party or by which any of its respective Properties may be bound and which is listed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 or in any of the Company's Quarterly Reports on Form 10-Q for any quarterly period ending after October 31, 1996 (collectively, the "Material Agreements").

      5. All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities required of the Company have been obtained in connection with the execution and delivery of each of the Transaction Documents, the offer, issuance, sale and delivery of the Notes and the Warrants by the Company and the use of the proceeds thereof.

      6. Under existing law:

            (a) the offering, issuance and sale of the Notes and the Warrants to you under the circumstances contemplated by the Transaction Documents are not subject to the registration requirements of the Securities Act or the "Blue Sky" laws of the State of Florida;

            (b) the Company is not required to qualify an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended; and

            (c) assuming no change in existing law, the issuance and sale of shares of the Common Stock to you upon exercise of the Warrants in compliance with the provisions of the Warrant Agreement and the Warrants do not require registration of such Common Stock under the Securities Act or the "Blue Sky" laws of the State of Florida; provided, however, that we express no opinion regarding the resale by you of any Notes, Warrants or Common Stock.

      7. Neither the issuance of the Notes and the Warrants nor the intended use of the

                                Exhibit 4.1(a)-4
proceeds of the Notes and the Warrants (as set forth in Section 2.18 of the Securities Purchase Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

      8. The Company is not:

            (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

            (b) to our knowledge, a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      9. The Company has reserved for issuance a sufficient number of shares of Common Stock to permit the exercise of all the Warrants. All shares of Common Stock issuable upon exercise of the Warrants, when so issued in compliance with the terms of the Warrants and the Charter, (i) will be duly authorized, validly issued, fully paid and non-assessable, and (ii) will be free of any preemptive rights and free and clear of any Liens created by the Company or any Subsidiary, which rights or Liens arise under the Charter or any Material Agreement (assuming for purposes of this paragraph that the Charter and the Material Agreements have not been amended in any respect since the date of this letter).

      10. The authorized capital stock of the Company consists of:

            (a) Twenty-five million (25,000,000) shares of Common Stock, of which four hundred nine thousand five hundred five (409,505) shares have been reserved for issuance upon exercise of the Warrants; and

            (b) One Million (1,000,000) shares of preferred stock, One Thousand Two Hundred (1,200) shares of which have been designated "Series A Convertible Preferred Stock".

      All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

            (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought;

            (b) the enforceability of certain terms provided in the Transaction Documents may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect, and general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity); and

            (c) rights to indemnification and contribution thereunder may be limited by

                                Exhibit 4.1(a)-5
      applicable law or public policy.

      Our opinions set forth above are rendered as of the date of this letter and we undertake no obligation to amend or update our opinions in the event of changes in the law or the pertinent facts referred to herein.

      We acknowledge that this opinion is being issued at the request of the Company pursuant to Section 4.1(a) of the Securities Purchase Agreement and we agree that you and your successors and assigns may rely hereon in connection with the consummation of the transactions contemplated by the Transaction Documents. We further acknowledge that Hebb & Gitlin may rely on the opinions expressed herein for the sole purpose of rendering their opinion to be rendered pursuant to Section 4.1(b) of the Securities Purchase Agreement.

                                          Very truly yours,

                                Exhibit 4.1(a)-6

                                    ANNEX 1

                                  ADDRESSEES

John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, Massachusetts 02117

John Hancock Variable Life Insurance Company
200 Clarendon Street
Boston, Massachusetts 02117

Signature 1A (Cayman), Ltd.
c/o John Hancock Mutual Life Insurance Company,
Portfolio Advisor
200 Clarendon Street
Boston, Massachusetts 02117

                                Exhibit 4.1(a)-7

                                                                EXHIBIT 4.1(B)

                    FORM OF OPINION OF PURCHASERS' COUNSEL

                         [LETTERHEAD OF HEBB & GITLIN]

                                                                [Closing Date]

To The Persons Named on Annex 1 hereto

            Re:   ABLE TELCOM HOLDING CORP. C
                  12% SENIOR SUBORDINATED NOTES DUE JANUARY 6, 2005 409,505 WARRANTS TO PURCHASE COMMON STOCK

Ladies and Gentlemen:

      Reference is made to the several separate Securities Purchase Agreements (collectively, the "SECURITIES PURCHASE AGREEMENT"), each dated as of January 6, 1998, between Able Telcom Holding Corp. (the "COMPANY"), a Florida corporation, and each of the Purchasers named therein (the "Purchasers") which provides, among other things, for the issuance and sale by the Company of the 12% Senior Subordinated Notes due January 6, 2005 of the Company, in the aggregate principal amount of Ten Million Dollars ($10,000,000), together with four hundred nine thousand five hundred five (409,505) warrants (the "WARRANTS") to purchase shares of the Common Stock, $.001 par value, of the Company (the "COMMON STOCK"). Capitalized terms used herein, and not defined herein, have the respective meanings ascribed to them pursuant to the terms of the Securities Purchase Agreement or, if not defined therein, in the Note Agreement.

      We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Securities Purchase Agreement. This opinion is delivered to you pursuant to Section 4.1(b) of the Securities Purchase Agreement. In acting as such counsel, we have examined:

            (a) the Securities Purchase Agreement;

            (b) the Note Agreement;

            (c) the Company's 12% Senior Subordinated Notes due January 6, 2005, dated the date hereof, in the form of Attachment A to the Note Agreement and in the respective principal amounts, registered in the respective names and with the respective registration numbers set forth on Annex 1 to the Securities Purchase Agreement (the "NOTES");

            (d) the Warrant Agreement;

                                Exhibit 4.1(b)-1

            (e) the Warrant Certificates, dated the date hereof, in the form of Attachment A to the Warrant Agreement and representing the respective numbers of Warrants, registered in the respective names and with the respective registration numbers set forth on Annex 1 to the Securities Purchase Agreement (the "WARRANT CERTIFICATES");

            (f) a certificate of two Senior Officers of the Company, dated the date hereof, as provided for in Section 4.3(a) of the Securities Purchase Agreement;

            (g) a certificate of the Secretary of the Company, dated the date hereof, as provided for in Section 4.3(b) of the Securities Purchase Agreement, attaching as exhibits and certifying as true and correct:

                  (i) a copy of the certificate of incorporation of the Company, together with all amendments and restatements through and including January 2, 1998, certified by the Secretary of State of the State of Florida (the "CHARTER");

                  (ii)  the bylaws of the Company (the "BYLAWS"); and

                  (iii) resolutions of the board of directors of the Company authorizing its participation in the transactions contemplated by the Securities Purchase Agreement;

            (h) the opinion of Holland & Knight, special counsel to the Company, dated the date hereof;

            (i) a letter to Holland & Knight and Hebb & Gitlin from BancAmerica Robertson Stephens describing the manner of the offering of the Notes and the Warrants (the "OFFEREE LETTER"); and

            (j) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

The documents referenced in clause (a) through clause (e), inclusive, above are hereinafter referred to collectively as the "TRANSACTION DOCUMENTS."

      In rendering our opinion, we have assumed that all signatures are genuine, that all documents submitted to us as originals are genuine, that all copies submitted to us conform to the originals, that all natural Persons have legal capacity, and as to documents executed by or on behalf of Persons other than the Company, that each such Person executing documents had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons.

                                Exhibit 4.1(b)-2

      In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

            (i) warranties and representations as to certain factual matters contained in the Securities Purchase Agreement;

            (ii) the Offeree Letter; and

            (iii) said opinion of Holland & Knight with respect to matters governed by the laws of the State of Florida and the due organization, valid existence, good standing or active status and power and authority of, and the authorization, execution and delivery of documents by, the Company (except that we have reviewed the certificate referred to above in clause (g) above and the attachments thereto), and this opinion is subject to the same assumptions and qualifications as are contained in or incorporated into such opinion; based on such investigation as we have deemed appropriate, said opinion is satisfactory in form and scope to us, and, in our opinion, the Purchasers and we are justified in relying thereon.

      Based on the foregoing, we are of the following opinions:

      1. The Company is a corporation incorporated, validly existing and in good standing or active status under the laws of the State of Florida.

      2. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations set forth therein and to offer, issue and sell the Notes and the Warrants in accordance with the provisions of the Securities Purchase Agreement.

      3. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company, has been executed and delivered by duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

      4. The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the Warrants by the Company, the issuance and sale of the Common Stock issuable upon exercise of the Warrants (assuming such exercise took place on the date hereof), and the performance by the Company of its obligations under the Transaction Documents will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien (other than Liens permitted by the Note Agreement) upon any of their respective Properties pursuant to the Charter or the Bylaws.

      5. No consent, approval or authorization of, or designation, declaration, filing, registration, qualification or recordation with, any federal Governmental Authorities of the United States of America or Governmental Authorities of the State of New York is required under the federal laws of the United States of America or the laws of the State of New York on the part of the Company in connection with the execution and delivery of each of the Transaction Documents and the offer, issuance, sale and delivery of the Notes and the

                                Exhibit 4.1(b)-3

Warrants on the date hereof.

      6. Under existing law:

            (a) neither the Notes nor the Warrants are subject to the registration requirements under the Securities Act in connection with the offering and sale of the Notes and the Warrants under the circumstances contemplated by the Transaction Documents;

            (b) the Company is not required to qualify an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended; and

            (c) assuming no change in existing law, the issuance and sale of shares of the Common Stock to you upon exercise of the Warrants in compliance with the provisions of the Warrant Agreement and the Warrants, does not require registration of such Common Stock under the Securities Act; PROVIDED, HOWEVER, that we express no opinion regarding the resale by you of any Notes, Warrants or Common Stock.

      All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

            (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought;

            (b) the enforceability of certain terms provided in the Transaction Documents may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect, and general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity); and

            (c) rights to indemnification and contribution thereunder may be limited by applicable law or public policy.

      Other than in reliance upon the aforementioned opinion of Holland & Knight, we express no opinion as to the law of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

      This opinion is delivered to you pursuant to Section 4.1(b) of the Securities Purchase Agreement. Subsequent holders of the Notes and Warrants may rely on this opinion as if it were addressed to them.

                                          Very truly yours,

                                Exhibit 4.1(b)-4

                                    ANNEX 1

                                  ADDRESSEES

John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, Massachusetts 02117

John Hancock Variable Life Insurance Company
200 Clarendon Street
Boston, Massachusetts 02117

Signature 1A (Cayman), Ltd.
c/o John Hancock Mutual Life Insurance Company,
Portfolio Advisor
200 Clarendon Street
Boston, Massachusetts 02117

                                Exhibit 4.1(b)-5

                                                                EXHIBIT 4.3(A)

                         FORM OF OFFICERS' CERTIFICATE

                           ABLE TELCOM HOLDING CORP.
                            CERTIFICATE OF OFFICERS

      We, [________________] and [_______________], each hereby certify that we are, respectively, the [______________] and the [_____________] of ABLE TELCOM HOLDING CORP., a Florida corporation (the "COMPANY"), and that, as such, we have access to its corporate records and are familiar with the matters herein certified, and we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and further certify (in the name of and on behalf of the Company and not in our individual capacity) that:

      1. This Certificate is being delivered pursuant to Section 4.3(a) of the separate Securities Purchase Agreements (collectively, the "SECURITIES PURCHASE AGREEMENT"), each dated as of January 6, 1998, between the Company and each of the purchasers listed on Annex 1 thereto (collectively, the "PURCHASERS"). The terms used in this Certificate and not defined herein have the respective meanings specified in the Securities Purchase Agreement.

      2. The warranties and representations contained in Section 2 of the Securities Purchase Agreement are true on the date hereof with the same effect as though made on and as of the date hereof.

      3. The Company has performed and complied with all agreements and conditions contained in the Securities Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

      4. [__________________], ____ from [________ __, 199_] (DATE OF
RESOLUTIONS TO SELL PURCHASED SECURITIES) to the date hereof, inclusive, has been and is the duly elected, qualified and acting [Assistant] Secretary of the Company, and the signature appearing on the Certificate of [Assistant] Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his genuine signature.

      IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company on [_________ ___, 199_]. (CLOSING DATE)

                                          ABLE TELCOM HOLDING CORP.

                                          --------------------------------
                                          By:
                                               Name:
                                               Title:

                                Exhibit 4.3(a)-1

                                               Name:
                                               Title:

                                Exhibit 4.3(a)-2

                                                                EXHIBIT 4.3(B)

                        FORM OF SECRETARY'S CERTIFICATE

                           ABLE TELCOM HOLDING CORP.
                     CERTIFICATE OF [ASSISTANT] SECRETARY

      I, [____________], hereby certify that I am the duly elected, qualified and acting [Assistant] Secretary of ABLE TELCOM HOLDING CORP., a Florida corporation (the "COMPANY"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this certificate in the name and on behalf of the Company, and further certify (in the name and on behalf of the Company and not in my individual capacity) as follows:

      1. This certificate is being delivered pursuant to Section 4.3(b) of the separate Securities Purchase Agreements (collectively, the "SECURITIES PURCHASE AGREEMENT"), each dated as of January 6, 1998, between the Company and each of the purchasers listed on Annex 1 thereto (collectively, the "PURCHASERS"). The terms used in this certificate and not defined herein have the respective meanings specified in the Securities Purchase Agreement.

      2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on [_________ __, 199_], (DATE OF RESOLUTIONS TO SELL PURCHASED SECURITIES) and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

      3. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially in the form submitted to and approved by the Board of Directors of the Company as aforementioned:

            (a) the Securities Purchase Agreement;

            (b) the Note Agreement;

            (c) the Notes;

            (d) the Warrant Agreement; and

            (e) the Warrant Certificates.

      4. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of the Company on, and have been in full effect

                                Exhibit 4.3(b)-1
in said form at all times from [_________ __, 199_] (DATE OF RESOLUTIONS TO SELL PURCHASED SECURITIES) to the date hereof, inclusive, without modification or amendment in any respect.

      5. Each of the following named persons is and has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite such person's name from prior to [_________ __, 199_] (DATE OF RESOLUTIONS TO SELL PURCHASED SECURITIES) to the date hereof, inclusive:

                   [List Only Officers Executing Documents]

         Name                 Office                         Signature

                    [Chairman of the Board]     /s/_____________________________

                    [President]                 /s/_____________________________

                    [Vice President]            /s/_____________________________

                    [Director]                  /s/_____________________________

      6. The signature appearing opposite the name of each such person set forth above is such person's genuine signature.

      7. Attached hereto as Attachment C is a Certificate of Good Standing issued with respect to the Company by the Secretary of State of Florida.

      8. Attached hereto as Attachment D is a true, correct and complete copy of the Company's Articles of Incorporation, and each amendment thereto, certified by the Secretary of State of Florida.

      9. Attached hereto as Attachment E is a true, correct and complete specimen certificate representing shares of Common Stock.

      10. There have been no amendments or supplements to, or restatements of, the Company's Articles of Incorporation since [__________ __, 199_]. (DATE PRECEDING DATE OF COPY CERTIFIED BY SEC. OF STATE)

                                Exhibit 4.3(b)-2

      IN WITNESS WHEREOF, I have hereunto set my hand on [________ __, 199_].

(CLOSING DATE)

                                          ABLE TELCOM HOLDING CORP.

                                            [Assistant] Secretary

                               Exhibit 4.3(b)-3

                                 ATTACHMENT A
                           ABLE TELCOM HOLDING CORP.
                              BOARD OF DIRECTORS
                              RESOLUTIONS ADOPTED

      WHEREAS, there has been submitted to this Board a draft of the form of Securities Purchase Agreement (together with all annexes, exhibits and schedules thereto, the "Securities Purchase Agreement"), to be entered into separately by the Company and each of the purchasers listed on Annex 1 thereto (together with any affiliate of any thereof, the "Purchasers") pursuant to which (a) the Purchasers will purchase from the Company the aggregate principal amount of $10,000,000 of the Company's 12% Senior Subordinated Notes due January 6, 2005 (collectively, the "Notes") and (b) the Company will sell and the Purchasers will purchase, subject to the terms and conditions of the Securities Purchase Agreement, four hundred nine thousand five hundred five (409,505) warrants (collectively, the "Warrants") to purchase four hundred nine thousand five hundred five (409,505) shares of the Company's Common Stock, par value $.001 per share (collectively, the "Common Stock");

      WHEREAS, this Board has reviewed in detail and discussed the terms and provisions of the Securities Purchase Agreement, the Note Agreement, including the form of the Note specified therein, and the Warrant Agreement, including the form of the Warrant Certificate specified therein; and

      WHEREAS, on the basis of its review of the Securities Purchase Agreement, the Note Agreement, including the form of the Note specified therein, and the Warrant Agreement, including the form of the Warrant Certificate specified therein, and of the principal terms and provisions of the transactions provided for therein, this Board deems it advisable and in the best interest of the Company that the transactions provided in the Securities Purchase Agreement, the Note Agreement and the Warrant Agreement be consummated substantially in accordance with the provisions of such documents; and

      WHEREAS, terms used in these preambles and resolutions and not herein defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement;

      NOW THEREFORE, BE IT RESOLVED, that the form of, and each of the terms and provisions contained in, the Securities Purchase Agreement, the Note Agreement and the Warrant Agreement are hereby authorized and approved in each and every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Securities Purchase Agreement, the Note Agreement and the Warrant Agreement, including, but not limited to, each specific transaction that is described, authorized and approved in these resolutions, is hereby authorized and approved in each and every respect;

      RESOLVED, that the Company enter into a Securities Purchase Agreement with each of the Purchasers or any affiliate thereof; and that each of the Chairman of the Board, the

                                Exhibit 4.3(b)-4

President, any Vice President, any Director and each other officer of the Company (each an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Securities Purchase Agreement, substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

      RESOLVED, that the Company borrow from the Purchasers an aggregate amount of funds as provided in the Securities Purchase Agreement, such indebtedness to be evidenced by the Notes, in the amounts and upon the terms and conditions provided for in the Securities Purchase Agreement; and that each of the Authorized Officers is hereby severally authorized to execute and deliver the Notes, in the name and on behalf of the Company, substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer or officers executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

      RESOLVED, that the Company enter into a Note Agreement with each of the Purchasers or any affiliate thereof; and that each of the Authorized Officers is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Note Agreement, substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

      RESOLVED, that the Company enter into a Warrant Agreement with each of the Purchasers or any affiliate thereof; and that each of the Authorized Officers is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Warrant Agreement, substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

      RESOLVED, that the Company issue to the Purchasers an aggregate of four hundred nine thousand five hundred five (409,505) Warrants, upon the terms and conditions provided for in the Securities Purchase Agreement and the Warrant Agreement, each Warrant representing the right to purchase initially, upon the terms and subject to the conditions set forth in the Warrant Agreement, one share of Common Stock, subject to adjustment as provided in the Warrant Agreement; that said Warrants shall be evidenced by Warrant Certificates of the Company to be issued to the Purchasers, to be dated the date of issue, and to be substantially in the form attached to the Warrant Agreement as Attachment A; and that each of the Authorized Officers is hereby severally authorized to execute and deliver such Warrant Certificates, in the name and on behalf of the Company, substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

      RESOLVED, that there is hereby reserved, for issuance pursuant to the Warrants, four

                                Exhibit 4.3(b)-5
hundred nine thousand five hundred five (409,505) shares of authorized and unissued Common Stock, which shares shall not be issued for any other purpose; and

      RESOLVED, that the Company will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants; and

      RESOLVED, that this Board hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Company the certificates required by the Securities Purchase Agreement; and

      RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized to do and perform or cause to be done and performed, in the name and on behalf of the Company, all other acts, to pay or cause to be paid, on behalf of the Company, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing Resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing Resolutions, including but not limited to the Securities Purchase Agreement, the Note Agreement, the Notes, the Warrant Agreement and Warrant Certificates; and

      RESOLVED, that any acts of any Authorized Officer of the Company and of any person or persons designated and authorized to act by any Authorized Officer of the Company, which acts would have been authorized by the foregoing Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

      RESOLVED, that each of the Secretary and each Assistant Secretary of the Company is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions under the seal of the Company or otherwise.

                                Exhibit 4.3(b)-6

                                 ATTACHMENT B

                             Bylaws of the Company

[Separately provided by the Company]

                                Exhibit 4.3(b)-7

                                 ATTACHMENT C

                  Certificate of Good Standing of the Company

[Separately provided by the Company]

                                Exhibit 4.3(b)-8

                                 ATTACHMENT D

                   Articles of Incorporation of the Company

[Separately provided by the Company]

                                Exhibit 4.3(b)-9

                                 ATTACHMENT E

                     Specimen Certificate of Common Stock

[Separately provided by the Company]

                               Exhibit 4.3(b)-10